    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1994

                                                       REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                            COMPASS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     6711                    63-0593897
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                             15 SOUTH 20TH STREET
                          BIRMINGHAM, ALABAMA 35233
                                (205) 933-3000
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                           JERRY W. POWELL, ESQUIRE
                               GENERAL COUNSEL
                           COMPASS BANCSHARES, INC.
                             15 SOUTH 20TH STREET
                          BIRMINGHAM, ALABAMA 35233
                                (205) 933-3960
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE,OF AGENT FOR SERVICE)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                        PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF     AMOUNT      MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE        TO BE    OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED         REGISTERED  PER UNIT(2)   OFFERING PRICE     FEE
- -------------------------------------------------------------------------------
Common Stock $2.00 par
 value..................  950,000(1)     $23.50      $22,325,000    $4,465.00

================================================================================
(1) Based upon the maximum number of shares to be issued pursuant to a Merger Agreement between the Registrant and Southwest Bankers, Inc.
(2) Based upon the average of the bid and asked prices of Compass Bancshares, Inc. common stock on October 3, 1994.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                            COMPASS BANCSHARES, INC.

                               ----------------

                             CROSS REFERENCE SHEET

  (PURSUANT TO ITEM 501(B) OF REGULATION S-K AND ITEM 1 OF PART I OF FORM S-4)

                                                   LOCATION OF PROXY STATEMENT/
          S-4 ITEM NUMBER AND HEADING                   PROSPECTUS HEADING
          ---------------------------              ----------------------------
 A.INFORMATION ABOUT THE TRANSACTION

     1. Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus..........................   Forepart of the Registration
                                                 Statement; Outside Front Cover
                                                 Page of Prospectus
     2. Inside Front and Outside Back Cover
         Pages of Prospectus.................   Table of Contents; Available
                                                 Information; Incorporation of
                                                 Certain Documents by Reference;
                                                 Introduction
     3. Risk Factors, Ratio of Earnings to
         Fixed Charges and Other Information.   Introduction; Summary; Risk
                                                 Factors; Selected Financial
                                                 Data; Market Prices; The Merger;
                                                 Supervision and Regulation;
                                                 Index to Consolidated Financial
                                                 Statements of Southwest
     4. Terms of the Transaction.............   Forepart of the Registration
                                                 Statement; Introduction;
                                                 Summary; The Merger; Description
                                                 of Compass Common and Preferred
                                                 Stock; Comparison of Rights of
                                                 Shareholders of Southwest and
                                                 Compass; Information About
                                                 Compass; Appendix I and
                                                 Appendix II
     5. Pro Forma Financial Information......   Not Applicable
     6. Material Contacts with the Company
         Being Acquired......................   Summary--The Merger; Summary--
                                                 Background and Reasons for the
                                                 Merger; Recommendation of Board
                                                 of Directors; The Merger;
                                                 Information About Southwest--
                                                 Certain Transactions
     7. Additional Information Required for
         Reoffering by Persons and Parties
         Deemed to be Underwriters...........   Not applicable
     8. Interests of Named Experts and
         Counsel.............................   Relationships with Independent
                                                 Accountants; Experts; Legal
                                                 Opinions
     9. Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities.........................   Indemnification

                                                   LOCATION OF PROXY STATEMENT/
          S-4 ITEM NUMBER AND HEADING                   PROSPECTUS HEADING
          ---------------------------              ----------------------------
 B.INFORMATION ABOUT THE REGISTRANT

    10. Information with Respect to S-3
         Registrants.........................   Available Information;
                                                 Incorporation of Certain
                                                 Documents by Reference; Summary;
                                                 Selected Financial Data; Market
                                                 Prices; Information About
                                                 Compass
    11. Incorporation of Certain Information
         by Reference........................   Incorporation of Certain
                                                 Documents by Reference;
                                                 Information About Compass
    12. Information with Respect to S-2 or S-
         3 Registrants.......................   Not applicable
    13. Incorporation of Certain Information
         by Reference........................   Not applicable
    14. Information with respect to
         Registrants Other Than S-3 or S-2
         Registrants.........................   Not applicable

 C.INFORMATION ABOUT THE COMPANY BEING
 ACQUIRED

    15. Information with Respect to S-3
         Companies...........................   Not applicable
    16. Information with Respect to S-2 or S-
         3 Companies.........................   Not applicable
    17. Information with Respect to Companies
         Other Than S-2 or S-3 Companies.....   Introduction; Summary; The
                                                 Merger; Selected Financial Data;
                                                 Market Prices; Information About
                                                 Southwest; Comparison of Rights
                                                 of Shareholders of Southwest and
                                                 Central; Index to Consolidated
                                                 Financial Statements of
                                                 Southwest

 D.VOTING AND MANAGEMENT INFORMATION

    18. Information if Proxies, Consents or
         Authorizations are to be Solicited..   The Proxy Card; Incorporation of
                                                 Certain Documents by Reference;
                                                 Introduction; Summary; The
                                                 Merger; Information About
                                                 Compass; Information About
                                                 Southwest; Relationships with
                                                 Independent Accountants;
                                                 Experts; Appendix II
    19. Information if Proxies, Consents or
         Authorizations are not to be
         Solicited, or in an Exchange Offer..   Not applicable

                      [SOUTHWEST BANKERS, INC. LETTERHEAD]

                                OCTOBER  , 1994

Dear Shareholders:

  A special meeting of shareholders (the "Meeting") of Southwest Bankers, Inc. ("Southwest") will be held at 3:00 P.M., San Antonio time, on Monday, December 5, 1994, at The Bank of San Antonio, 660 N. Main in San Antonio, Texas. At the Meeting, Southwest's shareholders will consider and vote to approve, ratify, confirm and adopt an Agreement and Plan of Reorganization pursuant to which it is proposed that Southwest will merge (the "Merger") with and into Compass Bancshares, Inc. ("Compass"), a Delaware corporation. The enclosed Notice of Special Meeting of Shareholders outlines the business to be transacted at the Meeting, and the enclosed Proxy Statement/Prospectus explains the terms of the proposed Merger and provides other information concerning Southwest and Compass. We urge you to read these materials carefully.

  Your Board of Directors believes that the Merger will provide significant value to all Southwest shareholders, and the affiliation of Southwest with Compass through the Merger will enable Southwest to serve its customers and communities better and to compete more effectively with other financial institutions. After the Merger, Southwest's shareholders will own publicly traded stock in Compass, a much larger, more diversified financial institution with a history of paying dividends on its common stock.

  For the Merger to become effective, among other conditions described in the Proxy Statement/ Prospectus, the holders of at least two-thirds (2/3) of the outstanding shares of Southwest's common stock and each class of Southwest's preferred stock must vote in favor of the Merger. THE BOARD OF DIRECTORS OF SOUTHWEST UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER.

  You are cordially invited to attend the Meeting. Your Board of Directors cannot stress strongly enough that the vote of every shareholder, regardless of the number of shares owned, is important. FAILURE TO VOTE BY PROXY OR IN PERSON AT THE MEETING IS EQUIVALENT TO A VOTE AGAINST THE MERGER. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you need assistance in completing your Proxy, please call Stephen M. Dufilho or Brent Given at Southwest at (210) 224-6111.

                                          Very truly yours,

                                          _____________________________________
                                                        President

                            SOUTHWEST BANKERS, INC.

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS

  Notice is hereby given that a Special Meeting of Shareholders ("Meeting") of Southwest Bankers, Inc. ("Southwest") will be held at The Bank of San Antonio, 660 N. Main, in San Antonio, Texas on Monday, December 5, 1994, at 3:00 P.M., San Antonio time, for the following purposes:

    1. To consider and vote upon an Agreement and Plan of Reorganization dated as of June 16, 1994, as amended ("Merger Agreement"), providing for the merger ("Merger") of Southwest with and into Compass Bancshares, Inc. ("Compass"). The terms of the Merger Agreement are described in the attached Proxy Statement/Prospectus, which the Board of Directors of Southwest encourages each Shareholder to review carefully; and

    2. To consider and transact such other business as may properly come before the Meeting or any adjournments thereof.

  The Board of Directors of Southwest has fixed October 18, 1994 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting and any adjournment thereof. Only the holders of shares of Southwest's common stock and preferred stock of record at the close of business on such date are entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN, SINCE FAILURE TO VOTE BY PROXY OR IN PERSON AT THE MEETING IS EQUIVALENT TO A VOTE AGAINST THE MERGER. EVEN IF YOU PLAN TO ATTEND THE MEETING, AND CERTAINLY IF YOU DO NOT, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE PROMPTLY. SUCH PROXY CAN BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, BY FILING A WRITTEN NOTICE OF REVOCATION, OR BY APPEARING IN PERSON AT THE MEETING AND VOTING BY WRITTEN BALLOT.

                                          By Order of the Board of Directors
                                           ofSouthwest Bankers, Inc.

                                          _____________________________________
                                                  Chairman of the Board

San Antonio, Texas
October  , 1994

SOUTHWEST BANKERS, INC.                                COMPASS BANCSHARES, INC.

                          PROXY STATEMENT/PROSPECTUS

  Compass Bancshares, Inc., a Delaware corporation ("Compass"), has filed this Proxy Statement/Prospectus as part of a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to 950,000 shares of Compass $2.00 par value common stock ("Compass Common Stock") to be issued in a proposed transaction whereby Southwest Bankers, Inc., a Texas corporation ("Southwest"), will be merged (the "Merger") with and into Compass.

  This Proxy Statement/Prospectus constitutes the proxy statement of Southwest relating to the solicitation of proxies for use at the special meeting of shareholders of Southwest (the "Meeting") scheduled to be held on Monday, December 5, 1994, at 3:00 P.M., San Antonio time, at The Bank of San Antonio (the "Bank"), 660 N. Main, San Antonio, Texas, and any adjournment thereof. At the Meeting, the shareholders of Southwest will consider and vote upon a proposal to approve, ratify, confirm and adopt an Agreement and Plan of Reorganization, dated as of June 16, 1994, by and between Compass and Southwest, as amended (the "Merger Agreement"), providing for, among other things, the merger of Southwest with and into Compass and, in connection therewith, the receipt by Southwest shareholders (other than dissenting shareholders) of 950,000 shares of Compass Common Stock.

  The Merger Agreement provides for the holders of Southwest's common stock, par value $150 per share ("Southwest Common Stock"), Southwest's Series A Cumulative Convertible Preferred Stock, par value $100 per share (the "Series A Preferred Stock"), and Southwest's Series B Non-Cumulative Convertible Preferred Stock, par value $100 per share (the "Series B Preferred Stock"), issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (the Series A Preferred Stock and the Series B Preferred Stock are collectively referred to as the "Southwest Preferred Stock" and the Southwest Common Stock and the Southwest Preferred Stock are collectively referred to as the "Southwest Stock"), other than dissenting shareholders, to receive aggregate merger consideration (the "Merger Consideration") equal to 950,000 Shares of Compass Common Stock.

  Holders of Southwest Common Stock shall receive for each share of Southwest Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) 950,000 shares of Compass Common Stock to be issued to the holders of Southwest Stock divided by (ii) the sum of (x) the number of shares of Southwest Common Stock outstanding immediately prior to the Effective Time and (y) the deemed number of shares of Southwest Common Stock into which the shares of Southwest Preferred Stock outstanding immediately prior to the Effective Time are convertible (the "Per Share Merger Consideration").

  Holders of Series A Preferred Stock and Series B Preferred Stock shall receive for each share of Series A Preferred Stock and Series B Preferred Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) the Per Share Merger Consideration, multiplied by (ii) the deemed number of shares of Southwest Common Stock into which each such share of Series A Preferred Stock and Series B Preferred Stock so held is convertible.

  Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the average closing price for Compass Common Stock as reported by the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System ("NASDAQ") National Market System for the thirty days of trading of Compass Common Stock immediately preceding the tenth business day prior to the first business day following the later of (i) the receipt of required regulatory approvals from the Federal Deposit Insurance Corporation and the Federal Reserve Board and the expiration of any applicable waiting period with respect thereto and (ii) the approval of the Merger by Southwest's shareholders.

  SEE "SUMMARY--THE MERGER"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER-- GENERAL"; "THE MERGER--DISSENTERS' APPRAISAL RIGHTS"; APPENDIX I; AND APPENDIX II.

  Consummation of the Merger is subject to the receipt of required governmental approvals, the approval of the holders of Southwest Stock and certain other conditions, all as more fully described in this Proxy Statement/Prospectus. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

  This Proxy Statement/Prospectus also constitutes the prospectus of Compass with respect to shares of Compass Common Stock to be issued to the holders of Southwest Stock in the Merger; however, it does not cover resales of shares of Compass Common Stock upon consummation of the proposed reorganization, and no person is authorized to use this Proxy Statement/Prospectus in connection with any such resale.

  This Proxy Statement/Prospectus is first being mailed or delivered to Southwest shareholders on or about October , 1994.

  Compass Common Stock is publicly traded in the over-the-counter market and
quoted on the NASDAQ National Market System. On        , 1994, the last
reported sale price per share of Compass Common Stock was $   . No active
public trading market exists for Southwest Stock.

THE SECURITIES OF COMPASS BANCSHARES, INC. OFFERED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  All information concerning Compass has been furnished by Compass, and all information regarding Southwest and the Bank has been furnished by Southwest.

SOUTHWEST SHAREHOLDERS ARE URGED TO REVIEW AND CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "RISK FACTORS".

        The date of this Proxy Statement/Prospectus is October  , 1994.

                           PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................
INTRODUCTION..............................................................
SUMMARY...................................................................
 Parties to the Merger....................................................
 The Merger...............................................................
 Reasons for the Merger; Recommendation of Board of Directors.............
 The Meeting..............................................................
 Record Date..............................................................
 Shareholder Votes Required...............................................
 Dissenters' Rights.......................................................
 Conditions to Consummation and Regulatory Approvals; Termination.........
 Federal Income Tax Consequences..........................................
 Accounting Treatment.....................................................
RISK FACTORS..............................................................
SELECTED FINANCIAL DATA...................................................
MARKET PRICES.............................................................
THE MERGER................................................................
 General..................................................................
 Background and Reasons for the Merger....................................
 Operations After the Merger..............................................
 Other Terms and Conditions...............................................
 Additional Agreements....................................................
 Business Pending Effective Time..........................................
 Amendment; Termination...................................................
 Exchange of Shares.......................................................
 Dissenters' Appraisal Rights.............................................
 Federal Income Tax Consequences..........................................
 Government Approvals.....................................................
 Accounting Treatment.....................................................
SUPERVISION AND REGULATION................................................
 General..................................................................
 Compass and Compass of Texas.............................................
 The Subsidiary Banks.....................................................
 Implications of Being a Savings and Loan Holding Company.................
 Other....................................................................
DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK.........................
 Compass Common Stock.....................................................
 Dividends................................................................
 Preemptive Rights........................................................
 Voting Rights............................................................
 Liquidation..............................................................
 Compass Preferred Stock..................................................
COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS.............
 Charter and By-Law Provisions Affecting Southwest and Compass Stock......
 Certain Differences Between the Corporation Law of Texas and Delaware and
  Corresponding Charter and By-Law Provisions.............................
 Mergers..................................................................
 Appraisal Rights.........................................................

                                                                           PAGE
                                                                           ----
 Special Meetings........................................................
 Actions Without a Meeting...............................................
 Election of Directors...................................................
 Voting on Other Matters.................................................
 Preemptive Rights.......................................................
 Dividends...............................................................
 Liquidation Rights......................................................
 Redemption..............................................................
 Limitation of Liability and Indemnification.............................
 Removal of Directors....................................................
 Inspection of Books and Records.........................................
 Antitakeover Provisions.................................................
RESALE OF COMPASS STOCK..................................................
INFORMATION ABOUT COMPASS................................................
 Incorporation of Certain Documents by Reference.........................
 Interests of Certain Persons............................................
INFORMATION ABOUT SOUTHWEST..............................................
 General.................................................................
 Competition.............................................................
 Legal Proceedings.......................................................
 Regulatory Commitments..................................................
 Market Price and Dividends..............................................
 Security Ownership of Management and Principal Shareholders.............
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS OF SOUTHWEST..............................................
 Results of Operations...................................................
 General.................................................................
 Net Interest Income.....................................................
 Provision for Possible Loan Losses......................................
 Non-Interest Income.....................................................
 Operating Expenses......................................................
 Federal Income Taxes....................................................
 Capital Resources, Liquidity and Financial Condition....................
 Capital Resources.......................................................
 Note Payable............................................................
 Liquidity...............................................................
 Interest Rate Sensitivity...............................................
 Securities..............................................................
 Deposits................................................................
 Loans...................................................................
 Allowance for Loan Losses and Risk Elements.............................
 Non-Accrual, Past Due, and Restructured Loans...........................
 Return on Equity and Assets.............................................
RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS...............................
EXPERTS..................................................................
LEGAL OPINIONS...........................................................
INDEMNIFICATION..........................................................
OTHER MATTERS............................................................
INDEX TO FINANCIAL STATEMENTS OF SOUTHWEST BANKERS, INC.
APPENDIX I--MERGER AGREEMENT, AS AMENDED
APPENDIX II--DISSENTERS' RIGHTS OF APPRAISAL

                             AVAILABLE INFORMATION

  Compass has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 under the Securities Act, for the registration of the Compass Common Stock to be issued and exchanged in the proposed Merger. This Proxy Statement/Prospectus was filed as a part of the Registration Statement.

  This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement as certain parts are permitted to be omitted by the rules and regulations of the Commission. For further information pertaining to Compass, Compass Common Stock, and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at, and copies of which may be obtained by mail from, the Public Reference Branch of the Commission referred to below.

  Compass is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the public reference facilities in the New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048, and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS CONCERNING COMPASS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE TO EACH BENEFICIAL OWNER OF SOUTHWEST STOCK WITHOUT CHARGE UPON REQUEST FROM THE CONTROLLER OF COMPASS AT 15 SOUTH 20TH STREET, BIRMINGHAM, ALABAMA 35233 (TELEPHONE NO. 205-558-5740). IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY      , 1994.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by Compass with the Commission are incorporated herein by reference:

    (i) Compass' Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-6032);

    (ii) Compass' Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 0-6032);

    (iii) Compass' Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (File No. 0-6032);

    (iv) Compass' Proxy Statement dated March 27, 1994, relating to its annual meeting of shareholders held on May 16, 1994 (File No. 0-6032); and

    (v) The description of Compass Common Stock contained in its Proxy Statement dated April 16, 1982, relating to its Annual Meeting held May 17, 1982 (File No. 0-6032).

  All documents filed by Compass pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting to which this Proxy Statement/Prospectus relates are incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement/Prospectus, shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

  No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Compass, Southwest, or their respective affiliates. This Proxy Statement/Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, any securities other than the Compass Common Stock offered hereby, nor does it constitute an offer to exchange or sell or a solicitation of an offer to exchange or purchase such securities in any state or other jurisdiction to any person to whom such an offer or solicitation would be unlawful.

  Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder, shall under any circumstances, create any implication that there has been no change in the affairs of Compass, Southwest, the Bank, or their respective affiliates since the date of this Proxy Statement/Prospectus.

                           PROXY STATEMENT/PROSPECTUS

                                  INTRODUCTION

  This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Southwest Bankers, Inc. ("Southwest"), San Antonio, Texas, for use at the special meeting of Southwest shareholders to be held at the time and place set forth in the foregoing notice and at any adjournments thereof (the "Meeting"). This is also a Prospectus for the shares of Compass Bancshares, Inc. ("Compass") $2.00 par value common stock ("Compass Common Stock") to be issued in the merger ("Merger") of Southwest with and into Compass.

  The following proposals will be considered and voted upon at the Meeting:

    (1) To approve, ratify, confirm and adopt an Agreement and Plan of Reorganization, dated as of June 16, 1994, by and between Compass and Southwest, as amended (the "Merger Agreement"), pursuant to which Southwest will be merged with and into Compass (the "Merger"); and

    (2) To consider and transact such other business as may properly come before the Meeting.

  The Board of Directors of Southwest has fixed October 18, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof (the "Record Date"). As of such date, Southwest had (i) 10,000 shares of Southwest Common Stock, $150.00 par value per share, authorized, of which 1,326 shares were issued and outstanding, (ii) 15,000 shares of Series A Preferred Stock, par value $100.00 per share, authorized, all of which were issued and outstanding, and (iii) 21,550 shares of Series B Preferred Stock, par value $100.00 per share, authorized, all of which were issued and outstanding. Holders of Series A Preferred Stock are entitled to preferred cumulative dividends of $10.00 per share per annum. Holders of Series B Preferred Stock are entitled to non-cumulative dividends of $10.00 per share per annum. Series A Preferred Stock is convertible, upon the affirmative vote of the holders of at least two-thirds ( 2/3) of the then outstanding shares of Series A Preferred Stock, into Southwest Common Stock at a rate of .06504 shares of Southwest Common Stock for each share of Series A Preferred Stock held. Series B Preferred Stock is convertible, upon the affirmative vote of the holders of at least two-thirds ( 2/3) of the then outstanding shares of Series B Preferred Stock, into shares of Southwest Common Stock at a rate of .074074 shares of Southwest Common Stock for each share of Series B Preferred Stock held.

  As of the Record Date, the Southwest Common Stock was held by 23 holders of record, the Series A Preferred Stock was held by 15 holders of record, and the Series B Preferred Stock was held by 15 holders of record. Each share of Southwest Stock entitles the holder of record on the Record Date to one vote as to the Merger. Each share of Southwest Common Stock entitles the holder of record on the Record Date to one vote as to any other proposal to be voted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Southwest Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of at least two-thirds ( 2/3) of the outstanding shares of Southwest Common Stock, two-thirds of the outstanding shares of Series A Preferred Stock, and two-thirds of the outstanding shares of Series B Preferred Stock is required for approval of the Merger. SOUTHWEST'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER. SEE "SUMMARY--RECORD DATE"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--GENERAL"; "THE MERGER-- OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

  Certain holders of Southwest Stock have agreed, pursuant to a Voting Agreement and Irrevocable Proxy (the "Voting Agreement"), to vote all of their shares of Southwest Stock in favor of the Merger, provided that the closing price for Compass Common Stock, as quoted in the NASDAQ National Market System, on the trading day immediately preceding the date of the Meeting is not less than $23.25 per share. Of the 1,326 shares of Southwest Common Stock, 15,000 shares of Series A Preferred Stock and 21,550 shares of Series B Preferred Stock currently outstanding, 887, or 66.9%, of the Southwest Common Stock, 11,845, or 79.0%,
of the Series A Preferred Stock, and 17,018, or 79.0%, of the Series B Preferred Stock are subject to the Voting Agreement. SUBJECT TO THE CONDITIONS DESCRIBED ABOVE, BECAUSE THE HOLDERS OF THE SHARES OF SOUTHWEST STOCK SUBJECT TO THE VOTING AGREEMENT CONTROL, WITH THE POWER TO VOTE, OVER TWO-THIRDS OF THE SHARES OF EACH CLASS OF SOUTHWEST STOCK ISSUED AND OUTSTANDING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE SOUTHWEST SHAREHOLDERS. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--GENERAL"; AND "THE MERGER--ADDITIONAL AGREEMENTS".

  Proxies in the form enclosed are solicited by Southwest's Board of Directors. Any such proxy, if received in time for voting and not revoked, will be voted at the Meeting in accordance with the shareholder's instructions. If no instructions are given on the proxy, the proxy will be voted in favor of the Merger. Failure to submit a proxy or vote at the Meeting will have the same effect as a vote against the Merger. At present, Southwest's Board of Directors knows of no other matters to be presented at the Meeting, but if other matters are properly presented, the persons named in the proxy will vote or refrain from voting in accordance with Southwest's Board of Directors' recommendation pursuant to the discretionary authority conferred, if any, by the proxy. SEE "OTHER MATTERS"; "THE MERGER--DISSENTERS' APPRAISAL RIGHTS"; AND APPENDIX II.

  A proxy may be revoked at any time prior to its exercise by filing, at Southwest's principal office, a duly executed proxy bearing a later date or a written notice revoking such proxy. Any shareholder entitled to vote at the Meeting may attend the Meeting and vote in person by written ballot on any matter presented for a vote at such Meeting, whether or not such shareholder has given a proxy previously, and such action will constitute a revocation of any prior proxy.

  Proxies will be solicited initially by mail, and may also be solicited personally, by telephone, facsimile transmission or other means by the directors, officers and employees of Southwest and its affiliates, with no special or extra compensation therefor, although such officers, directors and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for the forwarding of soliciting materials to the beneficial owners of Southwest Stock held of record by such persons, and Southwest may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur in that connection. Expenses incurred in connection with the Merger, including those attributable to the solicitation of proxies, will be paid by the party to the Merger Agreement incurring the expense.

  Brokerage firms, banks, nominees, fiduciaries and other custodians are requested to forward these proxy materials to the beneficial owners of Southwest Stock held of record by them, and Southwest will reimburse them, upon request, for their reasonable expenses in connection with such mailing or other communications with such beneficial owners.

  Compass' principal executive offices are located at 15 South 20th Street, Birmingham, Alabama 35233; telephone number (205)933-3000. Southwest's principal executive offices are located at 660 North Main Avenue, San Antonio, Texas 78205; telephone number (210)224-6111.

                                    SUMMARY

  The following is a brief summary of certain information relating to the Merger contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to describe all material information relating to the Merger and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated by reference. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus and the related documents.

PARTIES TO THE MERGER

  Compass is a Delaware corporation which was organized in 1970. It is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended ("BHC Act"). Substantially all of Compass' revenues are derived from its subsidiaries, which are primarily banks located in Alabama, Texas and Florida.

  Compass owns Compass Bank ("Compass Bank"), a state bank headquartered in Birmingham, Alabama, Central Bank of the South, a state bank headquartered in Anniston, Alabama, Compass Bank, N.A., a national bank headquartered in Pensacola, Florida, and Compass Bank, a federal savings bank headquartered in Jacksonville, Florida. These wholly owned banking subsidiaries conduct a general, full-service commercial and consumer banking business through 90 banking offices located in 47 communities in Alabama and 29 banking offices in Florida. Compass Bank also is engaged in the investment, trust and equipment leasing businesses, and other bank operating activities.

  Compass Banks of Texas, Inc., a Delaware corporation ("Compass of Texas"), is a wholly owned subsidiary of Compass. Compass of Texas and its wholly owned subsidiary, Compass Bancorporation of Texas, Inc., a Delaware corporation ("Compass Bancorporation"), are bank holding companies registered with the Federal Reserve under the BHC Act. Compass Bancorporation owns Compass Bank-Houston in Houston, Texas ("Compass Bank-Houston"), Compass Bank-Dallas in Dallas, Texas ("Compass Bank-Dallas"), River Oaks Trust Company, a trust company located in Houston, Texas ("River Oaks Trust Company"), and Compass Bancshares Management, Inc., a Texas corporation ("Compass Management"). Compass Management provides management services to affiliated banks. These wholly owned commercial bank subsidiaries conduct a general, full service commercial and consumer banking business through approximately 16 banking offices in Houston, Texas and 21 banking offices in Dallas, Texas.

  During 1991, Compass acquired the River Oaks Bank and River Oaks Trust Company, Plaza National Bank, Bank of Las Colinas, N.A., Gleneagles National Bank, Promenade Bancshares, Inc., Ameriway National Bank, as well as certain other assets and deposits. During 1992, Compass acquired Interstate Bancshares, Inc., located in Houston, Texas, City National Bancshares, Inc., located in Carrollton, Texas, and FWNB Bancshares, Inc., located in Plano, Texas. During 1993, Compass acquired Cornerstone Bancshares, Inc., located in Dallas, Texas, Spring National Bank located in Spring, Texas, East Plano National Bank, located in Plano, Texas, The Peoples Holding Company, Inc. and its wholly owned subsidiary, Liberty Bank of Fort Walton Beach, both of which are located in Fort Walton Beach, Florida, and First Federal Savings Bank of Northwest Florida, located in Fort Walton Beach, Florida. Thus far in 1994, Compass has acquired 1st Performance National Bank of Jacksonville, Florida, a wholly owned subsidiary of Resource Bancshares Corporation of Columbia, South Carolina, Security Bank, National Association, located in Houston, Texas, three banking offices of Anchor Savings Bank, F.S.B., located in Jacksonville, Florida, and approximately $885 million in deposits, 22 banking offices and certain other assets of First Heights Bank, located in Houston, Texas. Acquisitions pending include the Merger and the acquisition of The American Bank Corporation of the South and its bank subsidiary, The American Bank of the South, located in Merritt Island, Florida, which has assets of approximately $190 million.

  On June 30, 1994, Compass and its subsidiaries had consolidated assets of $7.8 billion, consolidated deposits of $6.0 billion, and total shareholders' equity of $569 million. Of Compass' $7.8 billion of consolidated assets, approximately $5.2 billion are held in Alabama, $2.0 billion are held in Texas, and $549 million are held in Florida. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SELECTED FINANCIAL DATA"; AND "INFORMATION ABOUT COMPASS".

  Southwest is a Texas corporation which was organized in 1984. It is a bank holding company registered with the Federal Reserve under the BHC Act. Southwest's principal assets consist of cash and all of the issued and outstanding capital stock of Bank Asset Management Corporation, a Delaware corporation ("BAMC"), which owns all of the issued and outstanding capital stock of The Bank of San Antonio (the "Bank"). The Bank is a Texas state bank organized in 1918.

  On June 30, 1994, Southwest had consolidated total assets of approximately $135 million, consolidated total deposits of approximately $120 million, and total shareholders' equity of $10 million. SEE "SELECTED FINANCIAL DATA"; "INFORMATION ABOUT SOUTHWEST"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SOUTHWEST"; AND INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF SOUTHWEST.

THE MERGER

  As of the Record Date, there were 1,326 shares of Southwest Common Stock issued and outstanding, 15,000 shares of Series A Preferred Stock issued and outstanding, and 21,550 shares of Series B Preferred Stock issued and outstanding.

  The Merger Agreement provides for the merger of Southwest with and into Compass and for the receipt by Southwest shareholders (other than dissenting shareholders) of a total Merger Consideration of 950,000 shares of Compass Common Stock, reduced by the number of shares that would otherwise be issued to dissenting shareholders.

  Holders of Southwest Common Stock shall receive for each share of Southwest Common Stock held at the effective time of the Merger (the "Effective Time") a number of shares of Compass Common Stock equal to (i) 950,000 shares of Compass Common Stock to be issued to the holders of Southwest Stock divided by (ii) the sum of (x) the number of shares of Southwest Common Stock outstanding immediately prior to the Effective Time and (y) the deemed number of shares of Southwest Common Stock into which the shares of Southwest Preferred Stock outstanding immediately prior to the Effective Time are convertible (the "Per Share Merger Consideration").

  Holders of Series A Preferred Stock and Series B Preferred Stock shall receive for each share of Series A Preferred Stock and Series B Preferred Stock held at the Effective Time a number of shares of Compass Common Stock equal to
(i) the Per Share Merger Consideration, multiplied by (ii) the deemed number of shares of Southwest Common Stock into which each such share of Series A Preferred Stock and Series B Preferred Stock so held is convertible.

  Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the average closing price for Compass Common Stock as reported by the NASDAQ National Market System for the thirty days of trading of Compass Common Stock immediately preceding the tenth business day prior to the first business day following the later of (i) the receipt of required regulatory approvals from the Federal Deposit Insurance Corporation ("FDIC") and the Federal Reserve and the expiration of any applicable waiting period with respect thereto and (ii) the approval of the Merger by Southwest's shareholders.

  The Merger Agreement also provides that the number of shares of Compass Common Stock to be received by Southwest shareholders in the Merger will be adjusted to give effect to any stock splits with respect to Compass Common Stock occurring between the date of execution of the Merger Agreement and the Effective Time. SEE "INTRODUCTION"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--GENERAL"; "THE MERGER--DISSENTERS' APPRAISAL RIGHTS"; APPENDIX I; AND APPENDIX II.

  Compass will be the surviving entity in the Merger, and the officers and directors of Compass will continue to be the officers and directors of Compass after the Merger. Compass intends that certain of the Bank's personnel will remain following the Merger. SEE "THE MERGER--GENERAL"; AND "INFORMATION ABOUT SOUTHWEST".

  As of the Record Date, there were 1,326 shares of Southwest Common Stock issued and outstanding, 15,000 shares of Series A Preferred Stock issued and outstanding, and 21,550 shares of Series B Preferred Stock issued and outstanding. Assuming that the number of shares of each of these classes of Southwest Stock which are issued and outstanding as of the Effective Time does not change, each holder of Southwest Common Stock will be entitled to receive
243.72 shares of Compass Common Stock for each share of Southwest Common Stock held, each holder of Series A Preferred Stock will be entitled to receive 15.85 shares of Compass Common Stock for each share of Series A Preferred Stock held, and each holder of Series B Preferred Stock will be entitled to receive 18.05 shares of Compass Common Stock for each share of Series B Preferred Stock held (except, in each case, for shareholders choosing to exercise their dissenters' rights). SEE "INTRODUCTION"; "THE MERGER--GENERAL"; AND APPENDIX I. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; AND "THE MERGER--BACKGROUND AND REASONS FOR THE MERGER".

REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS

  Consummation of the Merger offers the holders of Southwest Stock the opportunity to acquire an equity interest in a larger, more diversified financial institution, which is interested in expanding its operations in Texas, but which is not dependent solely upon the economic conditions of the San Antonio metropolitan area or Texas. Compass Common Stock is publicly traded and has a history of paying dividends. Southwest's Board of Directors anticipates that the Merger will expand the banking products and services offered to Southwest's customers and community and will enable Southwest's facilities to compete more effectively among banks and non-bank financial institutions. As part of a much larger holding company system, Southwest's facilities will be provided with specialized staff resources in accounting, auditing, investment, trust management, loan review, marketing, data processing and electronic funds transfer services.

  The Merger Agreement was the result of arm's-length negotiations between representatives of Southwest and Compass. Subject to the shareholders of Southwest receiving Merger Consideration with a market value (as determined in accordance with the Merger Agreement) of at least $22,087,500.00, Southwest's Board of Directors believes the Merger to be in the best interests of Southwest's shareholders. Southwest's Board of Directors, however, has not addressed, and is not expressing any opinion regarding, whether the receipt of Merger Consideration in an amount less than $23.25 per share is in the best interest of Southwest's shareholders. Moreover, no investment banking firm's opinion was sought or obtained by any party with respect to the fairness, from a financial point of view, of the Merger to any party or its shareholders. SOUTHWEST'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SOUTHWEST SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER and has authorized consummation thereof subject to approval of the Southwest shareholders and the satisfaction of certain other conditions. SEE "INTRODUCTION"; "SUMMARY--PARTIES TO THE MERGER"; "SUMMARY--THE MERGER"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "THE MERGER--BACKGROUND AND REASONS FOR THE MERGER"; "THE MERGER--OTHER TERMS AND CONDITIONS"; "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS"; "INFORMATION ABOUT COMPASS"; AND "INFORMATION ABOUT SOUTHWEST".

THE MEETING

  The Meeting will be held on Monday, December 5, 1994, at 3:00 P.M., San Antonio time, at the Bank, 660 N. Main, in San Antonio, Texas for purposes of
(i) consideration of the approval and adoption of the Merger Agreement; and
(ii) transacting such other business as may properly come before the Meeting.

RECORD DATE

  The Record Date has been set by Southwest's Board of Directors as the close of business on October 18, 1994. Only holders of Southwest Stock as of such date will be entitled to vote at the Meeting. SEE "INTRODUCTION".

SHAREHOLDER VOTES REQUIRED

  The Merger must be approved by the affirmative vote of the holders of at least two-thirds of the shares of the Southwest Common Stock, two-thirds of the shares of Series A Preferred Stock, and two-thirds of the shares of Series B Preferred Stock issued and outstanding and entitled to vote at the Meeting.

  Certain holders of the Southwest Stock have agreed, pursuant to the Voting Agreement, to vote all of their shares of Southwest Stock in favor of the Merger, provided that the closing price for Compass Common Stock, as quoted on the NASDAQ National Market System, on the trading day immediately preceding the date of the Meeting is not less than $23.25 per share. Of the 1,326 shares of Southwest Common Stock, 15,000 shares of Series A Preferred Stock and 21,550 shares of Series B Preferred Stock currently outstanding, 887 shares, or 66.9%, of the Southwest Common Stock, and 11,845 shares, or 79.0%, of the Series A Preferred Stock, and 17,018 shares, or 79.0%, of the Series B Preferred Stock are subject to the Voting Agreement. SUBJECT TO THE CONDITIONS DESCRIBED ABOVE, BECAUSE THE HOLDERS OF THE SHARES OF SOUTHWEST STOCK WHICH ARE SUBJECT TO THE VOTING AGREEMENT CONTROL, WITH THE POWER TO VOTE, OVER TWO-THIRDS OF THE SHARES OF EACH CLASS OF SOUTHWEST STOCK ISSUED AND OUTSTANDING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE SOUTHWEST SHAREHOLDERS. SEE "INTRODUCTION"; "THE MERGER--GENERAL" AND "THE MERGER--ADDITIONAL AGREEMENTS."

  Subject to the satisfaction or waiver of all of the conditions to Compass' obligations to effect the Merger, Compass has approved the Merger Agreement in the manner prescribed by the General Corporation Law of the State of Delaware ("GCL"). SEE "THE MERGER--GENERAL".

DISSENTERS' RIGHTS

  Holders of Southwest Stock who timely object to the Merger, and who otherwise comply with the provisions of the Texas Business Corporation Act ("TBCA"), will be entitled to exercise dissenters' rights. SEE "THE MERGER--DISSENTERS' APPRAISAL RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS--APPRAISAL RIGHTS"; AND APPENDIX II.

CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION

  Consummation of the Merger is subject to approval of the Merger by the shareholders of Southwest, receipt of certain required regulatory approvals from the Federal Reserve under the BHC Act, and the satisfaction or waiver of a number of other conditions. SEE "THE MERGER--OTHER TERMS AND CONDITIONS". A formal application has been filed with the Federal Reserve under the BHC Act with respect to the Merger, and a separate agreement has been filed with the Banking Commissioner of Texas (the "Commissioner") to acquire the Bank. It is expected that the necessary approvals will be received with respect to the Merger. SEE "THE MERGER--GOVERNMENTAL APPROVALS" AND "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES".

  A formal application has been filed with the Federal Reserve under the BHC Act, and following Federal Reserve approval, the United States Department of Justice ("Justice Department"), under the BHC Act, has thirty (30) days in which to bring action opposing the Merger under the antitrust laws, which action would stay the approval of the transaction unless otherwise ordered by an appropriate judicial authority. No Justice Department objection or adverse action is anticipated.

  The respective boards of directors of Compass and Southwest may terminate the Merger Agreement as a result of, among other things, the failure of any of the several conditions to each of their respective obligations to close, or the failure of the Merger to become effective on or before March 16, 1995, or such later date agreed to in writing by Compass and Southwest. SEE "THE MERGER-- OTHER TERMS AND CONDITIONS"; "THE MERGER--BUSINESS PENDING EFFECTIVE TIME"; "THE MERGER--AMENDMENT; TERMINATION"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.

FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), special counsel to Compass, based upon certain representations and assumptions, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, as a result of such qualification, no gain or loss will be recognized by holders of Southwest Stock for federal income tax purposes upon receipt of Compass Common Stock in accordance with the Merger Agreement. Any gain attributable to cash received by holders of Southwest Stock in lieu of fractional shares of Compass Common Stock will be taxed as ordinary income (loss) or capital gain (loss) depending upon each shareholder's situation. Those shareholders who receive cash upon exercise of their dissenters' rights will recognize gain or loss for federal income tax purposes which may be ordinary income (loss) or capital gain (loss) depending upon each shareholder's situation. No information is provided herein with respect to the tax consequences, if any, of the Merger to shareholders under any state, local or foreign tax laws. SOUTHWEST SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO ALL TAX CONSEQUENCES OF THE MERGER AFFECTING THEM. SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES".

  Compass and the holders of Southwest Stock expect to receive a legal opinion from Liddell, Sapp at the closing of the transaction contemplated by the Merger Agreement (the "Closing") that the Merger will qualify as a reorganization under Section 368(a) of the Code in satisfaction of a condition to consummation of the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS" AND "LEGAL OPINIONS".

ACCOUNTING TREATMENT

  Compass will account for the Merger under the pooling-of-interests method for financial reporting and all other purposes. SEE "THE MERGER--ACCOUNTING TREATMENT".

                                  RISK FACTORS

  Southwest shareholders currently control Southwest through their ability to elect the Board of Directors and vote on various matters affecting Southwest. The Merger will transfer control of Southwest from Southwest's shareholders to Compass, and the former offices of Southwest are expected to eventually become branches of Compass Bank-Houston. As of the Effective Time, the shareholders of Southwest will become shareholders of Compass, a multi-bank holding company. As a result of the Merger, the former shareholders of Southwest will no longer have the ability to control or influence the management policies of Southwest's operations, and as shareholders of Compass their ability to influence the management policies of Compass will be limited due to the fact that they will hold a relatively small percentage of the voting stock of Compass.

  Compass' banking subsidiaries compete with other banking institutions on the basis of service, convenience and, to some extent, price. Due in part to both regulatory changes and consumer demands, banks have experienced increased competition from other financial entities offering similar products. Competition from both bank and non-bank organizations is expected to continue. SEE "INFORMATION ABOUT SOUTHWEST--COMPETITION".

  In addition, general economic conditions impact the banking industry. The credit quality of Compass' loan portfolio necessarily reflects, among other things, the general economic conditions in the areas in which it conducts its business. The continued financial success of Compass and its subsidiaries depends somewhat on facts which are beyond Compass' control, including national and local economic conditions, the supply and demand for investable funds, interest rates and federal, state and local laws affecting these matters. Any substantial deterioration in any of the foregoing conditions could have a material adverse effect on Compass' financial condition and results of operations, which, in all likelihood, would adversely affect the market price of Compass common Stock. SEE "MARKET PRICES".

  Compass' Restated Certificate of Incorporation, as amended (the "Certificate"), and By-Laws contain several provisions which may make Compass a less attractive target for acquisition by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Southwest's Articles of Association and By-Laws do not contain similar restrictions, although shareholder actions without a meeting require unanimous written consent. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS--CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS COMMON STOCK".

  SEE "SUPERVISION AND REGULATION" for a description of the regulatory considerations relating to the ownership of Compass Common Stock.

                            SELECTED FINANCIAL DATA

  The following table, except for the lines designated as pro forma, summarizes certain unaudited consolidated historical financial data of Compass, and certain unaudited consolidated historical financial data of Southwest. The table also summarizes, where indicated, certain pro forma financial data for Compass, giving effect to the acquisition of Southwest and the Bank assuming that the Merger had been effective at the beginning of 1989. The historical data of Compass as of and for the years ended December 31, 1993, 1992, 1991, 1990 and 1989 has been restated to reflect the May, 1994 acquisition of Security Bank, N.A., which was accounted for under the pooling-of-interest method of accounting. The historical data of Southwest as of and for the years ended December 31, 1993, 1992, 1991, 1990 and 1989 are derived from the audited consolidated financial statements of Southwest. The pro forma income information is not necessarily indicative of the results of operations had the proposed transaction occurred at the beginning of 1989, nor is it necessarily indicative of the results of future operations. This information should be read in conjunction with the historical consolidated financial statements and the related notes included elsewhere or incorporated by reference in this Proxy Statement/Prospectus.

                           AS OF AND FOR
                           THE SIX MONTHS
                               ENDED            AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                              JUNE 30,    --------------------------------------------------------
                                1994         1993       1992       1991        1990        1989
                           -------------- ---------- ---------- ----------  ----------  ----------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
TOTAL ASSETS
 Compass.................    $7,769,637   $7,333,594 $7,084,441 $6,781,121  $5,541,716  $5,032,562
 Southwest...............       134,964      123,471    125,710    117,752     124,212     126,656
TOTAL DEPOSITS
 Compass.................     6,036,005    5,625,097  5,420,013  5,117,766   4,092,919   3,705,598
 Southwest...............       119,609      108,291    112,586    106,370     111,732     113,585
LONG-TERM DEBT
 Compass.................       325,450      325,437    203,913     13,181      11,750      11,238
 Southwest...............         3,233        3,492      3,817      7,155       7,155       8,855
TOTAL SHAREHOLDERS'
 EQUITY
 Compass.................       569,264      551,337    510,817    453,505     363,090     332,842
 Southwest...............        10,379       10,027      7,451      1,950       2,315       1,009
NET INTEREST INCOME
 Compass.................       163,268      329,013    316,924    257,593     198,976     167,924
 Southwest...............         3,092        6,342      5,850      5,066       4,422       4,018
NET INCOME (LOSS)
 Compass.................        48,334       89,718     76,003     63,374      52,605      43,484
 Southwest...............           541        2,961      1,215       (365)     (2,716)     (1,226)
NET INCOME (LOSS) PER
 COMMON SHARE:
 Compass
 Historical..............          1.30         2.37       2.01       1.74        1.51        1.23
 Pro Forma...............          1.28         2.38       1.98       1.68        1.39        1.16
 Southwest
 Historical..............        271.49     2,037.42     819.80    (271.58)  (2,020.71)    (912.00)
 Equivalent Pro Forma(1).        311.00       580.84     483.46     409.62      339.78      282.86
CASH DIVIDENDS PER COMMON
 SHARE:
 Compass
 Historical..............          0.46         0.76      0.667      0.587       0.533       0.513
 Pro Forma...............          0.44         0.72       0.59       0.51        0.47        0.45
 Southwest
 Historical..............           --           --         --         --          --          --
 Equivalent pro forma....        107.91       175.76     142.58     124.89      113.65      110.57
SHAREHOLDERS' EQUITY
 (BOOK VALUE) PER COMMON
 SHARE:
 Compass
 Historical..............         15.41        14.93      13.23      11.89       10.18        9.41
 Pro Forma...............         15.20        14.72      13.00      11.64        9.98        9.19
 Southwest
 Historical..............      5,070.91     4,805.63   2,862.99   1,470.89    1,722.47      750.74
 Equivalent Pro Forma(1).      3,704.17     3,588.60   3,168.29   2,836.77    2,431.37    2,240.86

                          AS OF AND FOR
                          THE SIX MONTHS
                              ENDED       AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                             JUNE 30,    --------------------------------------------
                               1994        1993     1992     1991     1990     1989
                          -------------- -------- -------- -------- -------- --------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING:
 Compass
 Historical.............      37,210       37,187   36,861   35,593   34,835   35,461
 Pro Forma..............      38,160       38,137   37,811   36,543   35,785   36,411
 Southwest
 Historical (fully
  diluted)..............           4            4        3        1        1        1
NUMBER OF COMMON SHARES
 OUTSTANDING AT END OF
 PERIOD:
 Compass
 Historical.............      36,948       36,927   36,859   36,195   35,678   35,361
 Pro Forma..............      37,898       37,877   37,809   37,145   36,628   36,311
 Southwest
 Historical.............           1            1        1        1        1        1

- --------
(1) Southwest's Equivalent Pro Forma is computed by multiplying Compass' Pro Forma by the exchange rate.

                                 MARKET PRICES

  Compass Common Stock is traded in the national over-the-counter securities market. Since July 1984, it has been quoted under the symbol "CBSS" on the NASDAQ National Market System.

  The following table sets forth for the periods indicated the high and low sales prices for Compass Common Stock reported through the NASDAQ National Market System published in The Wall Street Journal. The prices shown do not include retail mark-ups, mark-downs or commissions. All share values have been rounded to the nearest 1/8 of one dollar and have been restated to take into account a three-for-two stock split with respect to Compass Common Stock which was effected by a stock dividend payable on July 2, 1992.

                             COMPASS COMMON STOCK

      PERIOD                                                        HIGH   LOW
      ------                                                       ------ ------
      1992
      First Quarter............................................... 21 1/8 18 1/2
      Second Quarter.............................................. 23 3/8 19 1/2
      Third Quarter............................................... 23 1/2 18 1/2
      Fourth Quarter.............................................. 23 1/2 19 1/4
      1993
      First Quarter............................................... 25 3/4 22 1/2
      Second Quarter.............................................. 26 1/2 22 1/2
      Third Quarter............................................... 26     23 1/2
      Fourth Quarter.............................................. 25     20 3/4
      1994
      First Quarter............................................... 24     21
      Second Quarter.............................................. 26 3/4 23

  On June 17, 1994, the business day immediately preceding the announcement concerning the Merger, the last reported sale price for Compass Common Stock
was $26.25. On      , 1994, the last reported sale price for Compass Common
Stock was $ . There is no assurance that such transactions or those reflected in the table of actual high and low sales prices represent all or a representative sample of the actual transactions which occurred or that the high and low prices shown reflect the full ranges at which transactions occurred during the period indicated.

  There is no active public trading market for Southwest Stock.

                                  THE MERGER

  The following information relating to the Merger is not intended to be a complete description of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Merger Agreement is included as Appendix I, and is incorporated herein by reference.

GENERAL

  The Merger Agreement provides for the merger of Southwest with and into Compass in accordance with the terms and conditions of the Merger Agreement. Compass will be the surviving entity in the Merger and the officers and directors of Compass will continue to be the officers and directors of Compass after the Merger. Following the Merger, it is anticipated that the Bank will merge with Compass Bank-Houston and the former locations of the Bank will become branches of Compass Bank-Houston. Compass intends that certain of the Bank's personnel will remain following the Merger. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS"; "THE MERGER--OPERATIONS AFTER THE MERGER"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.

  The Merger Agreement provides for Southwest shareholders (other than dissenting shareholders) to receive a total Merger Consideration of 950,000 shares of Compass Common Stock.

  Holders of Southwest Common Stock shall receive for each share of Southwest Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to the Per Share Merger Consideration. Holders of Series A Preferred Stock and Series B Preferred Stock shall receive for each share of Series A Preferred Stock and Series B Preferred Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) the Per Share Merger Consideration, multiplied by (ii) the deemed number of shares of Southwest Common Stock into which each such share of Series A Preferred Stock and Series B Preferred Stock so held is convertible.

  Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the average closing price for Compass Common Stock as reported by the NASDAQ National Market System for the thirty days of trading of Compass Common Stock immediately preceding the tenth business day prior to the first business day following the later of (i) the receipt of required regulatory approvals from the FDIC and the Federal Reserve and the expiration of any applicable waiting period with respect thereto and
(ii) the approval of the Merger by Southwest's shareholders.

  The Merger Agreement also provides that the Merger Consideration of shares of Compass Common Stock shall be adjusted to give effect to any stock splits with respect to Compass Common Stock occurring between the date of execution of the Merger Agreement and the Effective Time. SEE "SUMMARY--THE MERGER"; "SUMMARY-- DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' APPRAISAL RIGHTS"; APPENDIX I; AND APPENDIX II.

  As of the Record Date, there were 1,326 shares of Southwest Common Stock issued and outstanding, 15,000 shares of Series A Preferred Stock issued and outstanding, and 21,550 shares of Series B Preferred Stock issued and outstanding. Assuming that the number of shares of each of these classes of Southwest Stock which are issued and outstanding as of the Effective Time does not change, each holder of Southwest Common Stock will be entitled to receive
243.72 shares of Compass Common Stock for each share of Southwest Common Stock held, each holder of Series A Preferred Stock will be entitled to receive 15.85 shares of Compass Common Stock for each share of Series A Preferred Stock held, and each holder of Series B Preferred Stock will be entitled to receive 18.05 shares of Compass Common Stock for each share of Series B Preferred Stock held (except, in each case, for shareholders choosing to exercise their dissenters' rights). SEE "INTRODUCTION"; "SUMMARY--THE MERGER"; AND APPENDIX I.

  The Merger must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Southwest Common Stock, two-thirds of the outstanding shares of Series A Preferred Stock, and two-thirds of the outstanding shares of Series B Preferred Stock entitled to vote at the Meeting. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

  Certain holders of the Southwest Stock have agreed, pursuant to the Voting Agreement, to vote all of their shares of Southwest Stock in favor the Merger, provided that the closing price for Compass Common Stock, as quoted on the NASDAQ National Market System, on the trading day immediately preceding the date of the Meeting is not less than $23.25 per share. Of the 1,326 shares of Southwest Common Stock, 15,000 shares of Series A Preferred Stock, and 21,550 shares of Series B Preferred Stock currently outstanding, 887 shares, or 66.9%, of the Southwest Common Stock, 11,845 shares, or 79.0%, of the Series A Preferred Stock, and 17,018 shares, or 79.0%, of the Series B Preferred Stock are subject to the Voting Agreement. SUBJECT TO THE CONDITIONS DESCRIBED ABOVE, BECAUSE THE HOLDERS OF THE SHARES OF SOUTHWEST STOCK WHICH ARE SUBJECT TO THE VOTING AGREEMENT CONTROL, WITH THE POWER TO VOTE, OVER TWO-THIRDS OF THE SHARES OF EACH CLASS OF SOUTHWEST STOCK ISSUED AND OUTSTANDING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE SOUTHWEST SHAREHOLDERS. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; AND "THE MERGER--ADDITIONAL AGREEMENTS."

  Subject to the satisfaction or waiver of all of the conditions to Compass' obligations to effect the Merger, Compass has approved the Merger Agreement in the manner prescribed by the GCL. SEE "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND "THE MERGER--GOVERNMENT APPROVALS".

  The Merger will be effective upon the issuance of a Certificate of Merger by the Texas Secretary of State in accordance with Texas law and the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with Delaware law, or such later time and date as may be specified in such Certificates of Merger. The Certificates of Merger are expected to be issued simultaneously with or as soon as practicable after the Closing. At the Effective Time, holders of Southwest Stock (other than those shareholders who perfect their dissenters' rights of appraisal) will become holders of Compass Common Stock and will no longer be owners of Southwest Stock. After the Effective Time, all certificates for Southwest Stock will represent the right to receive Compass Common Stock pursuant to the Merger Agreement, but otherwise will be null and void after such date. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' APPRAISAL RIGHTS"; AND APPENDIX II.

BACKGROUND AND REASONS FOR THE MERGER

  Southwest began analyzing the possible merger of Southwest in January of 1994, and contacted Compass at that time. Representatives of Southwest and Compass of Texas commenced discussions concerning a possible affiliation of the two entities and, in May of 1994, Compass and Southwest executed a letter of intent. In evaluating whether to affiliate with Compass, Southwest's management considered the value of Southwest Stock, competitive conditions in the market served by Southwest, the prospects for trading Southwest Stock, Southwest's future growth prospects in light of the San Antonio economy, the fact that Compass Common Stock is publicly traded, thereby representing a more liquid investment than the Southwest Stock, the appreciation in the price of Compass Common Stock over the past ten years and Compass' history of paying dividends. In addition, Southwest believed that affiliating with Compass, a larger financial institution with significantly greater financial resources and expertise, offered expansion opportunities and services not otherwise available to Southwest and its customers, which would better enable Southwest to compete. Southwest and its Board of Directors determined that Southwest's competitive position and the value of its stock could best be enhanced through affiliation with Compass. SEE "SUMMARY--THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF SOUTHWEST--CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION".

  Compass and Compass of Texas have considered expansion opportunities in San Antonio in order to enlarge their Texas-based operations to a more economical size and to expand into additional market areas. Acquiring Southwest will result in economies of scale and increase the market served by Compass' affiliates in the Texas market. It will also assist Compass' Texas affiliates in providing the management and organizational flexibility needed to expand in the San Antonio area by branching and other acquisitions.

  Following arm's-length negotiations between representatives of Compass and Southwest, Compass and Southwest entered into the Merger Agreement on June 16, 1994. The aggregate price to be paid to holders of Southwest Stock resulted from negotiations which considered the historical earnings and dividends of Compass and Southwest, the earnings potential and deposit base of Southwest, potential growth in Southwest's market, Southwest's asset quality and the effect of the Merger on the shareholders, customers and employees of Compass and Southwest. SEE "SUMMARY--THE MERGER".

  Subject to the shareholders of Southwest receiving Merger Consideration with a market value (as determined in accordance with the Merger Agreement) of at least $22,087,500.00, Southwest's Board of Directors believes the Merger to be in the best interest of Southwest's shareholders. Southwest's Board of Directors, however, has not addressed, and is not expressing any opinion regarding, whether the receipt of Merger Consideration in an amount less than $23.25 per share is in the best interest of Southwest's shareholders. Moreover, no investment banking firm's opinion was sought or obtained by any party with respect to the business, from a financial point of view, of the Merger to any party or its shareholders. SOUTHWEST'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SOUTHWEST SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER and has authorized consummation thereof, subject to approval of the Southwest shareholders and the satisfaction of certain other conditions. SEE "SUMMARY-- REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS".

OPERATIONS AFTER THE MERGER

  Compass expects that following the consummation of the Merger, the Bank will be operated separately from Compass' Texas banking subsidiaries unless and until Compass merges the Bank into its other Texas banking operations, which requires the necessary regulatory approvals. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; AND "THE MERGER--OTHER TERMS AND CONDITIONS".

OTHER TERMS AND CONDITIONS

  The Merger Agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the Effective Time, including, but not limited to, the following:

    (i) Receipt of required regulatory approvals and the expiration of any applicable waiting periods with respect thereto. SEE "THE MERGER-- GOVERNMENT APPROVALS";

    (ii) The closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

    (iii) Approval of the Merger by the requisite vote of Southwest's shareholders entitled to vote at the Meeting;

    (iv) The Registration Statement relating to the 950,000 shares of Compass Common Stock shall be effective under the Securities Act and any applicable state securities or blue sky laws and no stop order suspending the effectiveness of the Registration Statement or any other Commission or state proceedings shall be threatened or pending;

    (v) The continued accuracy of the representations and warranties made by the parties in the Merger Agreement;

    (vi) The performance of and compliance with the respective material obligations and covenants undertaken by the parties in the Merger Agreement;

    (vii) There shall not have occurred a Material Adverse Effect (as defined in Section 10.13(b) of the Merger Agreement) with respect to Southwest or Compass or their subsidiaries taken as a whole;

    (viii) Compass shall have received the resignations of the directors of Southwest, BAMC and the Bank, as well as instruments, signed by directors and officers of Southwest, BAMC and the Bank, dated as of the Effective Time, releasing Southwest and the Bank from any and all claims of such directors and officers, except with respect to accrued compensation, rights of indemnification pursuant to the Articles of Association and By-Laws of Southwest, BAMC and the Bank, and indebtedness or contractual obligations or liability to such directors and officers;

    (ix) Compass shall have received an opinion of counsel to Southwest reasonably acceptable to it as to certain matters;

    (x) The holders of no more than 5% of the outstanding shares of Southwest Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

    (xi) Compass shall have received a letter from KPMG Peat Marwick, LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with the Merger Agreement. SEE "SUMMARY--ACCOUNTING TREATMENT"; AND "THE MERGER--ACCOUNTING TREATMENT";

    (xii) The aggregate principal amount of all Southwest indebtedness shall not exceed $3,362,000;

    (xiii) Compass shall have received from Southwest shareholders receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger;

    (xiv) Compass and the holders of Southwest Stock shall have received an opinion of Liddell, Sapp that the Merger will qualify as a reorganization under Section 368(a) of the Code. SEE "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES"; AND "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES";

    (xv) Southwest shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of Southwest of which Southwest has knowledge, from the date of the Merger Agreement through the Effective Time;

    (xvi) Compass shall have determined, in its sole judgment, that certain liabilities and obligations of Southwest do not have a Material Adverse Effect;

    (xvii) The Compensation Agreement, dated as of January 1, 1992, by and between Stephen M. Dufilho and Southwest shall have been amended in a manner satisfactory to Compass with respect to the Equity Bonus payable to Stephen M. Dufilho, and such amendment shall have been approved by Southwest's shareholders in a manner satisfying the requirements of Section 280G of the Code and applicable Treasury Regulations so as to cause the Equity Bonus not to constitute an "excess parachute payment";

    (xviii) The Management Agreement between the Bank and BAMC, Inc., a corporation which is owned by certain of the shareholders of Southwest ("BAMC, Inc."), shall have been terminated with no liability to the Bank;

    (xix) The land and improvements owned by the Bank located at 123-125 San Pedro, San Antonio, Texas shall be sold in 1994 for a net sales price of not less than the book value of such property as of March 31, 1994, as reflected in the Bank's financial statements;

    (xx) If the Bank's commercial loan account number 26625 shall not have been paid off in full in 1994, such loan shall have been sold in 1994 to an entity to be owned by the holders of Southwest Stock for a net sales price of not less than the March 31, 1994 book value of such loan, as reflected on the Bank's financial statements, plus accrued and unpaid interest, unless a sale to an entity to be owned by the holders of Southwest Stock would cause the Merger not to be eligible for pooling-of-interests accounting treatment, in which case this condition shall be deemed waived;

    (xxi) On or before October 1, 1994, all consents shall have been obtained and all other actions necessary shall have been taken to waive the transfer restrictions under the Stock Transfer Restriction Agreement, dated effective as of December 31, 1990, by and among Southwest and the holders of Southwest Common Stock set forth therein and the Preferred Stock Transfer Restriction Agreement, dated effective as of February 27, 1992, by and among Southwest and the holders of the Southwest Preferred Stock.

    (xxii) Shareholders of Southwest shall have deposited into the Bank such amount of deposits, which are not subject to withdrawal prior to December 31, 1995, bearing such rates of interest that result in interest income to the Bank for the fiscal years of the Bank ending December 31, 1994, and December 31, 1995, attributable solely to those deposits of $120,000 and $240,000, respectively.

    (xxiii) Southwest shall have received an opinion of counsel to Compass reasonably acceptable to it as to certain matters;

    (xxiv) The directors of Southwest, BAMC and the Bank shall have received an instrument, dated as of the Effective Time, releasing such directors from any and all claims of Southwest, BAMC and the Bank, except as to indebtedness or other contractual liabilities; provided, however, that such releases shall not release any action against such directors or officers by Compass for fraud or deceit in connection with the transactions contemplated by the Merger Agreement; and

    (xxv) Compass and Southwest shall have received certificates of the other as to certain items described in (v)-(vii), (x), (xii), (xxi) and (xxii) above.

  Any condition to the consummation of the Merger, except the required shareholder and regulatory approvals, may be waived in writing by the party to the Merger Agreement entitled to the benefit of such condition. SEE APPENDIX I.

ADDITIONAL AGREEMENTS

  Each of the directors and principal shareholders of Southwest will enter into a Pooling Transfer Restrictions Agreement with Compass and Southwest pursuant to which they will agree, among other things, (i) not to transfer any of their respective shares of Southwest Stock within 30 days of the Effective Time, (ii) not to transfer any shares of Compass Common Stock acquired by them in the Merger until the publication of financial results covering at least 30 days of post-Merger combined operations of Southwest and Compass, except for shareholder pledges to secure loans, provided the lender agrees to be bound by the terms of the Pooling Transfer Restrictions Agreement, and (iii) not to otherwise transfer such Compass Common Stock in a manner which is inconsistent with Compass' accounting for the Merger using the pooling of interests method of accounting.

  Certain holders of the Southwest Stock have agreed, pursuant to the Voting Agreement, to vote all of their shares of Southwest Stock in favor the Merger, provided that the closing price for Compass Common Stock, as quoted on the NASDAQ National Market System, on the trading day immediately preceding the date of the Meeting is not less than $23.25 per share. Of the 1,326 shares of Southwest Common Stock, 15,000 shares of Series A Preferred Stock, and 21,550 shares of Series B Preferred Stock currently outstanding, 887 shares, or 66.9%, of the Southwest Common Stock, 11,845 shares, or 79.0%, of the Series A Preferred Stock, and 17,018 shares, or 79.0%, of the Series B Preferred Stock are subject to the Voting Agreement. SUBJECT TO THE CONDITIONS DESCRIBED ABOVE, BECAUSE THE HOLDERS OF THE SHARES OF SOUTHWEST STOCK WHICH ARE SUBJECT TO THE VOTING AGREEMENT CONTROL, WITH THE POWER TO VOTE, OVER TWO-THIRDS OF THE SHARES OF EACH CLASS OF SOUTHWEST STOCK ISSUED AND OUTSTANDING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE SOUTHWEST SHAREHOLDERS. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTE REQUIRED"; AND "THE MERGER--GENERAL".

  The Company has agreed to amend or delete Section 7.09 of its Bylaws in order that the restrictions against change in control transactions will not affect the Merger.

BUSINESS PENDING EFFECTIVE TIME

  The Merger Agreement imposes certain limitations on the conduct of Southwest's business pending consummation of the Merger. Among other things, Southwest and the Bank must conduct their respective businesses only in the ordinary course, consistent with prudent banking practices. SEE "THE MERGER-- OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

AMENDMENT; TERMINATION

  The Merger Agreement may be amended or supplemented at any time, before or after the Meeting, by an instrument in writing duly executed by all the parties thereto. However, no change which reduces the Merger Consideration or which materially and adversely affects the rights of Southwest shareholders can be made after the Meeting without the required approval of Southwest's shareholders.

  The Merger Agreement may be terminated and the Merger abandoned, notwithstanding approval by Southwest shareholders, at any time before the Effective Time by:

    (i) mutual written consent duly authorized by the Boards of Directors of Compass and Southwest;

    (ii) Compass (a) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of Southwest which constitutes a Material Adverse Effect, as defined in the Merger Agreement, as to the Bank or Southwest and the Bank considered as a whole,
  (b) due to certain unacceptable environmental circumstances pursuant to
  Section 6.10 of the Merger Agreement, or (c) if the conditions to the obligations of Compass to effect the Merger contained in the Merger Agreement are not satisfied or waived in writing by Compass;

    (iii) Southwest if the conditions to the obligations of Southwest to effect the Merger contained in the Merger Agreement are not satisfied or waived in writing by Southwest;

    (iv) Compass or Southwest if the Effective Time shall not have occurred on or before March 16, 1995, or such later date agreed to in writing by Compass and Southwest; or

    (v) Compass or Southwest if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and nonappealable. SEE "SUMMARY-- CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--GENERAL"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

  Upon termination of the Merger Agreement, the Merger Agreement shall be void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, except that the parties are not relieved of liability for any breach of the Merger Agreement.

EXCHANGE OF SHARES

  As soon as practicable after the Effective Time, the Exchange Agent will furnish each holder of record of Southwest Stock as of the Effective Time with transmittal materials for use in exchanging certificates representing Southwest Stock for certificates representing Compass Common Stock in accordance with the Exchange Agent Agreement. The transmittal materials will contain information and instructions with respect to the procedure for exchanging such certificates. The certificates for Compass Common Stock will be delivered to the persons entitled thereto, within a reasonable time after delivery of Southwest Stock certificates for exchange accompanied by the appropriate transmittal materials.

  Under the terms of the Merger Agreement, Compass will not issue certificates representing fractional shares of Compass Common Stock, and in lieu thereof, shall pay cash to any holder of Southwest Stock otherwise entitled to receive such fractional share. Such cash payment shall be based on the average closing price for Compass Common Stock as reported by the NASDAQ National Market System for the thirty days of trading of Compass Common Stock immediately preceding the tenth business day prior to the first business day following the later of
(i) the receipt of required regulatory approvals from the FDIC and the Federal Reserve and the expiration of any applicable waiting period with respect thereto and (ii) the approval of the Merger by Southwest's shareholders. SEE "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES"; "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES"; AND APPENDIX I.

  Persons who are entitled to receive Compass Common Stock pursuant to the Merger will not be entitled to vote such Compass Common Stock or to receive any dividends thereon until they have properly surrendered their Southwest Stock certificates in exchange for Compass Common Stock.

  Upon the Effective Time of the Merger, former Southwest shareholders will cease to have any rights as shareholders of Southwest, and the Southwest shareholders shall only have the right to receive the Merger Consideration specified in the Merger Agreement or, in the case of dissenting shareholders, to exercise their rights under Texas law. SEE "THE MERGER--DISSENTERS' APPRAISAL RIGHTS".

DISSENTERS' APPRAISAL RIGHTS

  By following the specific procedures set forth in the TBCA, Southwest shareholders have a statutory right to dissent from the Merger. If the Merger is approved and consummated, any Southwest shareholder who properly perfects his dissenters' rights will be entitled, upon consummation of the Merger, to receive an amount of cash equal to the fair value of his shares of Southwest Stock rather than receiving the consideration set forth in the Merger Agreement. The following summary is not a complete statement of the statutory dissenters' rights of appraisal, and such summary is qualified by reference to the applicable provisions of the TBCA, which are reproduced in full in Appendix II to this Proxy Statement/Prospectus. A shareholder must complete each step in the precise order prescribed by the statute to perfect his dissenter's rights of appraisal.

  Any shareholder who desires to dissent from the Merger shall file a written objection to the Merger with Southwest prior to the Meeting at which a vote on the Merger shall be taken, stating that the shareholder will exercise his right to dissent if the Merger is effective and giving the shareholder's address to which notice thereof shall be sent. A vote against the Merger is not sufficient to perfect a shareholder's dissenters' rights of appraisal. If the Merger is effected, each shareholder who sent notice to Southwest as described above and who did not vote in favor of the Merger will be deemed to have dissented from the Merger ("Dissenting Shareholder"). Failure to vote against the Merger will not constitute a waiver of the dissenters' rights of appraisal; on the other hand, a vote in favor of the Merger will constitute such a waiver.

  Compass will be liable for discharging the rights of Dissenting Shareholders and shall, within ten (10) days after the Effective Time, notify the Dissenting Shareholders in writing that the Merger has been effected. Each Dissenting Shareholder so notified shall, within ten (10) days of the delivery or mailing of such notice, make a written demand on Compass at 15 South 20th Street, Birmingham, Alabama 35233 for payment of the fair value of the Dissenting Shareholder's shares as estimated by the Dissenting Shareholder. Such demand shall state the number and class of shares owned by the Dissenting Shareholder. The fair value of the shares shall be the value thereof as of the date immediately preceding the Meeting, excluding any appreciation or depreciation in anticipation of the Merger. Dissenting Shareholders who fail to make a written demand within the ten (10) day period will be bound by the Merger and lose their rights to dissent. Within twenty (20) days after making a demand, the Dissenting Shareholder shall submit certificates representing his shares of Southwest Stock to Compass for notation thereon that such demand has been made.

  Within twenty (20) days after receipt of a Dissenting Shareholder's demand letter as described above, Compass shall deliver or mail to the Dissenting Shareholder written notice (i) stating that Compass accepts the amount claimed in the demand letter and agrees to pay that amount within ninety (90) days after the Effective Time upon surrender of the relevant certificates of Southwest Stock duly endorsed by the Dissenting Shareholder, or (ii) containing Compass' written estimate of the fair value of the shares of Southwest Stock together with an offer to pay such amount within ninety (90) days after the Effective Time if Compass receives notice, within sixty (60) days after the Effective Time, stating that the Dissenting Shareholder agrees to accept that amount upon surrender of the relevant certificates of Southwest Stock duly endorsed by the Dissenting Shareholder. In either case, the Dissenting Shareholder shall cease to have any ownership interest in Compass, Southwest or the Bank following payment of the agreed value.

  If the Dissenting Shareholder and Compass cannot agree on the fair value of the shares within sixty (60) days after the Effective Time, the Dissenting Shareholder or Compass may, within sixty (60) days of the expiration of the initial sixty (60) day period, file a petition in any court of competent jurisdiction in Bexar County, Texas requesting a finding and determination of the fair value of the Dissenting Shareholder's shares. If no petition is filed within the appropriate time period, then all Dissenting Shareholders who have not reached an agreement with Compass on the value of their shares shall be bound by the Merger and lose their rights to dissent. After a hearing concerning the petition, the court shall determine which Dissenting Shareholders have complied with the provisions of the TBCA and have become entitled to the valuation of, and payment for, their shares, and shall appoint one or more qualified appraisers to determine the value of the shares of Southwest Stock in question. The appraisers shall determine such value and file a report with the court. The court shall then in its judgment determine the fair value of the shares of Southwest Stock, which judgment shall be binding on Compass and on all Dissenting Shareholders receiving notice of the hearing. The court shall direct Compass to pay such amount, together with interest thereon to the date of judgment, to the Dissenting Shareholders entitled thereto. The judgment shall be payable upon the surrender to Compass of certificates representing shares of Southwest Stock duly endorsed by the Dissenting Shareholders. Upon payment of the judgment, the Dissenting Shareholders shall cease to have any interest in Compass, Southwest or the Bank. All court costs and fees of the appraisers shall be allocated between the parties in the manner that the court determines is fair and equitable.

  Any Dissenting Shareholder who has made a written demand on Compass for payment of the fair value of his Southwest Stock shall not thereafter be entitled to vote or exercise any other rights as a shareholder except the statutory right of appraisal as described herein and the right to maintain an appropriate action to obtain relief on the ground that the Merger would be or was fraudulent. In the absence of fraud in the transaction, a Dissenting Shareholder's statutory right of appraisal is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the Merger.

  Any Dissenting Shareholder who has made a written demand on Compass for payment of the fair value of his Southwest Stock may withdraw such demand at any time before payment for his shares or before a petition has been filed with an appropriate court for determination of the fair value of such shares. If a Dissenting Shareholder withdraws his demand, or if he is otherwise unsuccessful in asserting his dissenters' rights of appraisal, such Dissenting Shareholder shall be bound by the Merger and his status as a shareholder shall be restored without prejudice to any corporate proceedings, dividends, or distributions which may have occurred during the interim. SEE "SUMMARY--DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS--APPRAISAL RIGHTS"; AND APPENDIX II.

FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Liddell, Sapp, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Code. An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts.

  Counsel has relied upon certain assumptions and representations in issuing its opinion, including the following:

    1. Southwest shareholders will receive only Compass Common Stock in the Merger and they will not receive or be deemed by the IRS to receive any cash (other than cash paid to dissenters or in lieu of fractional shares of Compass Common Stock) or other property which would constitute "boot" for federal income tax purposes.

    2. Compass has received representations from certain Southwest shareholders receiving at least 50% of the Compass Common Stock transferred in the Merger stating that they have no present intention to dispose of the Compass Common Stock received.

  In such counsel's opinion, the following federal income tax consequences to Southwest shareholders will result from the qualification of the Merger as a reorganization under Section 368(a) of the Code:

    1. A Southwest shareholder will not recognize any gain or loss upon the exchange of his Southwest Stock solely for Compass Common Stock.

    2. The aggregate tax basis of Compass Common Stock received by a Southwest shareholder in the Merger will be the same as the aggregate basis of the Southwest Stock surrendered in exchange therefor. For purposes of allocating this aggregate basis to individual shares of Compass Common Stock received, the IRS position is that each separate block of stock surrendered shall be treated separately. Under this rule, for example, if a Southwest shareholder surrenders two blocks of Southwest Stock in the Merger, having an adjusted basis of $1.00 per share for the first block and $2.00 per share for the second block, the Compass Common Stock which he receives in exchange for each share of Southwest Stock in the first block will have a basis of $1.00, and the Compass Common Stock which he receives in exchange for each share of Southwest Stock in the second block will have a basis of $2.00.

    3. The holding period of Compass Common Stock to be received by each Southwest shareholder will include the period during which he or she held the Southwest Stock surrendered in exchange therefor, provided that the Southwest Stock is held as a capital asset on the date of the exchange.

    4. The payment of cash in lieu of fractional shares of Compass Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Compass. Such cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Section 302 of the Code.

    5. For a Southwest shareholder who dissents from the Merger and receives solely cash in exchange for his or her Southwest Stock, such cash will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code.

SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; AND "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES".

  THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. SOUTHWEST SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN INCOME OR OTHER TAX LAWS.

  Compass and the Southwest shareholders expect to receive a legal opinion from Liddell, Sapp at the Closing that the Merger will qualify as a reorganization under Section 368(a) of the Code in satisfaction of a condition to consummation of the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

GOVERNMENT APPROVALS

  The Merger is subject to, and conditioned upon, receipt of either approval of a formal application under the BHC Act by the Federal Reserve or confirmation by the Federal Reserve that a formal application under the BHC Act is not required. The Bank Merger, if consummated, would require the approval of the FDIC and the Commissioner. A formal application has been filed with the Federal Reserve under the BHC Act with respect to the Merger, and an agreement has been filed with the Commissioner to acquire the Bank. It is expected that the necessary approvals will be issued timely.

  The Merger may not be consummated for a period of thirty (30) days after Federal Reserve approval. The Bank Merger may not be consummated until thirty
(30) days following FDIC approval. During either such thirty (30) day waiting period, the Justice Department may object to the Merger or the Bank Merger on antitrust grounds, which action will stay the consummation of the transactions unless otherwise ordered by an appropriate judicial authority. Neither Southwest nor Compass has any reason to believe that the Justice Department will take any action to stay the approval of the Merger or the Bank Merger. Approval of the Bank Merger is not a condition to consummation of the Merger.

  Chapter IX of the Texas Banking Code allows out-of-state bank holding companies to acquire bank holding companies that own or control state or national banks located within Texas. Under the Texas Banking Code, an out-of-state bank holding company, such as Compass, must provide the Commissioner with, among other things, certain agreements as to compliance with the law and evidence as to certain financial matters. The Commissioner must make a recommendation to the Federal Reserve as to whether the transaction should be approved under the BHC Act. To date, the parties are not aware of and do not expect any adverse recommendation from the Commissioner.

  Compass believes that its acquisition of Southwest will comply with all provisions of the Texas Banking Code. As required by the Texas Banking Code, Compass expects to enter into an agreement with the Commissioner containing certain provisions with respect to all national and state bank subsidiaries located in Texas. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION".

ACCOUNTING TREATMENT

  Compass expects to account for the Merger using the "pooling-of-interests" method of accounting. Compass has received, a letter from KPMG Peat Marwick, LLP, dated as of the date of the Merger Agreement, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, which letter is expected to be updated as of the Effective Time. Under this accounting method, at the Effective Time, Southwest's assets and liabilities will be added at their recorded book values to those of Compass and its shareholders' equity will be added to Compass' consolidated balance sheet. Income and other financial statements of Compass issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Southwest and Compass as if the Merger had taken place prior to the periods covered by such financial statements. SEE "SUMMARY--ACCOUNTING TREATMENT"; "SELECTED FINANCIAL DATA"; AND "THE MERGER--OTHER TERMS AND CONDITIONS".

                          SUPERVISION AND REGULATION

GENERAL

  Bank holding companies and banks are regulated extensively under both federal and state law. Compass and Compass of Texas are subject to regulation by the Federal Reserve and their respective bank subsidiaries (the "Subsidiary Banks") are subject to regulation by the Office of the Comptroller of the Currency (the "OCC"), the FDIC, and/or the appropriate state banking departments. The deposits of each of the Subsidiary Banks are insured by the FDIC, and Compass Bank and Compass Bank, N.A. are members of the Federal Reserve System. Although the various laws and regulations which apply to Compass and its Subsidiary Banks are intended to insure safe and sound banking practices, they are mainly intended to benefit depositors and the federal deposit insurance fund, not the shareholders of Compass. The following discussion highlights certain laws and regulations affecting Compass and the Subsidiary Banks and should be read in conjunction with the more detailed information incorporated by reference herein. SEE "INCORPORATION OF DOCUMENTS BY REFERENCE."

COMPASS AND COMPASS OF TEXAS

  Compass and Compass of Texas are bank holding companies within the meaning of the BHC Act and are registered as such with the Federal Reserve. As bank holding companies, Compass and Compass of Texas are required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHC Act. The Board may also make examinations of Compass and each of its subsidiaries. Under the BHC Act, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHC Act authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

  The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all the assets of any bank or ownership or control of any voting shares of any bank if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of any such bank. Congress enacted and the President recently signed into law the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act"), which permits, commencing one year after enactment, bank holding companies to acquire banks located in any state without regard to whether the transaction is prohibited under any state law (except that states may establish the minimum age of their local banks (up to a maximum of 5 years) subject to interstate acquisition of out-of-state bank holding companies).

  The States of Alabama, Florida, and Texas, where Compass currently operates banking subsidiaries, each have laws relating specifically to acquisitions of banks, bank holding companies, and other types of financial institutions in those states by financial institutions that are based in, and not based in, those states. In 1986, the State of Alabama enacted a regional reciprocal banking act. In general, the Alabama statute permits Alabama banks and bank holding companies to be acquired by regional bank holding companies and effectively permits Alabama banks and bank holding companies to acquire banks located in 14 other designated jurisdictions including Texas and Florida if such jurisdictions have adopted reciprocal statutes. Florida's regional reciprocal banking act currently permits acquisitions of banks and bank holding companies in Florida by financial institutions based in certain designated jurisdictions other than Florida, including Alabama and Texas. In addition, Florida has adopted legislation, to become effective in 1995, which will permit out-of-state bank holding companies to acquire banks in Florida regardless of where such companies are based, subject to various conditions. Texas law currently permits out-of-state bank holding companies to acquire banks in Texas regardless of where the acquiror is based, subject to the satisfaction of various conditions such as agreements with respect to compliance with state law and evidence as to certain financial matters.

  Upon the effectiveness of the Interstate Act, the restrictions imposed by these state laws with respect to acquisitions by out-of-state bank holding companies will no longer be effective. Accordingly, following the effective date of the Interstate Act's bank holding company acquisition provisions, the Company and all other bank holding companies will be permitted to undertake interstate acquisitions of banks consistent with those provisions, notwithstanding the limitations currently imposed by the interstate banking laws of any state.

  The Federal Reserve Act generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve System and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Banks which are not members of the Federal Reserve System are also subject to these limitations. Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

  The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") enacted major regulatory reforms, stronger capital standards for savings associations and stronger civil and criminal enforcement provisions. FIRREA allows the acquisition of healthy and failed savings associations by bank holding companies and imposes no interstate barriers on such bank holding company acquisitions. With certain qualifications, FIRREA also allows bank holding companies to merge acquired savings and loans into their existing commercial bank subsidiaries. FIRREA also provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

  In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund ("BIF"), of which the Subsidiary Banks are members, substantially revised statutory provisions, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required holding companies to guarantee the capital compliance of their banks in certain instances. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized,"

"undercapitalized," "significantly undercapitalized" and "critically undercapitalized," as defined by regulations adopted by the Federal Reserve, the FDIC and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

  If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

  An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution (including the payment of dividends) if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

  At June 30, 1994, the Subsidiary Banks were "well capitalized," and were not subject to any of the foregoing restrictions, including, without limitation, those related to brokered deposits. The Subsidiary Banks do not rely upon brokered deposits as a primary source of deposit funding, although such deposits are sold through the Correspondent and Investment Services Division of Compass Bank.

  FDICIA contains numerous other provisions, including new reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA requires the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) will pay a higher insurance assessment. The full effect of FDICIA on Compass cannot be assessed at this time.

THE SUBSIDIARY BANKS

  In general, Federal and state banking laws and regulations govern all areas of the operations of the Subsidiary Banks, including reserves, loans, mortgages, capital, issuances of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments may be deemed to constitute an unsafe and unsound practice. Federal and state banking agencies also have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

  Compass Bank and Central Bank of the South are both organized under the laws of the State of Alabama. Compass Bank is a member of the Federal Reserve System. Compass Bank and Central Bank of the South are both supervised, regulated and regularly examined by the Alabama State Banking Department and Compass Bank is also regulated and examined by the Federal Reserve. Compass Bank, N.A. is a national banking association subject to supervision, regulation and examination by the OCC. Compass Bank-Houston and Compass Bank-Dallas, both of which are organized under the laws of the State of Texas, are state banks that are not members of the Federal Reserve System. The Texas banks are supervised, regulated and regularly examined by the Department of Banking of the State of Texas and the FDIC. The Subsidiary Banks, as participants in the BIF of the FDIC, are subject to the provisions of the Federal Deposit Insurance Act and to examination by and regulations of the FDIC. SEE "SUPERVISION AND REGULATION--IMPLICATIONS OF BEING A SAVINGS AND LOAN HOLDING COMPANY".

  Compass Bank is governed by Alabama laws restricting the declaration and payment of dividends to 90 percent of annual net income until its surplus funds equal at least 20 percent of capital stock. Compass Bank has surplus in excess of this amount. Compass Bank-Houston and Compass Bank-Dallas, governed by the laws of the State of Texas, are, under certain circumstances, restricted in the declaration and payment of dividends to the extent that before declaring any dividends, each of these banks must transfer to its "certified surplus" accounts an amount not less than ten percent (10%) of the net profits of such bank earned since the last dividend was declared, except that there is no requirement for a transfer to certified surplus of a sum which would increase the certified surplus to more than the capital stock of the respective bank. The Texas banks are currently not so restricted. The approval of the OCC is required if the total of all dividends declared by Compass Bank, N.A., in any calendar year exceeds the total of the respective bank's net profits for that year, plus its retained net profits for the preceding two years, less any required transfers to surplus. As a member of the Federal Reserve System, Compass Bank is also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks. SEE "SUPERVISION AND REGULATION--IMPLICATIONS OF BEING A SAVINGS AND LOAN HOLDING COMPANY".

  Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. Insured banks are prohibited from paying dividends on their capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof.

  The Community Reinvestment Act of 1977 ("CRA") and the regulations of the OCC, the Federal Reserve and the FDIC implementing that act are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch, to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

IMPLICATIONS OF BEING A SAVINGS AND LOAN HOLDING COMPANY

  Until recently amended, Florida's regional banking act did not permit Compass to acquire banks in Florida because of its ownership of assets in Texas. As a result, Compass established a Florida subsidiary federal savings bank in order to complete various acquisitions of banks located in Florida. In view of the recent amendments to Florida's regional banking act which now permit Compass to acquire banks in Florida, Compass has filed applications to merge its federal savings bank headquartered in Florida and its national bank in Florida into a Florida state bank. Upon receipt of necessary regulatory approvals, Compass intends to conduct its Florida banking operations under a Florida state bank charter.

  Nevertheless, as a result of Compass' current ownership of a federal savings bank headquartered in Florida, Compass is a savings and loan holding company under Section 10 of the Home Owners' Loan Act, as amended ("HOLA"). Accordingly, Compass has registered with the Office of Thrift Supervision (the "OTS") and is subject to OTS regulations, supervision and reporting requirements.

  With certain exceptions, a savings and loan holding company must obtain the prior written approval of the OTS before acquiring control of an insured savings association or savings and loan holding company through the acquisition of stock or through a merger or some other business combination. HOLA prohibits the OTS from approving an acquisition by a savings and loan holding company which would result in the holding company controlling savings associations in more than one state unless (i) the holding company is authorized to do so by the FDIC as an emergency acquisition, (ii) the holding company controls a savings association which operated an office in the additional state or states on March 5, 1987, or (iii) the statutes of the state in which the savings association to be acquired is located specifically permit a savings association chartered by such state to be acquired by an out-of-state savings association or savings and loan holding company.

  As a subsidiary of a savings and loan holding company, Compass' federal savings association subsidiary in Florida is subject to certain restrictions in its dealings with Compass and with other companies affiliated with Compass. In addition, savings association subsidiaries of savings and loan holding companies are required to give the OTS thirty days' prior notice of any proposed payment of dividends to the savings and loan holding company.

  Compass' federal savings bank subsidiary is subject to the capital adequacy guidelines of the OTS. In general, a federal savings bank is required to satisfy three capital requirements: (i) a leverage test under which core capital must be at least three percent of adjusted total assets, (ii) a tangible capital test under which tangible capital must be at least 1.5% of adjusted total assets, and (iii) a risk based capital test under which core capital must, on a fully phased-in basis, be at least 4% of risk adjusted assets and total capital must, on a fully phased-in basis, be at least 8% of risk adjusted assets. The OTS has proposed a regulation that would increase the minimum leverage ratio from 3% to at least 4% to 5% for savings associations not having the highest supervisory rating.

OTHER

  Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions, are being considered by the executive branch of the Federal government, Congress and various state governments, including Alabama, Texas, and Florida. Certain of these proposals, if adopted, could significantly change the regulations of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Compass or the Subsidiary Banks.

  The Correspondent and Investment Services Division of Compass is treated as a municipal securities dealer and a government securities dealer for purposes of the federal securities laws and, therefore, is subject to certain reporting requirements and regulatory controls by the Commission, the United States Department of the Treasury and the Federal Reserve. Compass Brokerage Services, Inc., a wholly owned subsidiary of Compass, is a discount brokerage service registered with the Commission and the NASD. The subsidiary is subject to certain reporting requirements and regulatory control by these agencies. Compass Insurance, Inc., a wholly owned subsidiary of Compass, is a licensed insurance agent or broker for various insurance companies. The insurance subsidiary and its licensed agents are subject to reporting and licensing regulations of the Alabama Insurance Commission.

  References under the heading "SUPERVISION AND REGULATION" to applicable statutes are brief summaries of portions thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes.

               DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK

  The following summary of the terms and provisions of the Compass Common Stock and the Compass Preferred Stock does not purport to be complete and is qualified in its entirety by reference to Compass' Restated Certificate of Incorporation and the Certificates of Amendment thereto, which include the express terms of the Compass Common Stock and the Compass Preferred Stock. Such Certificates are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

COMPASS COMMON STOCK

  Compass is incorporated under the General Corporation Law of the State of Delaware ("GCL"). Compass is authorized to issue 100,000,000 shares of Compass Common Stock, of which 36,953,548 shares were issued and outstanding on August 31, 1994. Compass' Board of Directors may at any time, without additional approval of the holders of Compass Common Stock, issue additional authorized but previously unissued shares of Compass Common Stock.

 Dividends

  Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, Compass may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its subsidiary banks, principally Compass Bank, are the primary source of funds available to Compass for payment of dividends to its shareholders and for other needs. Compass' Board of Directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including Compass' earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Compass' Board of Directors deems relevant.

  Compass' principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities. Federal and state banking regulations applicable to Compass and its banking subsidiaries require minimum levels of capital which limit the amounts available for payment of dividends. Compass Bank is governed by Alabama laws restricting the declaration and payment of dividends to 90 percent (90%) of annual net income until its surplus funds equal at least 20 percent (20%) of capital stock. Compass Bank's surplus exceeded this amount as of June 30, 1994, by $41,221,000. Compass Bank-Houston and Compass Bank-Dallas, both of which are governed by the laws of the State of Texas, are, under certain circumstances, restricted in the declaration and payment of dividends to the extent that before declaring any dividends each of these banks must transfer to its "certified surplus" account an amount not less than ten percent (10%) of the net profits of such bank earned since the last dividend was declared, except that there is no requirement for a transfer to certified surplus of a sum which would increase the certified surplus to more than the capital stock of the respective bank. The certified surplus of Compass Bank-Houston and Compass Bank-Dallas exceeded their respective capital stock accounts by $28,758,000 and $31,980,000, respectively, as of June 30, 1994. In addition, Compass Bank-Houston has entered into an agreement with the Commissioner that it will not declare dividends in excess of fifty percent (50%) of its current earnings. The approval of the OCC is required if the total of all dividends declared by Compass Bank, N.A. in any calendar year exceeds the total of either bank's net profits for that year, plus its retained net profits for the preceding two years, less any required transfers to surplus. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY--PARTIES TO THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "RISK FACTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS--DIVIDENDS"; AND "INFORMATION ABOUT COMPASS".

 Preemptive Rights

  The holders of Compass Common Stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Compass before such securities are offered to others. The absence of preemptive rights increases Compass' flexibility to issue additional shares of Compass Common Stock in connection with acquisitions, employee benefit plans and for other purposes, without affording the holders of Compass Common Stock a right to subscribe for their proportionate share of those additional securities. Any further issuance of Compass Common Stock after the Effective Time may reduce former Southwest shareholders' proportionate interest in Compass.

 Voting Rights

  The holders of Compass Common Stock are entitled to one vote per share on all matters presented to shareholders. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. Cumulative voting rights, if provided for, entitle shareholders to such number of votes which is equal to the number of shares held, times the number of directors to be elected and to distribute such votes among nominees for director or cast such votes entirely for one director. Cumulative voting rights tend to enhance the voting power of minority shareholders.

 Liquidation

  Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled.

COMPASS PREFERRED STOCK

  Compass has authorized 25,000,000 shares of $.10 par value preferred stock. The preferred stock is issuable in one or more series and Compass' Board of Directors, subject to certain limitations, is authorized to fix the number of shares, dividend rate, liquidation prices, redemption, conversion, voting rights, and other terms. Compass' Board of Directors may issue preferred stock without approval of the holders of Compass Common Stock. No shares of preferred stock are outstanding as of the date hereof. SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS--DIVIDENDS".

         COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS

CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK

  Compass' Certificate and By-Laws contain several provisions which may make Compass a less attractive target for an acquisition of control by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Southwest's Articles of Incorporation, as amended, and By-Laws do not contain similar restrictions, except that the TBCA requires that actions of shareholders without a meeting be by unanimous written consent, unless the articles of incorporation provide for actions by holders of the number of shares that would be required for action at a meeting. Southwest's Articles of Incorporation, as amended, and By-Laws do not provide for shareholder action by less than unanimous consent.

  The foregoing summary is qualified in its entirety by reference to the Certificate and Compass' By-Laws which are available upon written request from Compass and which are on file with the Commission, and to the Articles of Incorporation, as amended, and By-Laws of Southwest, which are available upon request from

Southwest. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "RISK FACTORS"; AND "INFORMATION ABOUT COMPASS".

  In addition to the foregoing differences between Southwest's and Compass' charters, as a result of the Merger, Southwest shareholders, whose rights are governed by the TBCA, will become shareholders of Compass, and their rights as shareholders will then be governed primarily by the GCL.

CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF TEXAS AND DELAWARE AND CORRESPONDING CHARTER AND BY-LAW PROVISIONS

  Certain differences between the Delaware and Texas corporation laws, as well as a description of the corresponding provisions contained in Compass' and Southwest's respective Charter and By-Laws, as such differences and provisions may affect the rights of shareholders, are set forth below. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the GCL and the TBCA.

 Mergers

  Both Texas law and Delaware law generally permit a merger to become effective without the approval of the surviving corporation's shareholders if the articles of incorporation of the surviving corporation do not change following the merger, the amount of the surviving corporation's common stock to be issued or delivered under the plan of merger does not exceed twenty percent (20%) of the total shares of outstanding voting stock immediately prior to the acquisition, and the board of directors of the surviving corporation adopts a resolution approving the plan of merger.

  Where shareholder approval is required under Texas law, a merger must be approved by the holders of two-thirds of the outstanding shares of the Texas corporation entitled to vote thereon, unless there is a class of stock that is entitled to vote as a class, in which event the merger must be approved by the holders of two-thirds of the outstanding shares of stock of each class entitled to vote as a class and by the holders of two-thirds of the outstanding shares otherwise entitled to vote. Where shareholder approval is required under Delaware law, a merger can be approved by a majority vote of the outstanding shares of capital stock of each class entitled to vote thereon. Compass' Certificate requires supermajority approval by its Board of Directors and shareholders in certain cases, as described above. SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS--CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK".

 Appraisal Rights

  Shareholders of Texas corporations are entitled to exercise certain dissenters' rights in the event of a sale, lease, exchange, or other disposition of all, or substantially all, of the property and assets of the corporation, and, with the exceptions discussed below, a merger or consolidation. Shareholders of a Delaware corporation shall have rights of appraisal in connection with certain mergers or consolidations. In addition, a Delaware corporation may, but is not required to, provide in its certificate of incorporation that appraisal rights shall be available to shareholders in the event of an amendment to the certificate of incorporation, the sale of all or substantially all of the assets of the corporation, or the occurrence of any merger or consolidation in which appraisal rights are not otherwise available and in which that Delaware corporation is not the surviving or resulting company. No such provision is included in Compass' Certificate. The appraisal rights of a shareholder of a Texas corporation are set forth in Appendix II. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' APPRAISAL RIGHTS"; AND APPENDIX II.

  No appraisal rights are available under either Texas or, except as described below, Delaware law for the holders of any shares of a class or series of stock of a Texas or Delaware corporation to a merger if that corporation survives the merger and the merger did not require the vote of the holders of that class or series of such corporation's stock; provided, however, that under Delaware law appraisal rights will be available in any event to shareholders of a Delaware corporation who are required to accept consideration for their shares other than the consideration described below.

  Both Texas and Delaware law have a provision which states that shareholders do not have appraisal rights in connection with a merger where, on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation, the stock of the corporation is listed on a national securities exchange or is held of record by more than 2,000 shareholders, unless any of the following exceptions concerning consideration paid to the shareholder for his shares are met. Under Texas law, a shareholder will be entitled to dissent and be paid for his shares if, notwithstanding the above, the shareholder is required to accept for his shares any consideration other than (a) shares of stock of a corporation which, immediately after the effective date of the merger, are listed on a national securities exchange or are held of record by not less than 2,000 shareholders, and (b) cash in lieu of fractional shares otherwise entitled to be received. The Delaware statute contains a similar consideration provision which is somewhat broader. Appraisal rights will be available to shareholders of a Delaware corporation in the event of a merger or consolidation if such shareholders are required by the terms of an agreement of merger or consolidation to accept for their stock anything other than (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, (b) shares of stock of any other corporation which, at the effective date of the merger or consolidation, will be either listed on a national securities exchange or held of record by more than 2,000 shareholders,
(c) cash in lieu of fractional shares of a corporation described in (a) and (b) above, or (d) any combination of the shares of stock and cash in lieu of fractional shares described in (a), (b), and (c) above.

 Special Meetings

  A special meeting of shareholders of a Texas corporation may be called by the holders of shares entitled to cast not less than ten percent (10%) of all shares entitled to vote at the meeting, unless a different percentage, not to exceed fifty percent (50%), is provided in the articles of incorporation. Shareholders of Delaware corporations do not have a right to call special meetings unless such right is conferred upon the shareholders in the corporation's certificate of incorporation or by-laws. Southwest's By-Laws provide that special meetings of shareholders may be called at any time by the President, by the Board of Directors, or by one or more shareholders the aggregate of whose shares comprise not less than one-tenth of all the shares entitled to vote at the meeting. Compass' Certificate prohibits shareholders from calling special meetings.

 Actions Without a Meeting

  Under Texas law, the shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders; provided, however, that the articles of incorporation may provide that the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting. Southwest's Articles of Incorporation, as amended, do not so provide. Delaware law provides that shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting, unless prohibited in the certificate of incorporation. Compass' Certificate prohibits shareholder action by written consent except where such action is taken unanimously. SEE "RISK FACTORS".

 Election of Directors

  Pursuant to Texas law, unless otherwise provided in the articles of incorporation, shareholders shall be entitled to cumulative voting in the election of directors if they provide the secretary of the corporation with written notice prior to the day of the election of their intent to cumulate their votes. Absent such notice, the directors of a corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Southwest's Articles of Incorporation, as amended, provide that cumulative voting for the election of directors shall not be permitted. Likewise, holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. SEE "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK--VOTING RIGHTS."

 Voting on Other Matters

  Under Texas law, an amendment to the articles of incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless a different number, not less than a majority, is specified in the articles of incorporation. Southwest's Articles of Incorporation, as amended, do not so provide. Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, and the holders of a majority of the outstanding stock entitled to vote thereon as a class, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock or any class thereof. The certificate of incorporation of Compass does not provide for approval by more than a majority vote.

  The sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without the goodwill, of a Texas corporation, if not made in the usual and regular course of its business, requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless the articles of incorporation require the vote of a different number, not less than a majority, of the shares outstanding. Southwest's Articles of Incorporation, as amended, do not provide for a different voting requirement or entitle the shares of any class or series to vote thereon. A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock. The certificate of incorporation of Compass does not so provide.

  Under Texas law, the dissolution of a corporation requires the approval of the holders of at least two-thirds of the total outstanding shares of the corporation, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless a different amount, not less than a majority, is specified in the articles of incorporation. Each outstanding share of a Texas corporation is entitled to vote on dissolution. The Articles of Incorporation, as amended, of Southwest do not provide for a different number of shares for approval of dissolution or permit the shares of any class or series to vote thereon. Delaware law requires that dissolution must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock. Compass' Certificate does not provide for approval by more than a majority vote.

 Preemptive Rights

  Under Texas law, shareholders possess preemptive rights as to the issuance of additional or treasury securities by the corporation, unless the corporation's articles of incorporation provide otherwise. Southwest's Articles of Incorporation, as amended, and Compass' Certificate both provide that their respective shareholders shall not have preemptive rights.

 Dividends

  A Delaware corporation may pay dividends not only out of surplus (the excess of net assets over capital) but also out of net profits for the current or preceding fiscal year if it has no surplus; provided, however, that if the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets, no dividends may be declared out of net profits. A Texas corporation may make distributions only out of surplus.

  Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Holders of Southwest Common Stock are entitled to receive dividends ratably when, as and if declared by Southwest's Board of Directors from assets legally available therefor, after payment of all dividends payable on Southwest Preferred Stock. Holders of Series A Preferred Stock are entitled to preferred cumulative dividends of $10.00 per share per annum. Holders of Series B Preferred Stock are entitled to non-cumulative dividends of $10.00 per share per annum. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY-- PARTIES TO THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK"; AND "INFORMATION ABOUT SOUTHWEST-- MARKET PRICE AND DIVIDENDS".

 Liquidation Rights

  Generally under Texas and Delaware law, shareholders are entitled to share ratably in the distribution of assets upon the dissolution of their corporation. Preferred shareholders typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of preferred shareholders have been fully satisfied, common shareholders are entitled to the distribution of any remaining assets.

  Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled. Currently, there are no outstanding shares of Compass preferred stock. Upon liquidation, dissolution or winding up of the affairs of Southwest, the holders of the Series B Preferred Stock will be entitled to receive, in respect of each share held, payment in cash equal to $100.00 per share, plus accrued and unpaid dividends, if any, before any distribution of assets is made to the holders of the Series A Preferred Stock or any other stock ranking junior to the Series B Preferred Stock with respect to liquidation preferences. Thereafter, the holders of Series A Preferred Stock will be entitled to receive, in respect of each share held, payment in cash equal to $100.00 per share, plus accrued and unpaid dividends, if any, before any distribution of assets is made to the holders of stock ranking junior to the Series B Preferred Stock. Holders of Southwest Common Stock are entitled to receive their pro rata portion of the remaining assets of Southwest after the holders of Southwest Preferred Stock have been paid in full the sums to which they are entitled.

 Redemption

  The Southwest Preferred Stock may be redeemed, in whole or in part, by Southwest at the election of the Southwest Board of Directors, upon the payment of $100.00 to the holder thereof for each share of Southwest Preferred Stock held, together with the amount of any accrued and unpaid dividends thereon to the date fixed for redemption.

 Limitation of Liability and Indemnification

  Both Texas and Delaware law permit a corporation to set limits on the extent of a director's liability. Both Texas and Delaware law permit a corporation to indemnify its officers, directors, employees and agents if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification is not allowed under either Texas or Delaware law, absent a court order to the contrary, if an officer, director, employee or agent of the corporation is finally adjudged liable to the corporation.

  Under Compass' Certificate, a director will not be liable to Compass or its shareholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of a director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL (unlawful payment of dividend or unlawful stock purchase or redemption), or (iv) any transaction from which the director derived an improper personal benefit. Compass' Certificate authorizes indemnification of officers, directors, and others to the full extent permitted by Delaware law.

  Southwest's Articles of Incorporation, as amended, provide that directors, officers, employees and agents of Southwest or persons who serve in similar capacities of other corporations at the request of Southwest shall be indemnified against expenses incurred by such persons in connection with the defense of any action, suit, or proceeding in which they are made a party by reason of being or having been directors or officers, except in relation to matters as to which such persons shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of their duty. Southwest's Bylaws further provide that such persons shall be indemnified, in the case of derivative actions, for expenses incurred in connection with the defense or settlement of the suit, and, in the case of non-derivative actions, for expenses, amounts paid in settlement, judgments and fines. In order for such persons to be indemnified in a derivative action, such person must be successful on the merits or must have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that he shall not be indemnified in respect to any claim, issue, or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless the court in which the suit was brought determines that he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. In order for such persons to be indemnified in the non-derivative actions, such persons must be successful on the merits or must have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, such person shall have no reason to believe his conduct was unlawful. SEE "AVAILABLE INFORMATION"; "INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS"; AND "INDEMNIFICATION".

 Removal of Directors

  A Texas corporation may provide in its articles of incorporation or by-laws that a director can be removed with or without cause by a vote of the holders of not less than a majority of the shares entitled to vote, and Southwest's Bylaws do contain this provision. A majority of shareholders of a Delaware corporation may remove a director with or without cause, unless the directors are classified and elected for staggered terms, in which case, directors may be removed only for cause. Compass' Certificate provides for a classified board, and any such removal must be for cause after a supermajority vote (80%) of the shareholders.

 Inspection of Books and Records

  Under Texas law, any person who has been a shareholder of record for at least six months preceding his demand, or who is the holder of at least five percent (5%) of all of the outstanding shares of a corporation, is entitled to examine a corporation's relevant books and records for any proper purpose. Under Delaware law, any shareholder has such a right.

 Antitakeover Provisions

  Delaware has enacted antitakeover legislation. Compass has opted out of such provisions as provided thereby. Certain provisions of Compass' charter and By-laws limiting a takeover without the support of its Board of Directors are described in "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS-- CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK." Texas has not enacted similar legislation.

  Although certain of the specific differences between the voting and other rights of Southwest shareholders and Compass shareholders are discussed above, the foregoing summary is not intended to be a complete statement of the comparative rights of such shareholders under Texas and Delaware law, or the rights of such persons under the respective charters and By-Laws of Compass and Southwest. Nor is the identification of certain specific differences meant to indicate that other differences do not exist. The foregoing summary is qualified in its entirety by reference to the particular requirements of the TBCA and the GCL, and the specific provisions of Compass' Certificate and By-Laws, and Southwest's Articles of Incorporation, as amended, and By-Laws.

                            RESALE OF COMPASS STOCK

  The Compass Common Stock to be issued to holders of Southwest Stock upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be an "affiliate" of Southwest within the meaning of Rule 145 under the Securities Act. The directors and executive officers of Southwest, the beneficial owners of ten percent (10%) or more of Southwest Common Stock and certain of their related interests may be deemed to be affiliates of Southwest. Such affiliates are not permitted to transfer any Compass Common Stock except in compliance with the Securities Act and the rules and regulations thereunder. Southwest will use its best efforts to cause such affiliates to deliver to Compass prior to the Effective Time a written agreement providing that each such affiliate will not sell, pledge, transfer, or otherwise dispose of the Compass Common Stock to be received by such person in the Merger, except in a manner which is consistent with Compass' accounting for the Merger as a pooling-of-interests and in compliance with the applicable provisions of the Securities Act and the respective rules and regulations thereunder. SEE "SUMMARY--ACCOUNTING TREATMENT"; "THE MERGER--ACCOUNTING TREATMENT"; AND APPENDIX I.

  Pursuant to the Merger Agreement, Southwest has represented that holders of shares of Southwest Common Stock holding one percent (1%) or more of the outstanding shares of Southwest Common Stock will represent to Compass their intention not to sell or otherwise dispose of the shares of Compass Common Stock received in the Merger that would reduce their holdings to a number of shares having a total fair market value at the time of the Merger of less than fifty percent (50%) of the total fair market value of all of the Southwest Common Stock owned by them, immediately prior to the Effective Time. As a condition to consummation of the Merger, Compass must receive from Southwest shareholders receiving at least fifty percent (50%) of the aggregate Merger Consideration a representation that they currently have no plan or present intention to sell or otherwise dispose of the shares of Compass Common Stock received pursuant to the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

                           INFORMATION ABOUT COMPASS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Certain documents filed by and relating to Compass, including Compass' 1993 Annual Report to Shareholders and its Quarterly Report to Shareholders for the quarters ending March 31, 1994 and June 30, 1994, are included herewith and incorporated herein by reference. SEE "AVAILABLE INFORMATION" AND
"INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

INTERESTS OF CERTAIN PERSONS

  No director or executive officer of Compass has any material direct or indirect financial interest in Southwest or the Merger, except as a director, executive officer, or shareholder of Compass or its subsidiaries.

                          INFORMATION ABOUT SOUTHWEST

GENERAL

  Southwest is a Texas bank holding company registered under the Bank Holding Company Act of 1956, as amended, and is regulated as such by the Board of Governors of the Federal Reserve System. Southwest's principal assets consist of cash and all of the issued and outstanding common stock of BAMC. BAMC's principal assets consist of all of the common stock of the Bank. The Bank is a state chartered non-member bank organized in 1918. In September of 1986, Bank of San Antonio/Medical Center ("Med Center") was opened as a De Novo state chartered non-member bank which had approximately 80% of its capital provided by Southwest in return for a like amount of ownership. In September 1993, Med Center was merged with and into the Bank. The deposits of the Bank are insured by the FDIC to the fullest extent permitted by law.

  The Bank is located in three sections of the city of San Antonio served by four (4) full service branches and six (6) "mini-branches". The principal office is located in downtown San Antonio. There are also two full service branches on the campus of the South Texas Medical Center in the Northwest sector of San Antonio. The fourth full service branch is in the Northeast sector of San Antonio in Lincoln Heights. The mini-branches are limited service, one teller operations located in the medical office complexes which are open 2 to 3 hours per day. There are three of these mini-branches in the downtown area and three that serve the South Texas Medical Center. There are attached drive-thru facilities at each of the downtown, medical center and Lincoln Heights facilities. Each full service location offers all of the Bank's services which include checking accounts, savings accounts, certificates of deposit, individual retirement accounts, annuities, and personal and commercial loans.

  On June 30, 1994, the Bank had 74 full time employees, 18 of whom were officers. On June 30, 1994, the Bank had 12 directors and 2 advisory directors. Outside directors are compensated for their services.

COMPETITION

  The banking business is highly competitive. Numerous other banking facilities are located within the Bank's primary service area, and such banking facilities compete directly with the Bank with regard to the full range of commercial banking services. To a certain extent, the Bank also competes for deposits and loans with savings and loan associations and credit unions located in and around the Bank's primary service area and for loans with finance companies located in or near the Bank's primary service area.

  The Bank also faces competition from a wide variety of depository institutions from other geographical areas which compete for deposits, loans, and bank-related services. As deregulation of depository institutions and financial services continues, competition from nonbank financial intermediaries, such as savings and loans associations, credit unions, mortgage companies, insurance companies, and other financial institutions, may be expected to intensify. The Bank and similar institutions have also experienced significant competition for deposits from mutual funds and other money center banks' offerings of high yielding deposit accounts. Some of the institutions with which the Bank competes have capital and resources much larger than those of the Bank, and some are not subject to the same regulatory restrictions.

LEGAL PROCEEDINGS

  In the normal course of their business, Southwest and the Bank from time to time are involved in legal proceedings. Other than such proceedings incidental to its business, Southwest's management is not aware of any pending or threatened legal proceedings which, upon resolution, would have a material adverse effect upon it's financial condition or results of operations. The continued absence of such proceedings is a condition to Compass' obligation to consummate the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITION".

REGULATORY COMMITMENTS

  Southwest is currently subject to certain agreements and commitments with the Federal Reserve which prevent Southwest from, among other things, incurring additional debt or repurchasing or redeeming preferred stock without prior approval of the Federal Reserve, if such actions would cause its debt to equity ratio to exceed 30%.

MARKET PRICE AND DIVIDENDS

  There is no active public trading market for the Southwest Stock. As of June 30, 1994, Southwest Common Stock was held by 23 persons, the Series A Preferred Stock was held by 15 persons and the Series B Preferred Stock was held by 15 persons. Southwest has never paid a dividend on the Southwest Common Stock. Southwest has paid a dividend of $10.00 per share for each outstanding share of Series A Preferred Stock from the date of issuance on February 27, 1992 through June 30, 1994. Southwest has paid a dividend of $10.00 per share for each outstanding share of Series B Preferred Stock from the date of issuance on July 1, 1993 through June 30, 1994. See "MARKET PRICES"; AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS-- DIVIDENDS".

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table shows the number of shares of Southwest Common Stock, the Series A Preferred Stock and the Series B Preferred Stock beneficially owned by each director of Southwest as of September 30, 1994, and information for all Southwest directors as a group. No executive officers of Southwest hold Southwest Stock. The table also sets forth the name and address for each person known by Southwest to be the beneficial owner of more than 5% of the outstanding shares of any class of Southwest Stock.

                                         SOUTHWEST                    SERIES A                   SERIES B
                                       COMMON STOCK               PREFERRED STOCK            PREFERRED STOCK
                                ---------------------------- -------------------------- --------------------------
     NAME OF DIRECTORS AND                    PERCENTAGE OF              PERCENTAGE OF              PERCENTAGE OF
      NAMES AND ADDRESSES        NUMBER OF        SHARES      NUMBER OF      SHARES      NUMBER OF      SHARES
       OF 5% SHAREHOLDERS       SHARES HELD   OUTSTANDING(1) SHARES HELD OUTSTANDING(2) SHARES HELD OUTSTANDING(3)
     ---------------------      -----------   -------------- ----------- -------------- ----------- --------------
 J. Bruce Bugg, Jr. (4)........     128            9.65%        1,369         9.13%         1967         9.13%
  1660 Frost Bank Tower
  100 West Houston Street
  San Antonio, Texas 78205
 Jack E. Gorman................      88            6.64%          583         3.87%          838         3.89%
  508 E. Mandalay
  San Antonio, Texas 78212
 James W. Gorman...............     295           22.25%        7,417        49.45%       10,655        49.44%
  200 Patterson, # 1000
  San Antonio, Texas 78209
 Rowena C. Gorman..............       3             .23%            0           --             0           --
 Steven Q. Lee (5).............     376           28.36%        2,476        16.51%        3,558        16.51%
  1335 N.E. Loop 410
  San Antonio, Texas 78209-1515
 Ruskin C. Norman, M.D. .......     115            8.67%          761         5.07%        1,093         5.07%
  7950 Floyd Curl
  Suite 1001
  San Antonio, Texas 78229
 Three Lee Investments Limited.     376           28.36%        2,476        16.51%        3,559        16.51%
  1335 N.E. Loop 410
  San Antonio, Texas 78209-1515
 Southwest Directors as a
  Group (3 persons)............     467           35.22%        3,059        20.39%        4,396        20.40%

- --------
(1) Based upon 1,326 shares outstanding as of the date hereof.
(2) Based upon 15,000 shares outstanding as of the date hereof.
(3) Based upon 21,550 shares outstanding as of the date hereof.
(4) Includes shares held by J. Bruce Bugg, Jr., P.C., a professional corporation of which Mr. Bugg is the sole shareholder.
(5) Consists of shares held by Three Lee Investments Limited, a limited partnership of which Mr. Lee is a general partner.

  The persons listed above will receive the same Merger Consideration described in "THE MERGER--GENERAL" as the other Southwest shareholders for each share of Southwest Stock held at the Effective Time.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND RESULTS OF
                            OPERATIONS OF SOUTHWEST

  The following discussion provides certain information regarding the financial condition and results of operations of Southwest. This discussion should be read in conjunction with Southwest's Financial Statements and Notes to Financial Statements presented elsewhere in this Proxy Statement/Prospectus. See "Index to Southwest Financial Statements".

RESULTS OF OPERATIONS

 General

  The earnings of Southwest depend primarily on Southwest's net interest income (i.e., the difference between the income earned on Southwest's loans and investments and the interest paid on its deposits and other borrowed funds). Among the factors affecting net interest income are the type, volume and quality of the bank's assets, the type and volume of its deposits and other borrowed funds, and the relative sensitivity of its interest-earning assets and its interest-bearing liabilities to changes in market interest rates.

  Southwest's income is also affected by fees it receives from other banking services, by its provision for loan losses and by the level of its operating expenses. All aspects of Southwest's operations are affected by general market, economic and competitive conditions.

  Southwest reported net income of $541,000 for the six months ended June 30, 1994, a decrease from net income of $1,095,000 for the six months ended June 30, 1993. Pretax income was $817,000 for the six months ended June 30, 1994, a $291,000 decrease from the $1,108,000 earned during the six months ended June 30, 1993. Southwest had net income of $2,961,000 for the year ended December 31, 1993, $1,867,000 for the year ended December 31, 1992, and a $365,000 loss for the year ended December 31, 1991. Changes occurring in the major components of the Southwest's income statement for such periods are discussed below.

 Net Interest Income

  Net interest income is the primary source of income for Southwest and represents the amount by which interest and fees generated by earning assets exceed the cost of funds, primarily interest paid to Southwest's depositors on interest bearing accounts. Net interest income was $3,092,000 for the six months ended June 30, 1994, a 2.2% decrease from net interest income of $3,161,000 for the six months ended June 30, 1993. Average rates earned on interest bearing assets dropped from 8.23% as of June 30, 1993 to 7.53% as of June 30, 1994. Average loans, net of unearned discount, of $59.3 million for the six months ended June 30, 1994 increased 2.1% over average loans of $58.1 million for the same period in 1993. Average deposits for the six months ended June 30, 1994 were $114.0 million, an increase of 8.8% over average deposits of $104.8 million for the same period in 1993.

  For the year ended December 31, 1993, net interest income increased $493,000 or 8.4% over the year ended December 31, 1992. Net interest income increased $783,000 in 1992 or 15.5% over 1991 net interest income of $5,066,000. The increase of $493,000 in 1993 and $783,000 in 1992 was due primarily to a significant decline in interest rates paid on interest-bearing deposits.

  The following table sets forth for the periods indicated an analysis of net interest income by each major category of interest-earning assets and interest-bearing liabilities. The rates earned and paid on each major type of asset and liability account are set forth beside the average level in the account for the period, and the average yields on all interest-bearing liabilities are also summarized.

                                         SIX MONTHS ENDED JUNE 30,
                              -------------------------------------------------
                                       1994                     1993
                              ------------------------ ------------------------
                              AVERAGE   INCOME/ YIELD/ AVERAGE   INCOME/ YIELD/
                              BALANCE   EXPENSE  RATE  BALANCE   EXPENSE  RATE
           ASSETS             --------  ------- ------ --------  ------- ------
                                          (DOLLARS IN THOUSANDS)
Interest earning assets:
 Loans(1)...................  $ 59,296  $2,866   9.75% $ 58,106  $2,982  10.35%
 Securities--Held to Maturi-
  ty........................    35,548     936   5.30%   43,772   1,350   6.22%
 Securities--Available for
  Sale......................    13,119     417   6.43%        0       0      0
 Federal funds sold.........     9,633     171   3.58%    6,572      96   2.95%
                              --------  ------   ----  --------  ------  -----
 Total interest-bearing
  assets/interest
  income/average yield......   117,596   4,390   7.53%  108,450   4,428   8.23%
Non-interest earning assets:
 Cash and due from banks....     5,734                    6,379
 Other assets...............     7,155                    5,260
 Allowance for loan losses..    (1,137)                  (1,574)
                              --------                 --------
 TOTAL......................  $129,348                 $118,515
                              ========                 ========
 LIABILITIES AND STOCKHOLD-
         ERS' EQUITY
Interest-bearing liabili-
 ties:
 NOW, money market and sav-
  ings......................  $ 70,640     942   2.69% $ 63,263     829   2.64%
 Certificates of deposit....    14,952     237   3.20%   16,729     290   3.50%
 Note payable...............     3,384     117   6.97%    3,750     148   8.07%
 Other borrowings...........        81       2   2.49%        0       0      0
                              --------  ------   ----  --------  ------  -----
 Total interest-bearing
  liabilities/interest
  expense/rate..............    89,057   1,298   2.94%   83,742   1,267   3.06%
Noninterest-bearing demand
 deposits...................    28,402                   24,827
Other liabilities...........     1,556                    1,878
                              --------                 --------
 Total liabilities..........   119,015                  110,447
 Stockholders' equity.......    10,333                    8,068
                              --------                 --------
 TOTAL......................  $129,348                 $118,515
                              ========                 ========
Net interest income.........             3,092                    3,161
                                        ------                   ------
Net yield on interest-earn-
 ing assets (annualized)....                     5.30%                    5.87%
                                                 ----                    -----

- --------
(1) Includes non-accrual loans. See Note 1 to Consolidated Financial Statements of Southwest.

                                                 YEARS ENDED DECEMBER 31,
                          ----------------------------------------------------------------------------
                                   1993                      1992                      1991
                          ------------------------  ------------------------  ------------------------
                          AVERAGE   INCOME/ YIELD/  AVERAGE   INCOME/ YIELD/  AVERAGE   INCOME/ YIELD/
                          BALANCE   EXPENSE  RATE   BALANCE   EXPENSE  RATE   BALANCE   EXPENSE  RATE
                          --------  ------- ------  --------  ------- ------  --------  ------- ------
                                                  (DOLLARS IN THOUSANDS)
ASSETS
Interest earning assets:
 Loans(1)...............  $ 59,816  $6,004  10.04%  $ 59,286  $6,270  10.58%  $ 66,597  $7,180  10.78%
 Investment securities--
  taxable...............    43,943   2,620   5.96%    37,727   2,569   6.81%    27,483   2,190   7.97%
 Federal funds sold.....     7,090     208   2.93%     9,228     312   3.38%    11,981     680   5.68%
                          --------  ------  -----   --------  ------  -----   --------  ------  -----
 Total interest-bearing
  assets/interest
  income/average yield..   110,849   8,832   7.97%   106,241   9,151   8.61%   106,061  10,050   9.48%
Non-interest earning
 assets:
 Cash and due from
  banks.................     6,059                     9,286                     7,587
 Other assets...........     5,728                     2,409                     3,548
 Allowance for loan
  losses................    (1,581)                   (1,589)                   (1,547)
                          --------                  --------                  --------
 TOTAL..................  $121,055                  $116,347                  $115,649
                          ========                  ========                  ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Interest-bearing
 liabilities:
 NOW, money market and
  savings...............  $ 64,671   1,661   2.57%  $ 57,950   1,947   3.36%  $ 44,656   2,015   4.51%
 Certificates of
  deposit...............    16,086     545   3.39%    22,635     995   4.40%    37,147   2,340   6.30%
 Note payable...........     3,737     283   7.57%     4,188     339   8.10%     7,155     606   8.47%
 Other borrowings.......         0       0      0        680      20   2.94%       482      23   4.56%
                          --------  ------  -----   --------  ------  -----   --------  ------  -----
 Total interest-bearing
  liabilities/interest
  expense/rate..........    84,494   2,489   2.95%    85,453   3,301   3.86%    89,440   4,984   5.57%
Noninterest-bearing
 demand deposits........    25,960                    22,696                    21,930
Other liabilities.......     1,984                     2,021                     2,119
                          --------                  --------                  --------
 Total liabilities......   112,438                   110,170                   113,489
 Stockholders' equity...     8,617                     6,177                     2,160
                          --------                  --------                  --------
 TOTAL..................  $121,055                  $116,347                  $115,649
                          ========                  ========                  ========
Net interest income.....             6,342                     5,850                     5,066
                                    ------                    ------                    ------
Net yield on interest-
 earning assets.........                     5.72%                     5.51%                     4.78%
                                            -----                     -----                     -----

- --------
(1) Includes non-accrual loans. See Note 1 to Consolidated Financial Statements of Southwest.

  The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and rate.

                      SIX MONTHS ENDED         YEAR ENDED DECEMBER 31,
                        JUNE 30, 1994                    1993               YEAR ENDED DECEMBER 31, 1992
                   --------------------------  ---------------------------  -------------------------------
                   CHANGE                      CHANGE                       CHANGE
                    1994    ATTRIBUTED TO       1993     ATTRIBUTED TO       1992       ATTRIBUTED TO
                     TO    ------------------    TO    -------------------    TO     ----------------------
                    1993   VOLUME  RATE   MIX   1992   VOLUME  RATE   MIX    1991    VOLUME   RATE     MIX
                   ------  ------  -----  ---  ------  ------  -----  ----  -------  ------  -------  -----
                                                      (DOLLARS IN THOUSANDS)
Interest Income:
 Loans...........  $(116)  $  61   $(174) $(3) $(266)  $  56   $(319) $ (3) $  (910) $(788)  $  (137) $  15
 Securities-Held
  to Maturity....   (415)   (254)   (199)  38     51     423    (320)  (52)     379    816      (319)  (118)
 Securities-
  Available for
  Sale...........    418     418       0    0
 Fed funds sold..     75      45      21    9   (104)    (72)    (41)    9     (368)  (156)     (275)    63
                   -----   -----   -----  ---  -----   -----   -----  ----  -------  -----   -------  -----
 Increase
  (decrease) in
  interest
  income.........  $ (38)  $ 270   $(352) $44  $(319)  $ 407   $(680) $(46) $  (899) $(128)  $  (731) $ (40)
                   =====   =====   =====  ===  =====   =====   =====  ====  =======  =====   =======  =====
Interest Expense:
 Savings and
  transaction
  accounts.......  $ 113   $  97   $  15  $ 1  $(285)  $ 226   $(458) $(53) $   (68) $ 600   $  (515) $(153)
 Time deposits...    (53)    (31)    (25)   3   (450)   (288)   (228)   66   (1,345)  (914)     (707)   276
 Note payable....    (33)    (15)    (20)   2    (56)    (37)    (22)    3     (267)  (251)      (27)    11
 Other
  borrowings.....      1       0       0    1    (21)    (20)      0     0       (2)     9        (8)    (3)
                   -----   -----   -----  ---  -----   -----   -----  ----  -------  -----   -------  -----
 Increase
  (decrease) in
  interest
  expense........  $  28   $  51   $ (30) $ 7  $(812)  $(119)  $(708) $ 16  $(1,682) $(556)  $(1,257) $ 131
                   =====   =====   =====  ===  =====   =====   =====  ====  =======  =====   =======  =====

 Provision for Loan Losses

  Southwest's allowance for loan losses is established through charges to operating income in the form of the provision for loan losses. Actual loan losses or recoveries of loan losses are charged or credited directly to the allowance for loan losses.

  Southwest recorded no provision for loan losses for the six month periods ended June 30, 1994 and June 30, 1993. Management determined that no provision was necessary in 1994 and 1993 and that the allowance for loan losses was adequate despite one loan being placed on nonaccrual in 1994. The allowance for loan losses expressed as a percentage of outstanding loans net of unearned interest was 1.89% and 2.60% as of June 30, 1994 and June 30, 1993, respectively.

  Southwest recorded a credit to the provision for loan losses of $450,000 for the year ended December 31, 1993 compared to a provision of $0 for the year ended December 31, 1992 and $552,000 for the year ended 1991. The credit to the provision in 1993 was a result of improved credit quality of Southwest's loan portfolio as well as taking into consideration current economic conditions, volume, growth and composition of the loan portfolio, as well as various other relevant factors. The decreased provision from 1991 to 1992 again was a result of the improved credit quality of Southwest's loan portfolio. For the years ended 1991, 1992, 1993, total nonaccrual, past due greater than 90 days and restructured loans decreased from $597,000 to $164,000 to $90,000, respectively. The allowance for loan losses expressed as a percentage of outstanding loans net of unearned interest was 1.85%, 2.75% and 2.56% as of December 31, 1993, 1992 and 1991, respectively.

 Non-Interest Income

  Non-interest income, which includes, among other things, service charges and fees, decreased 4.2% from $586,000 for the six months ended June 30, 1993 to $561,000 for the six months ended June 30, 1994. The decrease was attributable primarily to a reduction in gains on sale of loans as a result of the rising interest rate environment.

  Non-interest income increased 22.8% from $1,080,000 to $1,326,000 for the years ended December 31, 1992 and 1993, respectively. An increase of $82,000 in service charges on deposit accounts and an increase of $187,000 in gain on sale of loans in the secondary market made up the majority of this increase. The increase in gains on sale of loans was primarily a result of the decreasing interest rate environment during 1993.

  Non-interest income increased $198,000, or 22.4%, from $882,000 for the year ended December 31, 1991 to $1,080,000 for the year ended December 31, 1992. The increase was primarily due to $101,000 in gain on sale of loans.

 Operating Expenses

  Non-interest expenses include expenses which Southwest incurs in the normal course of operations such as employee compensation and benefits, occupancy expense, data processing charges, FDIC insurance premiums, communication expense, professional fees, advertising and supplies and depreciation and amortization of furniture and equipment. These expenses increased 7.5% from $2,638,000 for the six months ended June 30, 1993 to $2,836,000 for the six months ended June 30, 1994. The increase in non-interest expense was the result of increases of $138,000 in other operating expenses and $122,000 in salaries and benefit expenses. The increase in other operating expenses is mainly attributable to an increase of $83,000 in legal expense, primarily to effect the Merger, and an increase of $49,000 in expenses resulting from the opening of a new branch location at 990 East Basse, San Antonio in December, 1993. The increase in salaries and benefit expenses primarily related to incentive compensation based on overall performance of Southwest.

  Operating expenses for the year 1993 increased $532,000 or 10.6% to $5,560,000 from $5,028,000 for the year ended 1992. This increase was primarily a result of an increase of $907,000 in salaries and benefit expenses, offset by a decrease of $362,000 in occupancy expense. The increase in salaries and benefits was primarily related to incentive compensation based on mortgage loan production and on overall performance of Southwest. The decrease in occupancy expense was due to the purchase of Southwest's downtown location and subsequent lease income, as well as the purchase of the land, previously under lease, at the branch located at 7575 Wurzbach Drive in the Medical Center.

  Operating expenses for the year ending December 31, 1992, decreased by $734,000, or 12.7%, from the year ended December 31, 1991, primarily as a result of a $916,000 in provision for permanent impairment in value of premises and losses on other real estate during 1991. The provision for impairment in value of premises was $603,000 and losses on other real estate was $313,000. The provision for impairment in value of premises was recorded to adjust the carrying value of parking lots near the 660 North Main location to a current appraisal. The losses on other real estate consisted of $261,000 in provisions to adjust the carrying values of other real estate acquired through foreclosure or the acceptance of a deed in lieu of foreclosure to the lower of cost or market and $52,000 in losses on the sale of other real estate.

FEDERAL INCOME TAXES

  In 1993, Southwest adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). As permitted under the new rules, prior years' financial statements have not been restated. There was no cumulative effect of adopting FAS 109 as of January 1, 1993.

  Southwest's provision for income taxes was $276,000 and $12,000 for the six month periods ended June 30, 1994 and June 30, 1993, respectively. As of June 30, 1994, Southwest has no net operating loss carryforwards nor investment and minimum tax credit carryovers for federal income tax purposes. Southwest has gross deferred tax assets of $665,000 and a valuation allowance of $328,000 at June 30, 1994. Current federal income taxes for the six months ended June 30, 1993 result from the alternative minimum tax.

  Southwest recorded a credit to the provision for income taxes of $403,000 for 1993, consisting of $48,000 in current federal income taxes and a credit to the provision for deferred taxes of $451,000. Current taxes for

1993 result from the alternative minimum tax. The credit to deferred taxes of $451,000 primarily resulted from a reduction in the valuation allowance on deferred tax assets of $1,352,000, partially offset by utilization of $873,000 in net operating loss carryforwards.

  Southwest's provision for federal income taxes was $687,000 and $0 for 1992 and 1991, respectively. Federal income taxes for 1992 consisted of $35,000 in current federal income taxes and $652,000 from the tax effect of loss carryforwards. Southwest recorded an extraordinary gain of $652,000 as a result of this net operating loss carryforward. Current taxes for 1992 result from the alternative minimum tax.

CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION

 Capital Resources

  The FDIC has adopted risk-based and leverage capital measures to assist in the assessment of the capital adequacy of the banks it regulates. The principal objectives of the risk-based measures are to: (i) make regulatory capital requirements more sensitive to differences in risk profiles among financial institutions; (ii) factor off-balance sheet exposures into the assessment of capital adequacy; (iii) minimize disincentives to holding liquid, low-risk assets; and (iv) achieve greater consistency in the evaluation of the capital adequacy of financial institutions.

  The risk-based capital guidelines include both a definition of capital and a framework for calculating risk weighted assets by assigning assets and off-balance sheet items to broad risk categories. A financial institution's risk-based capital ratio is calculated by dividing its qualifying capital (the numerator of the ratio) by its risk weighted assets (the denominator).

  The risk-based capital ratio focuses principally on broad categories of credit risk. The risk-based ratio does not, however, incorporate other factors that can affect a bank's financial condition. These factors include overall interest rate exposure, liquidity, funding and market risks, the quality and level of earnings, investment or loan portfolio concentrations, the quality of loans and investments, the effectiveness of loan and investment policies, and management's ability to monitor and control financial and operating risks.

  The Bank is a FDIC regulated state-chartered bank and as such its qualifying total capital consists of two types of capital components: "core capital elements" (comprising Tier 1 capital) and "supplementary capital elements" (comprising Tier 2 capital). Certain assets are deducted from a financial institution's capital for the purpose of calculating the risk-based capital ratio.

  Assets and credit equivalent amounts of off-balance sheet items are assigned to one of four risk categories, according to certain criteria. The aggregate dollar value of the amount in each category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together, and this sum is the financial institution's total risk weighted assets that comprise the denominator of the risk-based capital ratio. Assets deducted from a bank's capital in determining the numerator of the risk-based capital ratio are not included as part of the financial institution's risk weighted assets.

  Risk weights for off-balance sheet items are determined by a two-step process. First, the "credit equivalent amount" of off-balance sheet items is determined, in most cases by multiplying the off-balance sheet items by a credit conversion factor. Second, in most cases, the credit equivalent amount is assigned to the appropriate risk category according to designated criteria.

  FDIC regulated state-chartered banks are required to maintain a minimum risk-based capital ratio of total capital (after deductions) to risk weighted assets of 8%. In general, 50% of this ratio must consist of Tier 1 capital. Certain restrictions and limitations also apply regarding the calculation of Tier 1 capital. Tier 2 capital elements that are not used as part of Tier 1 capital generally will qualify for inclusion in a financial institution's capital base up to a maximum of 100% of the financial institution's Tier 1 capital. As ofJune 30, 1994, the Bank's Tier 1 risk-based capital ratio was 20.7% and the total risk-based capital ratio was 22.2%.

  In addition, the FDIC and the Texas Banking Department have promulgated capital leverage guidelines designed to supplement the risk-based capital guidelines. The principal objective of the leverage ratio is to address the extent to which a financial institution could leverage its equity capital base. The FDIC requires its regulated state banks to meet a minimum leverage capital requirement of Tier 1 capital to total assets of not less than 3% for a bank that is not anticipating or experiencing significant growth and is highly rated (i.e., a composite rating of 1 on a scale of 1 to 5). Banks that the FDIC determines are anticipating or experiencing significant growth or that are not highly rated must meet a minimum leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The Texas Banking Department's capital guidelines call for a minimum equity capital to total asset ratio of 6%.

  The Bank's leverage ratio was 10.06% as of June 30, 1994 and 10.22% for December 31, 1993.

 Note Payable

  In 1985, Southwest borrowed funds for the purpose of acquiring the Bank. This loan was refinanced as of October 5, 1993, and is represented by a note payable in the original amount of $3,621,000, secured by the common stock of BAMC and the Bank. The note provides for the balance to be paid in quarterly installments over a seven-year period, and bears interest at a floating rate of prime plus 1/2%. The loan had a balance of approximately $3,233,000 as of June 30, 1994.

 Liquidity

  Southwest's asset and liability management policy is intended to maintain adequate liquidity and thereby enhance its ability to raise funds to support asset growth, meet deposit withdrawals and lending needs, maintain reserve requirements, and otherwise sustain operations. Southwest accomplishes this through management of the maturities of its interest-earning assets and interest-bearing liabilities. Liquidity is monitored daily and overall interest rate risk is assessed through reports showing both sensitivity ratios and existing dollar "gap" data. Southwest believes its present position to be adequate to meet its current and foreseeable liquidity needs.

  The liquidity of Southwest is maintained in the form of readily marketable securities, demand deposits with commercial banks, vault cash and federal funds sold. While the minimum liquidity requirement for banks is determined by federal bank regulatory agencies as a percentage of deposit liabilities, Southwest's management monitors liquidity requirements as warranted by interest rate trends, changes in the economy and the scheduled maturity and interest rate sensitivity of the investment and loan portfolio, deposits and anticipated loan fundings. In addition to the liquidity provided by the foregoing, Southwest has correspondent relationships with other institutions with available unsecured lines of credit to purchase overnight funds totalling $8,000,000 should additional liquidity be needed. These lines are subject to restrictions such as the financial strength of Southwest and the lenders ability to facilitate the credit.

  On January 1, 1994, Southwest adopted the provisions of FAS 115. The opening balance of shareholders' equity was increased by $222,000 to reflect the net unrealized holding gains, net of tax, on securities classified as available for sale which were previously carried at amortized cost. As of June 30, 1994, Southwest's available-for-sale portfolio account totalled $13,358,000 out of a total security portfolio of $55,195,000.

  Average non-interest bearing demand deposits were $28,402,000 as of June 30, 1994, an increase of $3,575,000 over the average balance as of June 30, 1993. Average interest bearing deposits were $85,592,000 as of June 30, 1994 compared to $79,992,000 as of June 30, 1993. This increase in deposits was primarily due to the opening of the Lincoln Heights branch in December, 1993.

  Average non-interest bearing demand deposits were $25,960,000, $22,696,000 and $21,930,000 as of the end of 1993, 1992 and 1991, respectively. Average interest bearing deposits for such years were $80,757,000, $80,585,000, $81,803,000, respectively.

  Net cash generated by operating activities was $3,446,000, $865,000 and $1,727,000 as of the end of 1993, 1992 and 1991, respectively. Proceeds from sales, principal paydowns, and maturities of investment securities were $9,187,000, $10,129,000 and $10,864,000 for the same periods. Proceeds from the sale of loans during 1993 and 1992 were $25,666,000 and $20,566,000, respectively. Sales of loans were immaterial in 1991. Southwest utilized these funds to originate loans and purchase investment securities. Loans originated, net of principal collected, were $30,346,000 and $17,384,000 in 1993 and 1992, respectively. Southwest purchased investment securities of $6,951,000 in 1993, $16,718,000 in 1992, and $24,945,000 in 1991. Net cash provided by operating activities was $2,455,000 and $2,160,000 as of the six months ended June 30, 1994 and 1993, respectively. Proceeds from the sale of loans were $14,366,000 and $11,917,000 for the same periods. A net increase in demand deposits and NOW, money market and savings accounts of $10,466,000 was realized in the six months ended June 30, 1994 compared to a decrease of $394,000 for same period in 1993. This increase was primarily attributable to the opening of the Lincoln Heights location in December 1993. Southwest utilized these funds to originate loans and purchase investment securities. Loans originated, net of principal collected, were $13,846,000 and $15,169,000 for the six months ended June 30, 1994 and 1993, respectively. Southwest purchased investment securities of $17,009,000 and $1,986,000 for the same periods.

  In October 1993, the Company refinanced its outstanding indebtedness with a note in the amount of $3,621,000. The loan proceeds, together with regular principal payments, resulted in total repayments of borrowings of $3,947,000 in 1993. In February 1992, the Company issued Series A and Series B Preferred Stock for $3,655,000, $3,155,000 of which was applied to the outstanding loan. The issuance of preferred stock, together with regular principal payments, resulted in total repayments of borrowings of $3,338,000 in 1992.

  In September 1993, the Bank purchased a 19.87% minority interest in Bank of San Antonio/Medical Center for $925,000. Bank of San Antonio/Medical Center was simultaneously merged with and into the Bank.

  Funds utilized for the purchase of bank premises and equipment were $2,037,000, $2,477,000 and $163,000 during 1993, 1992 and 1991. During 1993, the Bank capitalized expenditures of $1,210,000 in connection with the completion of the construction and furnishing of a new location at 990 East Basse Road, San Antonio, and purchased the land on which its branch at 7575 Wurbach, San Antonio, is located for $524,000. During 1992, Southwest purchased its main office building located at 660 N. Main, San Antonio for $2,290,000.

 Interest Rate Sensitivity

  Interest rate sensitivity refers to the relationship between market interest rates and net interest income resulting from the repricing of certain assets and liabilities. Interest rate risk arises when an earning asset matures or when its rate of interest changes in a time frame different from that of the supporting interest-bearing liability. One way to reduce the risk of significant adverse effects on net interest income of market rate fluctuations is to minimize the difference between rate sensitive assets and liabilities, referred to as "gap," by maintaining a similar interest rate sensitivity position of the assets and liabilities within a particular time frame.

  Maintaining an equilibrium between rate sensitive assets and liabilities will reduce some of the risk associated with adverse changes in market rates, but it will not guarantee a stable net interest spread because yields and rates may change simultaneously and by different amounts. These changes in market spreads could materially affect the overall net interest spread even if assets and liabilities were perfectly matched. If more assets than liabilities reprice within a given period, an asset sensitive position or "positive gap" is created. During a positive gap, a decline in market rates will have a negative impact on net interest income. Alternatively, where more liabilities than assets reprice in a given period, a liability sensitive position or "negative gap" is created (rate sensitivity ratio is less than 100%) and a decline in interest rates will have a positive impact on net interest income.

  The following table shows interest sensitivity gaps for these different intervals as of June 30, 1994.

                                      ESTIMATED PERIOD OF POTENTIAL REPRICING
                         --------------------------------------------------------------------
                                                    OVER         OVER
                                    ONE DAY TO  THREE TO SIX SIX MONTHS TO OVER ONE
                         FLOATING  THREE MONTHS    MONTHS      ONE YEAR      YEAR     TOTAL
                         --------  ------------ ------------ ------------- --------  --------
                                               (DOLLARS IN THOUSANDS)
Interest Sensitive
 Assets ("ISA")
  Loans
    Loans (Fixed Rate).. $     0     $  3,688     $  2,089     $  3,017    $23,789   $ 32,583
    Loans (Floating
     Rate)..............  16,690        3,823          773        3,794      2,761     27,841
  Securities
    Securities (Fixed
     Rate)..............       0          393        3,427          602     26,418     30,840
    Securities (Floating
     Rate)..............       0       10,243        3,118       10,994          0     24,355
  Fed Funds Sold........   7,500            0            0            0          0      7,500
                         -------     --------     --------     --------    -------   --------
      TOTAL Interest
       Sensitive Assets.  24,190       18,147        9,407       18,407     52,968    123,119
Interest Sensitive
 Liabilities ("ISL")
  Interest Bearing
   Deposits
    NOW Accounts........       0       21,593            0            0          0     21,593
    Savings Accounts....       0       20,810            0            0          0     20,810
    Money Market........       0       28,986            0            0          0     28,986
    Certificates of
     Deposits...........       0        7,314        3,718        3,768        975     15,775
                         -------     --------     --------     --------    -------   --------
      Total Deposits....       0       78,703        3,718        3,768        975     87,164
Note Payable............       0        3,233            0            0          0      3,233
Securities sold under
 agreements to
 repurchase.............       0          167            0            0          0        167
                         -------     --------     --------     --------    -------   --------
      TOTAL Interest
       Sensitive
       Liabilities......       0       82,103        3,718        3,768        975     90,564
                         -------     --------     --------     --------    -------   --------
PERIODIC GAP............ $24,190     $(63,956)    $  5,689     $ 14,639    $51,993   $ 32,555
                         -------     --------     --------     --------    -------   --------
CUMULATIVE GAP.......... $24,190     $(39,766)    $(34,077)    $(19,438)   $32,555
                         =======     ========     ========     ========    =======
PERIODIC GAP TO TOTAL
 EARNING ASSETS.........   19.65%      -51.95%        4.62%       11.89%     42.23%

  Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities which are not reflected in the interest sensitivity analysis. These prepayments may have significant effects on Southwest's net interest margin. Because of these factors, an interest rate sensitivity gap report may not provide a complete assessment of Southwest's exposure to changes in interest rates.

SECURITIES

  Set forth below is a distribution of Southwest's securities by contractual maturity dates at June 30, 1994 (mortgage-backed securities are classified in the period of final maturity, and securities available for sale are stated at estimated fair market value):

                                                                 MATURING
                                             AFTER ONE BUT    AFTER FIVE BUT
                          WITHIN ONE YEAR  WITHIN FIVE YEARS WITHIN TEN YEARS AFTER TEN YEARS  TOTAL
                          ---------------- ---------------------------------- -----------------------
                           AMOUNT   YIELD   AMOUNT    YIELD   AMOUNT   YIELD   AMOUNT  YIELD  AMOUNT
                          -------- ------- --------- ---------------- ------- -------- --------------
                                                    (DOLLARS IN THOUSANDS)
Held to Maturity:
 Treasuries.............  $      0     --  $   4,079   5.94% $      0     --  $      0    --  $ 4,079
 Agencies...............         0     --      4,986   5.45%    2,085   5.14%        0    --    7,071
 Mortgage-backed........         0     --      9,167   6.08%    2,947   5.93%   18,573  5.52%  30,687
                          --------         ---------         --------         --------        -------
 Total securities held
  to maturity...........         0     --     18,232   5.88%    5,032   5.60%   18,573  5.52%  41,837
Available for sale:
 Agencies...............     3,036   8.01%     3,114   8.86%        0     --         0    --    6,150
 U.S. Treasury..........         0     --        989   5.44%        0     --         0    --      989
 Mortgage-backed........         0     --          0     --         0     --     6,219  5.09%   6,219
                          --------         ---------         --------         --------        -------
 Total securities
  available for sale....  $  3,036   8.01% $   4,103   8.04% $      0     --  $  6,219  5.09% $13,358
                          --------         ---------         --------         --------        -------
 Total Securities.......  $  3,036   8.01% $  22,335   6.26% $  5,032   5.60% $ 24,792  5.41% $55,195
                          ========         =========         ========         ========        =======

DEPOSITS

  The daily average balances and average rates paid by category of deposits at the dates shown below are as follows:

                                            AS OF AND FOR THE YEARS
                                               ENDED DECEMBER 31,
                       FOR THE SIX MONTHS -----------------------------
                         JUNE 30, 1994         1993           1992
                       ------------------ -------------- --------------
                         AMOUNT    RATE    AMOUNT  RATE   AMOUNT  RATE
                       ---------- ------  -------- ----- -------- -----
                                    (DOLLARS IN THOUSANDS)
Demand................ $ 28,402     --    $ 25,960   --  $ 22,696   --
NOW accounts..........   20,448   1.93%     17,013 1.93%   14,925 2.66%
Money Market..........   27,979   2.97%     26,728 2.65%   28,045 3.46%
Savings...............   22,213   3.02%     20,930 2.98%   14,980 3.87%
Time..................   14,952   3.20%     16,086 3.39%   22,635 4.40%
                       --------           --------       --------
  Total............... $113,994           $106,717       $103,281
                       ========           ========       ========

  The scheduled maturities of certificates of deposit in denominations of $100,000 or more at June 30, 1994 and December 31, 1993, including public funds, are shown below:

                                                 JUNE 30, 1994 DECEMBER 31, 1993
                                                 ------------- -----------------
                                                     (DOLLARS IN THOUSANDS)
Due in three months or less.....................    $2,322          $2,495
Due in over three to six months.................     1,300           1,141
Due in over six to twelve months................     2,241           1,100
Due in over twelve months.......................       477             900
                                                    ------          ------
  Totals........................................    $6,340          $5,636
                                                    ======          ======

LOANS

  The following table classifies Southwest's loans according to type as of the dates shown:

                                                                DECEMBER 31,
                                                     JUNE 30,  ----------------
                                                       1994     1993     1992
                                                     --------  -------  -------
                                                      (DOLLARS IN THOUSANDS)
Loans secured by real estate:
  Construction and land development................. $ 8,529   $ 7,725  $ 4,521
  One-to-four family residential mortgages..........  32,970    33,407   32,833
  Commercial........................................   8,502     8,905   10,938
  Other.............................................     901       988      384
                                                     -------   -------  -------
                                                      50,902    51,025   48,676
Installment.........................................   2,813     3,333    3,180
Commercial..........................................   6,807     6,573    5,572
Other loans.........................................      36        39       20
                                                     -------   -------  -------
                                                       9,656     9,945    8,772
Less unearned discounts.............................    (134)     (132)    (168)
                                                     -------   -------  -------
    Totals.......................................... $60,424   $60,838  $57,280
                                                     =======   =======  =======

  Total loans increased 6.2% in 1993 from 1992 levels. At June 30, 1994, total loans decreased from year-end 1993 levels by 1%.

  As of December 31, 1993, commercial loans totalled $6,573,000, of which $5,288,000 were due in one year or less, $1,209,000 mature after one year through five years and $76,000 mature after five years. Of the construction loans totalled $7,725,000, all of such loans are due in one year or less. The commercial loans referred to above that are due after one year total $1,285,000, all of which have predetermined interest rates.

 Allowance for Loan Losses and Risk Elements

  The provision for loan losses represents a determination by Southwest's management of the amount necessary to be charged to operating income and transferred to the allowance for loan losses to maintain a level which it considers adequate in relation to the risk of future losses inherent in the loan portfolio. It is Southwest's policy to provide for exposure to losses of specifically identified credits and a general allowance for the remainder of the loan portfolio, and, while it is also Southwest's policy to charge off in the current period those loans in which a loss is deemed to exist, risks of future losses also exist which cannot be quantified precisely or attributed to particular loans or classes of loans.

  In assessing the adequacy of its allowance for loan losses, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to ascertain whether there are probable losses which must be charged off and to assess the risk characteristics of significant individual loans and of the portfolio in the aggregate. This review takes into consideration the judgments of the responsible lending officer, the senior credit officer, the CEO, the loan review officer and the Board of Directors, and also those of bank regulatory agencies that review the loan portfolio as part of their regular examinations of Southwest and the Bank.

  In evaluating the allowance for loan losses, management also considers Southwest's loan loss experience, the amount of past due and nonperforming loans, current and anticipated economic conditions, and other appropriate information. The allowance for loan losses also reflects an analysis of the risks associated with each class of loans.

  The allowance for loan losses at June 30, 1994 was $1,145,000, compared to $1,128,000 at December 31, 1993, and $1,576,000 at December 31, 1992. For more information relating to the allowance of loan losses and the provision for loan losses, see Note 4 of the Notes to Consolidated Financial Statements. Although additional losses may occur, management believes the allowance for loan losses to be adequate as of the date presented.

                                                                AS OF AND FOR THE
                                              AS OF AND FOR THE    YEARS ENDED
                                              SIX MONTHS ENDED    DECEMBER 31,
        TRANSACTIONS IN ALLOWANCE FOR             JUNE 30,      ------------------
                 LOAN LOSSES                        1994          1993      1992
        -----------------------------         ----------------- --------  --------
                                                    (DOLLARS IN THOUSANDS)
Balance at Beginning of period...............      $1,128       $  1,576  $  1,545
Charge-offs
  Commercial.................................           0              0        32
  Real estate--mortgage......................           9             45        42
  Credit card and related plan...............           0              0        71
                                                   ------       --------  --------
    Total charge-offs........................           9             45       145
Recoveries
  Commercial.................................           4             19        83
  Real estate--mortgage......................          19             20        55
  Real estate--construction..................           0              0         0
  Installment loans..........................           3              8        38
                                                   ------       --------  --------
    Total recoveries.........................          26             47       176
                                                   ------       --------  --------
Net recoveries...............................         (17)            (2)      (31)
Provision charged (credited) to expense......           0           (450)        0
                                                   ------       --------  --------
Balance at end of period.....................      $1,145       $  1,128  $  1,576
                                                   ======       ========  ========
Net charge-offs (recoveries) as a percentage
 of average loans............................      (0.06%)         0.00%    (0.05%)
                                                   ======       ========  ========

 Non-Accrual, Past Due, and Restructured Loans

  The following is an analysis of non-performing assets as of the dates shown:

                                                                  DECEMBER 31,
                                                         JUNE 30, -------------
                                                           1994    1993   1992
                                                         -------- ------ ------
                                                         (DOLLARS IN THOUSANDS)
Loans accounted for on a nonaccrual basis..............    $418   $  73  $  152
Accruing loans which are contractually past due 90 days
 or more as to principal or interest payments..........       1      17       9
Troubled debt restructuring............................       0       0       3
                                                           ----   -----  ------
  Total................................................    $419   $  90  $  164
                                                           ----   -----  ------
Interest income included in net income for period......    $ 14   $   3  $    7
Foregone interest on nonaccrual loans..................    $  3   $   8  $   33

  The accrual of interest on a loan is discontinued when, in the opinion of management (based upon such criteria as default in payment, asset deterioration, decline of cash flow, recurring operating loss, declining sales, bankruptcy and other financial conditions which could result in default), the borrower's financial condition is such that the collection of interest is doubtful. As of June 30, 1994, loans totalling $418,000 or .7% of total net loans outstanding, were on a non-accrual basis and, therefore, no income was being recognized. Management believes the risks in these loans to be significant as there may be some portion of the principal which will become uncollectible.

  Placing a loan on non-accrual status has a two-fold impact on net interest income. First, it generally causes an immediate charge against earnings with respect to that particular loan. Second, it eliminates future interest earnings with respect to that particular loan. Interest on such loans is not recognized until all of the principal is collected or until the loan is returned to a performing status.

RETURN ON EQUITY AND ASSETS

  The return on equity and return on assets for the periods shown below are as follows:

                                                             FOR THE YEARS ENDED
                                          FOR THE SIX MONTHS    DECEMBER 31,
                                            ENDED JUNE 30,   -------------------
                                                 1994          1993      1992
                                          ------------------ --------- ---------
Return on Average Assets.................        0.84%           2.45%     1.60%
Return on Average Equity.................       10.56%          34.36%    30.22%
Equity to Assets Ratio...................        7.99%           7.12%     5.31%
Dividend Payout Ratio....................        0.00%           0.00%     0.00%

                   RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

  Compass' Board of Directors appointed KPMG Peat Marwick, LLP as independent auditors for Compass for the year ending December 31, 1994. KPMG Peat Marwick, LLP has served as Compass' independent auditors continuously since 1971.

  Compass, Southwest and the Bank have been advised by KPMG Peat Marwick, LLP that KPMG Peat Marwick, LLP has no direct financial interest or any material indirect financial interest in Compass, Southwest, the Bank or their respective affiliates other than arising from that firm's employment as auditors for Compass and Southwest, respectively.

                                    EXPERTS

  The financial statements of Compass as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 incorporated by reference herein and elsewhere in the Registration Statement have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Southwest and its subsidiaries at December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

  Jerry W. Powell, Esquire, General Counsel, Secretary and an employee of Compass, has rendered an opinion concerning the validity of the securities being offered pursuant to this Proxy Statement/Prospectus and certain other matters. Mr. Powell may be deemed to be the beneficial owner of an aggregate of
approximately     shares of Compass Common Stock. Liddell, Sapp has passed upon certain federal income tax consequences of the Merger, and the receipt by Compass of its opinion as to such federal income tax consequences of the Merger is a condition to the Closing of the Merger. J. Bruce Bugg has passed upon certain legal matters in connection with the Merger.

                                INDEMNIFICATION

  Compass' By-Laws contain provisions similar to those of Section 145 of the GCL, which authorize Compass to indemnify its officers, directors, employees and agents to the full extent permitted by law. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND COMPASS--CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF TEXAS AND DELAWARE AND CORRESPONDING CHARTER AND BY-LAW PROVISIONS--LIMITATION OF LIABILITY AND INDEMNIFICATION".

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Compass, Compass has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 OTHER MATTERS

  Southwest's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. If any other matters are properly brought before the Meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the recommendations of Southwest's Board of Directors unless "Authority Withheld" is indicated in the appropriate box on the proxy. SEE "INTRODUCTION".

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                       OF

                            SOUTHWEST BANKERS, INC.

                                                                           PAGE
                                                                           ----
Consolidated Balance Sheet as of June 30, 1994 (Unaudited)................  F-2
Consolidated Statements of Income for the Six Months Ended June 30, 1994
 and 1993.................................................................  F-3
Consolidated Statements of Cash Flows for the Six Months Ended June 30,
 1994 and 1993 (Unaudited)................................................  F-4
Notes to Unaudited Financial Statements...................................  F-5
Report of Independent Auditors on the 1993, 1992 and 1991 Financial
 Statements...............................................................  F-6
Consolidated Balance Sheets as of December 31, 1993 and 1992..............  F-7
Consolidated Statements of Operations for the Years Ended December 31,
 1993, 1992 and 1991......................................................  F-8
Consolidated Statements of Shareholders' Equity for the Years Ended
 December 31, 1991, 1992 and 1993.........................................  F-9
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1993, 1992 and 1991...................................................... F-10
Notes to Consolidated Financial Statements................................ F-11

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1994
                                  (UNAUDITED)

ASSETS
Cash and due from banks.......................................... $  5,732,631
Federal funds sold...............................................    7,500,000
                                                                  ------------
Cash and cash equivalents........................................   13,232,631
Investment securities-available for sale.........................   13,358,254
Investment securities-held to maturity...........................   41,836,420
Loans............................................................   60,424,065
  Less allowance for loan losses.................................    1,145,430
                                                                  ------------
Net loans........................................................   59,278,635
Premises and equipment...........................................    5,267,530
Other real estate................................................          --
Accrued interest receivable......................................      796,588
Deferred federal income taxes....................................      336,930
Other assets.....................................................      856,771
                                                                  ------------
Total assets..................................................... $134,963,759
                                                                  ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits
    Noninterest-bearing.......................................... $ 32,444,698
    Interest-bearing.............................................   87,163,825
                                                                  ------------
  Total deposits.................................................  119,608,523
  Note payable...................................................    3,232,964
  Securities sold under agreements to repurchase.................      167,000
  Accrued interest payable.......................................       86,145
  Other liabilities..............................................    1,490,099
                                                                  ------------
Total liabilities................................................  124,584,731
Shareholders' equity:
  Common stock, par value $150 per share; shares authorized--
   10,000; shares issued and outstanding--1,326..................      198,900
  Series "A" cumulative preferred stock, par value $100 per
   share; shares
   authorized--15,000; shares issued and outstanding--15,000.....    1,500,000
  Series "B" non-cumulative preferred stock, par value $100 per share; shares authorized--21,550; shares issued and
   outstanding--21,550...........................................    2,155,000
  Surplus........................................................    1,730,408
  Retained earnings..............................................    4,802,944
  Unrealized losses--securities available for sale...............       (8,224)
                                                                  ------------
Total shareholders' equity.......................................   10,379,028
                                                                  ------------
Total liabilities and shareholders' equity....................... $134,963,759
                                                                  ============

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                  (UNAUDITED)

                                                    SIX MONTHS ENDED JUNE 30,
                                                    --------------------------
                                                        1994          1993
                                                    ------------  ------------
Interest income:
  Loans, including fees............................ $  2,865,502  $  2,982,469
  Investment securities-available for sale-taxable.      416,651           --
  Investment securities-held to maturity-taxable...      936,219     1,350,216
  Federal funds sold...............................      170,841        96,398
                                                    ------------  ------------
Total interest income..............................    4,389,213     4,429,083
Interest expense:
  Deposits.........................................    1,178,849     1,119,257
  Note payable.....................................      117,457       149,191
  Other............................................          701             0
                                                    ------------  ------------
Total interest expense.............................    1,297,007     1,268,448
                                                    ------------  ------------
Net interest income................................    3,092,206     3,160,635
Provision for loan losses..........................          --            --
                                                    ------------  ------------
Net interest income after provision for loan
 losses............................................    3,092,206     3,160,635
Noninterest income:
  Service charges on deposit accounts..............      316,203       283,294
  Other service charges and fees...................      130,082       102,923
  Gain on sale of loans............................       65,693       120,760
  Other............................................       49,300        78,629
                                                    ------------  ------------
Total noninterest income...........................      561,278       585,606
                                                    ------------  ------------
Noninterest expenses:
  Salaries, wages, and benefits....................    1,638,178     1,516,084
  Occupancy........................................      200,183       199,595
  Furniture and equipment..........................       80,990        89,012
  Minority interest in income of consolidated
   subsidiary......................................          --         54,721
  Other operating expenses.........................      916,897       779,085
                                                    ------------  ------------
Total noninterest expenses.........................    2,836,248     2,638,497
                                                    ------------  ------------
Income before income taxes.........................      817,236     1,107,744
Federal income taxes:
  Current..........................................      158,122        12,245
  Deferred.........................................      117,880           --
                                                    ------------  ------------
                                                         276,002        12,245
                                                    ------------  ------------
Net income......................................... $    541,234  $  1,095,499
                                                    ============  ============
Less: Dividends on preferred stock.................     (191,248)      (74,384)
                                                    ------------  ------------
Net income attributable to common shareholders..... $    359,986  $  1,021,115
                                                    ============  ============
Primary earnings per common share.................. $        271  $        770
                                                    ============  ============
Fully-diluted earnings per common share............ $        139  $        281
                                                    ============  ============

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                     SIX MONTHS ENDED JUNE 30
                                                     --------------------------
                                                         1994          1993
                                                     ------------  ------------
Operating Activities
Net Income.........................................  $    541,234  $  1,095,499
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Net income attributable to minority interest.....           --         54,721
  Depreciation and amortization....................       122,339       109,211
  Deferred tax benefit.............................       113,642           --
  Amortization of investment securities premiums,
   net.............................................       108,808        82,274
  Gain on sale of loans............................       (65,693)     (120,760)
  Proceeds from sale of loans held for sale........    14,366,263    11,917,374
  Origination of loans held for sale...............   (12,612,400)  (12,145,850)
  Accretion of discounts on installment loans......       (23,775)      (43,513)
  Increase in accrued interest receivable..........      (174,508)      (13,897)
  Decrease in accrued interest payable.............       (15,732)      (12,833)
  Net change in other assets.......................       162,302     1,103,853
  Net change in other liabilities..................       (68,296)      133,450
                                                     ------------  ------------
Net cash provided by operating activities..........     2,455,184     2,159,629
Investing Activities
Proceeds from maturities of investment securities-
 available for sale................................       660,664           --
Proceeds from maturities of investment securities-
 held to maturity..................................     2,253,506     1,550,830
Purchase of investment securities-available for
 sale..............................................      (994,219)          --
Purchase of investment securities-held to maturity.   (16,015,210)   (1,985,725)
Net increase in loans..............................    (1,233,601)   (3,023,258)
Purchases of premises and equipment................      (113,381)     (998,240)
                                                     ------------  ------------
Net cash used in investing activities..............   (15,442,241)   (4,456,393)
Financing Activities
Net increase (decrease) in demand deposits and NOW,
 money market, and savings accounts................    10,465,941      (393,933)
Net increase (decrease) in certificates of deposit.       851,171    (2,053,476)
Proceeds from securities sold under agreements to
 repurchase........................................       167,000           --
Repayment of borrowings............................      (258,638)     (129,413)
Payment of dividends on preferred stock............      (181,248)          --
                                                     ------------  ------------
Net cash provided by (used in) financing activi-
 ties..............................................    11,044,226    (2,576,822)
                                                     ------------  ------------
Decrease in cash and cash equivalents..............    (1,942,831)   (4,873,586)
Cash and cash equivalents at beginning of period...    15,175,462    20,757,764
                                                     ------------  ------------
Cash and cash equivalents at end of period.........  $ 13,232,631  $ 15,884,178
                                                     ============  ============
Supplemental cash flow information:
  Income taxes paid................................      $231,000       $13,000

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1994 AND 1993
                                   UNAUDITED

  (1) The accompanying unaudited consolidated financial statements of Southwest Bankers, Inc. and Subsidiaries (the Company) were prepared in accordance with the instructions to Article 10 of Regulation S-X and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying consolidated financial statements contain all adjustments, consisting only of normal recurring accruals, necessary to present fairly the financial position of the Company as of June 30, 1994 and 1993 and the income and cash flows for the six months then ended. Results for the six months ended June 30, 1994 is not necessarily indicative of the results that may be expected for the full year.

  (2) In May 1993 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company adopted the provisions of the new standard for securities held as of or acquired after January 1, 1994. In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. The opening balance of shareholders' equity was increased by $222,000 to reflect the net unrealized holding gains on securities classified as available for sale which were previously carried at amortized cost.

  (3) The Company and its subsidiaries file federal income tax returns on a consolidated basis. Each subsidiary provides for income taxes in its financial statements on substantially a separate-return basis.

  As of June 30, 1994, the Company has gross deferred tax assets of $665,000 and a valuation allowance of $328,000.

  The components of the provision for deferred federal income taxes for the six months ended June 30, 1994 are as follows:

                                                                SIX MONTHS ENDED
                                                                 JUNE 30, 1994
                                                                ----------------
   Investment and minimum tax credit carryover.................     108,000
   Net operating loss carryforward.............................      73,000
   Deferred compensation.......................................     (61,000)
   Reduction in valuation allowance on deferred tax assets.....      (5,000)
   Other.......................................................       3,000
                                                                    -------
                                                                    118,000
                                                                    =======

  (4) At June 30, 1994, the Company had commitments under standby letters of credit and unfunded loan commitments of approximately $250,000 and $15,682,000, respectively.

  (5) On June 16, 1994, the Company signed a Definitive Agreement to merge with Compass Bancshares, Inc. (Compass). Compass will exchange 950,000 shares of common stock for all of the outstanding common and preferred stock of the Company. Completion of the merger is subject to shareholder and regulatory approval and is expected to close by January, 1995.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Southwest Bankers, Inc.

  We have audited the accompanying consolidated balance sheets of Southwest Bankers, Inc. and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southwest Bankers, Inc. and Subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

  As discussed in Note 9 to the consolidated financial statements, in 1993 the Company changed its method of accounting for income taxes.

                                          Ernst & Young LLP

San Antonio, Texas
February 9, 1994

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31
                                                       -------------------------
                                                           1993         1992
                                                       ------------ ------------
ASSETS
Cash and due from banks..............................  $  6,175,462 $  8,557,764
Federal funds sold...................................     9,000,000   12,200,000
                                                       ------------ ------------
Cash and cash equivalents............................    15,175,462   20,757,764
Investment securities (market value of $41,908,714 in
 1993 and $44,425,529 in 1992).......................    41,217,448   43,636,148
Loans................................................    60,837,550   57,280,340
  Less allowance for loan losses.....................     1,128,129    1,575,734
                                                       ------------ ------------
Net loans............................................    59,709,421   55,704,606
Premises and equipment...............................     5,269,741    3,441,733
Other real estate....................................                     49,374
Accrued interest receivable..........................       622,080      703,275
Deferred federal income taxes........................       450,572          --
Other assets.........................................     1,025,826    1,417,069
                                                       ------------ ------------
Total assets.........................................  $123,470,550 $125,709,969
                                                       ============ ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits
    Noninterest-bearing..............................  $ 29,437,486 $ 30,901,842
    Interest-bearing.................................    78,853,925   81,683,764
                                                       ------------ ------------
  Total deposits.....................................   108,291,411  112,585,606
  Note payable.......................................     3,491,602    3,817,477
  Accrued interest payable...........................       101,877      145,077
  Other liabilities..................................     1,558,395      992,767
                                                       ------------ ------------
Total liabilities....................................   113,443,285  117,540,927
Minority interest....................................           --       717,715
Shareholders' equity:
  Common stock, $150 par value. Authorized 10,000
   shares; 1,326 shares issued and outstanding in
   1993 and 1992.....................................       198,900      198,900
  Series "A" cumulative preferred stock, $100 par
   value. Authorized 15,000 shares; 15,000 shares
   issued and outstanding in 1993 and 1992...........     1,500,000    1,500,000
  Series "B" non-cumulative preferred stock, $100 par
   value. Authorized 21,550 shares; 21,550 shares
   issued and outstanding in 1993 and 1992...........     2,155,000    2,155,000
  Surplus............................................     1,730,408    1,730,408
  Retained earnings..................................     4,442,957    1,867,019
                                                       ------------ ------------
Total shareholders' equity...........................    10,027,265    7,451,327
                                                       ------------ ------------
Total liabilities and shareholders' equity...........  $123,470,550 $125,709,969
                                                       ============ ============

                            See accompanying notes.

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 YEAR ENDED DECEMBER 31
                                            ----------------------------------
                                               1993        1992        1991
                                            ----------  ----------  ----------
Interest income:
 Loans, including fees..................... $6,003,934  $6,269,662  $7,179,228
 Investment securities-taxable.............  2,619,852   2,569,484   2,190,200
 Federal funds sold........................    207,877     311,721     680,082
                                            ----------  ----------  ----------
Total interest income......................  8,831,663   9,150,867  10,049,510
Interest expense:
 Deposits..................................  2,206,367   2,942,676   4,355,623
 Note payable..............................    282,939     338,910     605,510
 Other.....................................        --       19,672      21,987
                                            ----------  ----------  ----------
Total interest expense.....................  2,489,306   3,301,258   4,983,120
                                            ----------  ----------  ----------
Net interest income........................  6,342,357   5,849,609   5,066,390
Provision (credit) for loan losses           (450,000)         --      552,000
                                            ----------  ----------  ----------
Net interest income after provision
 (credit) for loan losses..................  6,792,357   5,849,609   4,514,390
Noninterest income:
 Service charges on deposit accounts.......    624,968     543,396     533,305
 Other service charges and fees............    217,882     214,269     204,969
 Gain on sale of loans.....................    287,962     101,325         --
 Other.....................................    194,693     221,118     143,960
                                            ----------  ----------  ----------
Total noninterest income...................  1,325,505   1,080,108     882,234
Noninterest expenses:
 Salaries, wages, and benefits.............  3,356,674   2,450,028   2,072,937
 Occupancy.................................    347,422     708,989     738,692
 Furniture and equipment...................    162,301     172,700     239,750
 Provisions for permanent impairment in
  value of premises and losses on other
  real estate..............................        --          --      916,070
 Minority interest in income of
  consolidated subsidiary..................     73,663      92,887      23,738
 Other.....................................  1,619,571   1,603,093   1,770,181
                                            ----------  ----------  ----------
Total noninterest expenses.................  5,559,631   5,027,697   5,761,368
                                            ----------  ----------  ----------
Income (loss) before income taxes and
 extraordinary item........................  2,558,231   1,902,020    (364,744)
Federal income taxes (benefit):
 Current...................................     48,000      35,001         --
 Deferred..................................   (450,572)        --          --
 Tax effect of loss carryforward...........        --      651,845         --
                                            ----------  ----------  ----------
                                              (402,572)    686,846         --
                                            ----------  ----------  ----------
Income (loss) before extraordinary item....  2,960,803   1,215,174    (364,744)
Extraordinary item--reduction in income
 taxes arising from carryforward of prior
 years operating losses.................... $      --   $  651,845  $      --
                                            ----------  ----------  ----------
Net income (loss)..........................  2,960,803   1,867,019    (364,744)
Less: Dividends on preferred stock.........  (259,385)    (125,480)        --
                                            ----------  ----------  ----------
Net income (loss) attributable to common
 shareholders.............................. $2,701,418  $1,741,539  $ (364,744)
                                            ==========  ==========  ==========
Primary earnings (loss) per common share:
 Income (loss) before extraordinary item... $    2,037  $      820  $     (271)
 Extraordinary item........................        --          490         --
                                            ----------  ----------  ----------
Net income (loss).......................... $    2,037  $    1,310  $     (271)
                                            ==========  ==========  ==========
Fully diluted earnings (loss) per common
 share:
 Income (loss) before extraordinary item... $      760  $      350  $     (271)
 Extraordinary item........................        --          188         --
                                            ----------  ----------  ----------
Net income (loss).......................... $      760  $      538  $     (271)
                                            ==========  ==========  ==========

                            See accompanying notes.

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                    SERIES "A" SERIES "B"
                           COMMON   PREFERRED  PREFERRED                RETAINED
                           STOCK      STOCK      STOCK      SURPLUS     EARNINGS       TOTAL
                          --------  ---------- ---------- -----------  -----------  -----------
Balances at December 31,
 1990...................  $201,535  $      --  $      --  $ 8,683,434  $(6,569,836) $ 2,315,133
1991 net loss...........       --          --         --          --      (364,744)    (364,744)
Transfer from surplus...       --          --         --   (6,934,580)   6,934,580          --
                          --------  ---------- ---------- -----------  -----------  -----------
Balances at December 31,
 1991...................   201,535         --         --    1,748,854          --     1,950,389
Issuance of Series "A"
 preferred stock........       --    1,500,000        --          --           --     1,500,000
Issuance of Series "B"
 preferred stock........       --          --   2,155,000         --           --     2,155,000
Retirement of $.01 par
 value common stock.....   (21,081)        --         --          --           --       (21,081)
Exchange of existing
 $.01 par value common
 stock for $150 par
 value common stock.....    18,446         --         --      (18,446)         --           --
1992 net income.........       --          --         --          --     1,867,019    1,867,019
                          --------  ---------- ---------- -----------  -----------  -----------
Balances at December 31,
 1992...................   198,900   1,500,000  2,155,000   1,730,408    1,867,019    7,451,327
Cash dividends paid on
 preferred stock:
 Series "A" cumulative..       --          --         --          --      (276,229)    (276,229)
 Series "B" non-
  cumulative............       --          --         --          --      (108,636)    (108,636)
1993 net income.........       --          --         --          --     2,960,803    2,960,803
                          --------  ---------- ---------- -----------  -----------  -----------
Balances at December 31,
 1993...................  $198,900  $1,500,000 $2,155,000 $ 1,730,408  $ 4,442,957  $10,027,265
                          ========  ========== ========== ===========  ===========  ===========

                            See accompanying notes.

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              YEAR ENDED DECEMBER 31
                                      ----------------------------------------
                                          1993          1992          1991
                                      ------------  ------------  ------------
OPERATING ACTIVITIES
Net income (loss).................... $  2,960,803  $  1,867,019  $   (364,744)
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
 Net income attributable to minority
  interest...........................       73,663        92,887        23,738
 Provision (credit) for loan losses..     (450,000)          --        552,000
 Provision for permanent impairment
  in value of real estate............          --            --        603,099
 Depreciation and amortization.......      209,455       187,164       269,678
 Deferred tax benefit................     (450,572)          --            --
 Amortization of investment
  securities premiums, net...........      182,281       169,246        53,437
 Provisions for losses on other real
  estate.............................          --            --        260,851
 Gain on sale of loans...............     (287,962)     (101,325)          --
 Net realized gains on securities
  transactions.......................          --         (1,364)       (5,160)
 (Gain) loss on sale of equipment....          --          6,422        (2,110)
 (Gain) loss on sale of other real
  estate.............................      (54,421)       29,290        52,748
 Gain on sale of other assets........          --        (21,400)          --
 Proceeds from sale of loans held for
  sale...............................   25,666,226    20,566,125           --
 Origination of loans held for sale..  (26,929,264)  (20,203,200)          --
 Accretion of discounts on
  installment loans..................      (36,217)     (100,044)     (201,928)
 Decrease in accrued interest
  receivable.........................       81,195        31,193       176,839
 Decrease in accrued interest
  payable............................      (43,200)     (192,199)     (163,196)
 Change in other assets..............    1,826,244      (516,247)    1,087,721
 Change in other liabilities.........      698,026      (948,290)     (616,421)
                                      ------------  ------------  ------------
Net cash provided by operating
 activities..........................    3,446,257       865,277     1,726,552
INVESTING ACTIVITIES
Proceeds from sales of investment
 securities..........................          --      1,506,000     3,943,000
Proceeds from maturities of
 investment securities...............    9,187,289     8,622,693     6,921,238
Purchase of investment securities....   (6,950,870)  (16,717,782)  (24,944,744)
Net (increase) decrease in loans.....   (3,417,198)    2,819,226    10,199,078
Proceeds from sale of other real
 estate..............................      120,000       360,681       740,461
Proceeds from sale of equipment......          --         22,525         4,860
Proceeds from sale of other assets...          --         45,300           --
Purchase of minority interest........     (925,382)          --            --
Purchases of premises and equipment..   (2,037,463)   (2,477,259)     (163,085)
                                      ------------  ------------  ------------
Net cash used in investing
 activities..........................   (4,023,624)   (5,818,616)   (3,299,192)
FINANCING ACTIVITIES
Net increase (decrease) in demand
 deposits and NOW, money market, and
 savings accounts....................   (1,086,890)   18,747,409     5,832,449
Net decrease in certificates of
 deposit.............................   (3,207,305)  (12,531,695)  (11,194,557)
Proceeds from borrowings.............    3,620,920           --            --
Repayment of borrowings..............   (3,946,795)   (3,337,523)          --
Payment of dividends on preferred
 stock...............................     (384,865)          --            --
Proceeds from issuance of preferred
 stock...............................          --      3,655,000           --
Retirement of common stock...........          --        (21,081)          --
                                      ------------  ------------  ------------
Net cash provided by (used in)
 financing activities................   (5,004,935)    6,512,110    (5,362,108)
                                      ------------  ------------  ------------
Increase (decrease) in cash and cash
 equivalents.........................   (5,582,302)    1,558,771    (6,934,748)
Cash and cash equivalents at
 beginning of year...................   20,757,764    19,198,993    26,133,741
                                      ------------  ------------  ------------
Cash and cash equivalents at end of
 year................................ $ 15,175,462  $ 20,757,764  $ 19,198,993
                                      ============  ============  ============
Supplemental cash flow information:
 Interest paid....................... $  2,532,506  $  3,493,457  $  4,819,924
 Loan principal reductions resulting
  from transfers to other real
  estate.............................       16,205       291,621       255,782
 Loan originations to facilitate the
  sale of real estate................          --            --        321,000
 Income taxes paid...................       48,000        35,000           --

                            See accompanying notes.

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1993, 1992 AND 1991

1. SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The consolidated financial statements include the accounts of Southwest Bankers, Inc. (Company) and its subsidiary, Bank Asset Management Corporation, which owns 100% of The Bank of San Antonio (Bank). All significant intercompany accounts and transactions have been eliminated in consolidation.

 Cash and Cash Equivalents

  For purposes of reporting cash flow, cash and cash equivalents include cash and due from banks, interest-bearing deposits in other institutions, and federal funds sold. Generally, federal funds are sold for one-day periods.

 Investment Securities

  Investment securities are stated at cost adjusted for amortization of premiums and accretion of discounts, both computed using the interest method. All securities are purchased with the intent and ability to hold them until maturity. When the intent on individual securities changes and securities are sold, the adjusted cost of the securities is used to compute the gains and losses.

 Loans

  Interest on loans is credited to operations based upon the principal amount outstanding. The accrual of interest income generally is discontinued when a loan becomes 90 days past due as to principal and interest. When interest accruals are discontinued, interest accruals are generally charged off. Management may elect to continue the accrual of interest when the loan is well secured and in process of collection. Loans held for sale are stated at the unpaid principal balance, which approximates market value.

 Allowance for Loan Losses

  The allowance for loan losses is maintained at a level which management believes is adequate to absorb potential losses in the loan portfolio. Managements determination of the adequacy of the allowance is based on an evaluation of the loans, past loan loss experience, current economic conditions, volume, growth and composition of the portfolio, and other relevant factors.

  Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions or deductions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the banks' allowances for loan losses. Such agencies may require the banks to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

 Premises and Equipment

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using principally the straight-line method. Leasehold improvements are amortized over the lesser of the lease term or the useful life of the asset. Estimated useful lives of the assets are as follows:

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1992 AND 1991

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Buildings....................................................      40 years
     Furniture and equipment......................................  5 to 7 years
     Leasehold improvements....................................... 9 to 10 years

 Other Real Estate

  Other real estate is composed of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. These properties are recorded at the lower of cost or market value less estimated selling costs. Write-downs on allowances are provided for subsequent declines in value. Loan losses arising from the acquisition of such properties are charged against the allowance for loan losses. Income or loss generated from operation of these properties, any subsequent adjustment for decreases in real estate values, and any gain or loss on disposition of the properties are included in current operations.

 Income Taxes

  During 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under FAS 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to 1993, the Company accounted for income taxes using the deferred method as required by APB No. 11.

 Reclassifications

  Certain prior year amounts have been reclassified to conform to the current method of presentation.

2. INVESTMENT SECURITIES

  The amortized cost and estimated market values of investment securities are as follows:

                                                GROSS      GROSS     ESTIMATED
                                   AMORTIZED  UNREALIZED UNREALIZED   MARKET
                                     COST       GAINS      LOSSES      VALUE
                                  ----------- ---------- ---------- -----------
   DECEMBER 31, 1993
   U.S. Treasury securities and
    obligations of U.S.
    government corporations and
    agencies..................... $10,134,328  $452,488   $ 2,986   $10,583,830
   Mortgage-backed securities....  31,083,120   292,854    51,090    31,324,884
                                  -----------  --------   -------   -----------
                                  $41,217,448  $745,342   $54,076   $41,908,714
                                  ===========  ========   =======   ===========
   DECEMBER 31, 1992
   U.S. Treasury securities and
    obligations of U.S.
    government corporations and
    agencies..................... $13,966,978  $562,149   $19,559   $14,509,568
   Mortgage-backed securities....  29,669,170   291,007    44,216    29,915,961
                                  -----------  --------   -------   -----------
                                  $43,636,148  $853,156   $63,775   $44,425,529
                                  ===========  ========   =======   ===========

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1992 AND 1991

2. INVESTMENT SECURITIES (CONTINUED)

  The amortized cost and estimated market value of debt securities at December 31, 1993, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     ESTIMATED
                                                         AMORTIZED    MARKET
                                                           COST        VALUE
                                                        ----------- -----------
   Due in one year or less............................. $ 3,006,158 $ 3,113,430
   Due after one year through five years...............   4,004,001   4,307,960
   Due after five years................................   3,124,169   3,162,440
   Mortgage-backed securities..........................  31,083,120  31,324,884
                                                        ----------- -----------
                                                        $41,217,448 $41,908,714
                                                        =========== ===========

  The mortgage-backed securities are retired through serial payments over periods up to 30 years and are also subject to differences between scheduled payments and actual payments because of prepayments of the underlying loans.

  Proceeds from sales of investments in debt securities were $1,506,000 in 1992 and $3,943,000 in 1991. Net realized gains were $1,364 in 1992 and $5,160 in 1991. No investment securities were sold in 1993.

  At December 31, 1993 and 1992, investment securities with an adjusted cost of approximately $1,000,000 and $2,000,000, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

  In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective for fiscal years beginning after December 15, 1993. Under the new rules, debt securities that the Company has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that a company does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of shareholders' equity. Unrealized holding gains and losses on securities classified as trading are reported in earnings.

  Presently, the Company classifies all securities as investment securities and carries them at amortized cost. The Company will apply the new rules starting in the first quarter of 1994. Application of the new rules will result in an estimated increase of $222,000 in shareholders' equity as of January 1, 1994, representing the recognition in shareholders' equity of unrealized appreciation, net of taxes, for the Company's investment in debt securities determined to be available-for-sale, previously carried at amortized cost.

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1992 AND 1991

3. LOANS

Loans consist of the following:

                                                              DECEMBER 31
                                                        -----------------------
                                                           1993        1992
                                                        ----------- -----------
   Loans secured by real estate:
     Construction and land development................. $ 7,725,144 $ 4,520,908
     One-to-four family residential mortgages..........  33,407,087  32,833,308
     Commercial........................................   8,904,786  10,937,823
     Other.............................................     988,052     383,703
                                                        ----------- -----------
                                                         51,025,069  48,675,742
   Installment.........................................   3,332,406   3,180,467
   Commercial..........................................   6,573,069   5,572,839
   Other loans.........................................      39,283      19,787
                                                        ----------- -----------
                                                         60,969,827  57,448,835
   Less unearned discounts.............................     132,277     168,495
                                                        ----------- -----------
   Totals.............................................. $60,837,550 $57,280,340
                                                        =========== ===========

  At December 31, 1993 and 1992, the Bank had approximately $2,737,000 and $1,186,000, respectively, of residential mortgage loans held for sale, which are included in one-to-four family residential mortgages in the table above. Additionally, the Bank has sold mortgage loans containing recourse provisions at the option of the purchasers. Under certain conditions, the purchasers can require the Bank to repurchase individual loans during a period of up to one year after their purchase. The Bank was not required to repurchase any loans during 1993, 1992, and 1991. At December 31, 1993, mortgage loans of approximately $956,000 are subject to recourse.

  Nonperforming assets consist of the following amounts:

                                                                  DECEMBER 31
                                                                ----------------
                                                                 1993     1992
                                                                ------- --------
  Nonaccrual loans............................................. $73,309 $152,115
  Restructured loans...........................................     --     3,102
  Other loans past due 90 days or more.........................  16,544    8,476
                                                                ------- --------
                                                                 89,853  163,693
  Other real estate............................................     --    49,374
                                                                ------- --------
  Totals....................................................... $89,853 $213,067
                                                                ======= ========

  The effect of not recognizing interest income on nonaccrual and restructured loans in accordance with the original terms was approximately $8,000, $33,000, and $100,000 in 1993, 1992, and 1991, respectively.

  In the ordinary course of business, the Bank makes loans to directors and other related parties. Loans to related parties, including companies in which they are principal owners, had balances of approximately $316,000 at December 31, 1993 and $151,000 at December 31, 1992.

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1992 AND 1991

3. LOANS (CONTINUED)

  In 1993, Statement of Financial Accounting Standards No. 114 (FAS 114), "Accounting by Creditors for Impairment of a Loan," was issued. This standard addresses the accounting for impairment of loans by specifying how allowances for certain loans should be determined and for in-substance foreclosures. FAS 114 is effective for financial statements for fiscal years beginning after December 15, 1994. The effect of this new pronouncement on the Company's consolidated financial statements has not been determined.

4. ALLOWANCE FOR LOAN LOSSES

  Transactions in the allowance for loan losses were as follows:

                                                  YEAR ENDED DECEMBER 31
                                             ----------------------------------
                                                1993        1992        1991
                                             ----------  ----------  ----------
   Balance at beginning of year............. $1,575,734  $1,545,165  $1,596,245
     Provision (credit) for loan losses.....   (450,000)        --      552,000
     Loans charged off......................    (44,962)   (145,374)   (805,985)
     Recoveries on loans charged off........     47,357     175,943     202,905
                                             ----------  ----------  ----------
     Net loans recovered (charged off)......      2,395      30,569    (603,080)
                                             ----------  ----------  ----------
     Balance at end of year................. $1,128,129  $1,575,734  $1,545,165
                                             ==========  ==========  ==========

5. PREMISES AND EQUIPMENT

  Premises and equipment consist of the following:

                                                                DECEMBER 31
                                                           ---------------------
                                                              1993       1992
                                                           ---------- ----------
   Land................................................... $2,397,679 $1,373,103
   Buildings..............................................  2,639,182  1,240,000
   Furniture and equipment................................  1,875,015  1,589,193
   Leasehold improvements.................................    282,792    958,171
                                                           ---------- ----------
                                                            7,194,668  5,160,467
   Less accumulated depreciation..........................  1,924,927  1,718,734
                                                           ---------- ----------
   Totals................................................. $5,269,741 $3,441,733
                                                           ========== ==========

6. OTHER REAL ESTATE

  Transactions in other real estate were as follows:

                                                       YEAR ENDED DECEMBER 31
                                                       -----------------------
                                                          1993        1992
                                                       ----------- -----------
   Balance at beginning of year....................... $   49,374  $   360,428
     Acquired through foreclosure proceedings or
      acceptance of a deed in lieu of foreclosure.....     16,205      291,621
     Returned to premises for operational use.........        --      (212,704)
     Sales............................................    (65,579)    (389,971)
                                                       ----------  -----------
   Balance at end of year............................. $      --   $    49,374
                                                       ==========  ===========

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1992 AND 1991

7. DEPOSITS

  The composition of deposits at December 31 is as follows:

                                                          1993         1992
                                                      ------------ ------------
   Demand:
     Noninterest-bearing............................. $ 29,437,486 $ 30,901,842
     Interest-bearing................................   20,283,110   16,580,784
                                                      ------------ ------------
                                                        49,720,596   47,482,626
   Savings:
     Regular.........................................   21,256,373   19,434,348
     Money market....................................   22,390,230   27,537,115
                                                      ------------ ------------
                                                        43,646,603   46,971,463
   Certificates of deposit:
     Denominations under $100,000....................    9,288,539   11,132,120
     Denominations $100,000 and greater..............    5,635,673    6,999,397
                                                      ------------ ------------
                                                        14,924,212   18,131,517
                                                      ------------ ------------
   Totals............................................ $108,291,411 $112,585,606
                                                      ============ ============

8. NOTE PAYABLE

  The Company's note payable was refinanced in 1993. The terms of the refinanced note provide for the balance to be paid in quarterly installments over a seven-year period, and has a floating rate of prime plus 1/2%. The note is collateralized by the common stock of Bank Asset Management Corporation and the Bank. The note agreement contains certain restrictive provisions, including maintenance of minimum capital for the bank subsidiary, incurrence of debt, and payment of dividends. The scheduled annual principal payments of $517,274 are due each year from 1994 through 1999, with $387,958 due in the year 2000.

9. FEDERAL INCOME TAXES

  The Company and its subsidiaries file federal income tax returns on a consolidated basis. Each subsidiary provides for income taxes in its financial statements on substantially a separate-return basis.

  In 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). As permitted under the new rules, prior year financial statements have not been restated. There was no cumulative effect of adopting FAS 109 as of January 1, 1993.

  Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities include excess book over tax allowance for loan losses, book compensation expense in excess of the amount allowed for tax, and book write-downs of property not yet deductible for tax. As of January 1, 1993, the Company had gross deferred tax assets of $1,637,000 which were fully reserved at that date. As of December 31, 1993, the Company has gross deferred tax assets of $784,000 and a valuation allowance of $333,000.

  As of December 31, 1993, the Company has net operating loss carryforwards of $214,000 and investment and minimum tax credit carryovers of $108,000 for federal income tax purposes. These carryforwards are

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1992 AND 1991

9. FEDERAL INCOME TAXES (CONTINUED)

available to offset future taxable income and, if not utilized, expire in years 2000 through 2006. Current federal income taxes for 1992 and 1993 result from the alternative minimum tax.

  The following is a reconciliation of the difference between income tax expense (benefit) as reported and the amount computed by applying the statutory income tax rate to income (loss) before income taxes and extraordinary item (benefit):

                                                YEAR ENDED DECEMBER 31
                                            ---------------------------------
                                               1993        1992       1991
                                            ----------  ----------  ---------
   Income (loss) before income taxes and
    extraordinary item..................... $2,558,231  $1,902,020  $(364,744)
   Statutory rate..........................         34%         34%        34%
                                            ----------  ----------  ---------
   Income tax expense (benefit) at the
    statutory rate.........................    869,799     646,687   (124,013)
   Change in deferred tax valuation
    allowance..............................   (431,504)        --         --
   Alternative minimum tax.................     48,000      35,001        --
   Net operating loss carryforward.........   (873,240)        --     124,013
   Other...................................    (15,627)      5,158        --
                                            ----------  ----------  ---------
   Income tax expense (benefit) as
    reported............................... $ (402,572) $  686,846  $     --
                                            ==========  ==========  =========

10. LOAN COMMITMENTS AND STANDBY LETTERS OF CREDIT

  Loan commitments (unfunded loans and unused lines of credit) are made to accommodate the financial needs of the Bank's customers. Standby letters of credit are provided to certain customers and are conditional commitments by the Bank to guarantee performance of a customer to a third party. Both arrangements have credit risk essentially the same as that involved in extended loans to customers and are subject to the Bank's normal credit policies. The customer's creditworthiness is evaluated on a case-by-case basis and the amount of collateral obtained, if any, is based on management's credit evaluation of the customer as well as the circumstances surrounding the credit. At December 31, 1993, unfunded loan commitments totaled $10,807,000 and standby letters of credit totaled $247,000. The unfunded commitments are primarily for single-family residential construction loans.

11. LEASES

  The Bank leases certain bank premises and equipment under operating leases. The minimum future annual rentals on all noncancelable operating leases as of December 31, 1993 are as follows:

   1994................................................................ $ 79,588
   1995................................................................   65,876
   1996................................................................    4,916
   1997................................................................    4,916
   1998................................................................    3,902
                                                                        --------
   Total............................................................... $159,198
                                                                        ========

  Total lease expense amounted to $100,000, $606,000, and $610,000 for the years ended December 31, 1993, 1992, and 1991, respectively. This expense included $348,000 in 1992 and $494,000 in 1991 for a

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1992 AND 1991

11. LEASES (CONTINUED)

building leased from a partnership whose partners are shareholders of the Company. In late 1992, this lease was terminated when the Bank purchased the building from an outside third party.

12. SHAREHOLDERS' EQUITY

  In February 1992, in conjunction with a private placement memorandum, the Company issued 15,000 shares of Series "A" cumulative preferred stock and 21,550 shares of Series "B" non-cumulative preferred stock. The stock was purchased primarily by existing shareholders of the Company. Each share of Series "A" preferred stock is convertible into .065 shares of the Company's voting common stock and each share of the Series "B" preferred stock is convertible into .074 shares of the Company's voting common stock. Each share of preferred stock has a liquidation value of $100 per share plus unpaid dividends, if any. Dividends on each series of preferred stock are payable at $10 per share annually. The Series "A" cumulative preferred stock has no dividends in arrears at December 31, 1993. Under agreements with the Company's lender and the Federal Reserve Bank of Dallas, there are certain restrictions as to conversion, transfer, and payment of dividends on the stock.

  In 1992, the Company repurchased for cash 210,081 shares of its $.01 par value common stock. These shares were retired upon repurchase. Also, the remaining 18,045,400 shares were exchanged for 1,326 shares of $150 par value common stock. Per share amounts have been adjusted for this exchange.

13. NET INCOME PER COMMON SHARE

  The weighted average numbers of shares outstanding used to compute primary earnings per share were 1,326, 1,329, and 1,344 in 1993, 1992, and 1991, respectively. The Company's Series "A" and Series "B" preferred stock are excluded from the primary earnings per share calculations as they do not meet the definition of common stock equivalents. The weighted average numbers of shares outstanding used to compute fully diluted earnings per share were 3,896, 3,471, and 1,344 in 1993, 1992, and 1991, respectively. This calculation assumes full conversion of the Series "A" and Series "B" preferred stock.

14. PURCHASE OF MINORITY INTEREST

  In 1993, the Bank purchased the 19.87% minority interest in The Bank of San Antonio/Medical Center. Concurrent with the purchase, The Bank of San Antonio/Medical Center was merged into the Bank. The transaction was accounted for as a purchase. The minority interest was purchased for $925,382, with the resulting goodwill being amortized to expense over a 15-year period.

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1992 AND 1991

15. CONDENSED PARENT COMPANY FINANCIAL STATEMENTS

  Condensed financial information of the Parent Company as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 follows:

                                                 YEAR ENDED DECEMBER 31
                                            ----------------------------------
                                               1993         1992       1991
                                            -----------  ----------  ---------
   STATEMENTS OF OPERATIONS
   Income:
     Dividends from subsidiaries........... $       --   $  600,000  $     --
                                            -----------  ----------  ---------
   Total income............................         --      600,000        --
   Expenses:                                        --          --         --
     Salaries, wages, and benefits.........     363,351      38,649        --
     Interest..............................     282,939     338,910    605,510
     Other.................................      63,308     129,233     21,534
                                            -----------  ----------  ---------
   Total expenses..........................     709,598     506,792    627,044
                                            -----------  ----------  ---------
   Income (loss) before federal income
    taxes, extraordinary item, and equity
    in undistributed earnings of
    subsidiary.............................    (709,598)     93,208   (627,044)
   Income taxes (benefit)..................  (1,211,027)    (53,001)  (695,029)
                                            -----------  ----------  ---------
   Income before extraordinary item and
    equity in undistributed earnings of
    subsidiary.............................     501,429     146,209     67,985
   Extraordinary item -- reduction in
    income taxes arising from carryforward
    of prior years' operating losses.......         --      651,845        --
                                            -----------  ----------  ---------
                                                501,429     798,054     67,985
   Equity in undistributed net income
    (loss) of subsidiary...................   2,459,374   1,068,965   (432,729)
                                            -----------  ----------  ---------
   Net income (loss)....................... $ 2,960,803  $1,867,019  $(364,744)
                                            ===========  ==========  =========

                                                              DECEMBER 31
                                                        -----------------------
                                                           1993        1992
                                                        ----------- -----------
   BALANCE SHEETS
   ASSETS
   Cash................................................ $ 1,026,798 $ 1,248,860
   Investments in subsidiary...........................  12,528,536  10,069,162
   Deferred income taxes...............................     317,068         --
   Other...............................................         983         583
                                                        ----------- -----------
   Total assets........................................ $13,873,385 $11,318,605
                                                        =========== ===========
   LIABILITIES
   Note payable........................................   3,491,602   3,817,477
   Accrued interest payable............................         622      29,285
   Other...............................................     353,896      20,516
                                                        ----------- -----------
   Total liabilities...................................   3,846,120   3,867,278
   Shareholders' equity................................  10,027,265   7,451,327
                                                        ----------- -----------
   Total liabilities and shareholders' equity.......... $13,873,385 $11,318,605
                                                        =========== ===========

                    SOUTHWEST BANKERS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1993, 1992 AND 1991

15. CONDENSED PARENT COMPANY FINANCIAL STATEMENTS (CONTINUED)

                                                YEAR ENDED DECEMBER 31
                                           -----------------------------------
                                              1993         1992        1991
                                           -----------  -----------  ---------
   STATEMENTS OF CASH FLOWS
   OPERATING ACTIVITIES
   Net income (loss).....................  $ 2,960,803  $ 1,867,019  $(364,744)
   Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities:
     Undistributed net (income) losses of
      subsidiaries.......................   (2,459,374)  (1,068,965)   432,729
     Deferred tax benefit................     (317,068)         --         --
     Increase (decrease) in federal
      income taxes payable...............      (27,170)      63,176   (604,461)
     Increase (decrease) in interest
      payable............................      (28,663)      28,011     (1,097)
   Net change in other liabilities and
    assets...............................      360,150       (6,397)   500,991
                                           -----------  -----------  ---------
   Net cash provided by (used in)
    operating activities.................      488,678      882,844    (36,582)
   INVESTING ACTIVITIES
   Capital contributions to subsidiary...          --      (10, 000)       --
                                           -----------  -----------  ---------
   Net cash used by investing activities.          --       (10,000)       --
   FINANCING ACTIVITIES
   Proceeds from stock issued............          --     3,655,000        --
   Payment of dividends..................     (384,865)         --         --
   Retirement of common stock............          --       (21,081)       --
   Proceeds from borrowings..............    3,620,920          --         --
   Payments on borrowings................   (3,946,795)  (3,337,523)       --
                                           -----------  -----------  ---------
   Net cash provided by (used in)
    financing activities.................     (710,740)     296,396        --
                                           -----------  -----------  ---------
   Increase (decrease) in cash...........     (222,062)   1,169,240    (36,582)
   Cash at beginning of year.............    1,248,860       79,620    116,202
                                           -----------  -----------  ---------
   Cash at end of year...................  $ 1,026,798  $ 1,248,860  $  79,620
                                           ===========  ===========  =========

                                                                      APPENDIX I

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                            COMPASS BANCSHARES, INC.

                                      AND

                            SOUTHWEST BANKERS, INC.

                           DATED AS OF JUNE 16, 1994


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I..................................................................
 The Merger................................................................
  Section 1.1The Merger....................................................
  Section 1.2Effective Time................................................
  Section 1.3Certain Effects of the Merger.................................
  Section 1.4Certificate of Incorporation and By-Laws......................
  Section 1.5Directors and Officers........................................
  Section 1.6Conversion of Shares..........................................
  Section 1.7Shareholders' Meeting.........................................
  Section 1.8Registration of the Compass Common Stock......................
  Section 1.9Closing.......................................................
ARTICLE II.................................................................
 Dissenting Shares; Exchange of Shares.....................................
  Section 2.1Dissenting Shares.............................................
  Section 2.2Exchange of Shares............................................
ARTICLE III................................................................
 Representations and Warranties of the Company.............................
  Section 3.1Organization and Qualification................................
  Section 3.2Company Capitalization........................................
  Section 3.3Subsidiary Capitalization; Other Securities...................
  Section 3.4Authority Relative to the Agreement...........................
  Section 3.5No Violation..................................................
  Section 3.6Consents and Approvals........................................
  Section 3.7Regulatory Reports............................................
  Section 3.8SEC Status; Securities Issuances..............................
  Section 3.9Financial Statements..........................................
  Section 3.10Absence of Certain Changes...................................
  Section 3.11Company Indebtedness.........................................
  Section 3.12Litigation...................................................
  Section 3.13Tax Matters..................................................
  Section 3.14Employee Benefit Plans.......................................
  Section 3.15Employment Matters...........................................
  Section 3.16Leases, Contracts and Agreements.............................
  Section 3.17Related Company Transactions.................................
  Section 3.18Compliance with Laws.........................................
  Section 3.19Insurance....................................................
  Section 3.20Loans........................................................
  Section 3.21Fiduciary Responsibilities...................................
  Section 3.22Patents, Trademarks and Copyrights...........................
  Section 3.23Environmental Compliance.....................................
  Section 3.24Regulatory Actions...........................................
  Section 3.25Title to Properties; Encumbrances............................
  Section 3.26Shareholder List.............................................
  Section 3.27Proxy Statement..............................................
  Section 3.28Dissenting Shareholders......................................
  Section 3.29Section 368 Representations..................................
  Section 3.30Employee Stock Options.......................................
  Section 3.31Accounting Matters...........................................
  Section 3.32Representations Not Misleading...............................
ARTICLE IV.................................................................
 Representations and Warranties of Compass.................................
  Section 4.1Organization and Authority....................................
  Section 4.2Authority Relative to Agreement...............................

                                                                           PAGE
                                                                           ----
  Section 4.3Financial Reports............................................
  Section 4.4Capitalization...............................................
  Section 4.5Consents and Approvals.......................................
  Section 4.6Proxy Statement..............................................
  Section 4.7Availability of Compass Common Stock.........................
  Section 4.8Representations Not Misleading...............................
ARTICLE V.................................................................
  Covenants of the Company................................................
  Section 5.1Affirmative Covenants of the Company.........................
  Section 5.2Negative Covenants of the Company............................
ARTICLE VI................................................................
  Additional Agreements...................................................
  Section 6.1Access To, and Information Concerning, Properties and Rec-
   ords...................................................................
  Section 6.2Filing of Regulatory Approvals...............................
  Section 6.3Miscellaneous Agreements and Consents........................
  Section 6.4Company Indebtedness; Equity Bonus Payment...................
  Section 6.5Best Good Faith Efforts......................................
  Section 6.6Exclusivity..................................................
  Section 6.7Public Announcement..........................................
  Section 6.8Employee Benefit Plans; Severance............................
  Section 6.9Merger of Bank...............................................
  Section 6.10Environmental Investigation; Right to Terminate Agreement...
  Section 6.11Proxies.....................................................
  Section 6.12Exchange Agreement..........................................
  Section 6.13Amendment of Bylaws.........................................
ARTICLE VII...............................................................
  Conditions to Consummation of the Merger................................
  Section 7.1Conditions to Each Party's Obligation to Effect the Merger...
  Section 7.2Conditions to the Obligations of Compass to Effect the Merg-
   er.....................................................................
  Section 7.3Conditions to the Obligations of the Company to Effect the
   Merger.................................................................
ARTICLE VIII..............................................................
  Termination; Amendment; Waiver..........................................
  Section 8.1Termination..................................................
  Section 8.2Effect of Termination........................................
  Section 8.3Amendment....................................................
  Section 8.4Extension; Waiver............................................
ARTICLE IX................................................................
  Survival; Indemnification...............................................
  Section 9.1Survival of Representations and Warranties...................
ARTICLE X.................................................................
  Miscellaneous...........................................................
  Section 10.1Expenses....................................................
  Section 10.2Brokers and Finders.........................................
  Section 10.3Entire Agreement; Assignment................................
  Section 10.4Further Assurances..........................................
  Section 10.5Enforcement of the Agreement................................
  Section 10.6Severability................................................
  Section 10.7Notices.....................................................
  Section 10.8Governing Law...............................................
  Section 10.9Descriptive Headings........................................
  Section 10.10Parties in Interest........................................
  Section 10.11Counterparts...............................................
  Section 10.12Incorporation by References................................
  Section 10.13Certain Definitions........................................

ATTACHMENTS
 EXHIBITS
  A.Pooling Transfer Restrictions Agreement
  B.Exchange Agent Agreement
  C.Pooling of Interest Criteria
  D.Voting Agreement and Irrevocable Proxy
  E.Opinion of Counsel for the Company and the Bank
  F.Opinion of Counsel for Compass
  G.Release of Claims
  H.Release of Claims
LIST OF SCHEDULES
 Schedule 3.2Terms of the Undesignated Preferred Stock; Company Capitaliza-tion
 Schedule 3.3Bank Capitalization; List of Equity Ownership
 Schedule 3.4Authority Relative to the Agreement
 Schedule 3.5 Violations of Law; Conflicts of Interest; Share Litigation;
              Termination of Existence
 Schedule 3.6Company Prior Consents
 Schedule 3.7Regulatory Reports
 Schedule 3.10Absence of Material Changes or Adverse Effects
 Schedule 3.12Company Legal Proceedings
 Schedule 3.13Tax Liabilities
 Schedule 3.14(a)Employee Welfare Benefit Plans
 Schedule 3.14(b)Employee Pension Benefit Plans
 Schedule 3.14(c)Plan Structure Compliance
 Schedule 3.14(d)Plan Administration Compliance
 Schedule 3.14(f)Deferred Compensation, Bonus and Stock Purchase Plans
 Schedule 3.14(g)Title IV Plans
 Schedule 3.14(j)Plan Claims or Litigation
 Schedule 3.14(l) Additional Payments Due Under Deferred Compensation,
                  Bonus, Employee Welfare Benefit Plans and Employee
                  Pension Benefit Plans
 Schedule 3.15Employment Contracts and Collective Bargaining Agreements
 Schedule 3.16 Leases, Subleases, Contracts and Agreements; Participations;
               Default of Contracts; Marketable Title
 Schedule 3.17Related Company Transactions
 Schedule 3.18Compliance with Laws
 Schedule 3.19Insurance Policies
 Schedule 3.20Loans Exceeding Legal Lending Limit, Troubled Loans
 Schedule 3.22Patents, Trademarks and Copyrights
 Schedule 3.23Environmental Compliance
 Schedule 3.24Regulatory Actions; Agreements
 Schedule 3.25Title to Properties; Title Policies; Property
 Schedule 3.29Stock Transactions
 Schedule 3.30Stock Option Plans
 Schedule 4.2Compass Prior Consents
 Schedule 5.1(d)Insurance Policies to be Maintained
 Schedule 5.1(g)Compliance with Laws Pending Merger
 Schedule 5.1(j)List of Accounts and Safe Deposit Boxes
 Schedule 5.1(k)List of Liabilities and Obligations of the Company and the Bank
 Schedule 5.2(l)List of Permitted Capital Expenditures
 Schedule 6.11List of Proxy Holders Voting Affirmatively for the Agreement

                                   APPENDIX I
                                MERGER AGREEMENT

                      AGREEMENT AND PLAN OF REORGANIZATION

  AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") dated as of June 16, 1994, by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), and Southwest Bankers, Inc., a Texas corporation ("Company").

  WHEREAS, Compass desires to affiliate with the Company and its wholly owned subsidiaries, Bank Asset Management Corporation, a Delaware corporation ("BAMC"), and The Bank of San Antonio, a Texas state bank (the "Bank"), and the Company and the Bank desire to affiliate with Compass in the manner provided in this Agreement;

  WHEREAS, Compass and the Company believe that the Merger (as defined herein) of the Company with and into Compass in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders; and

  WHEREAS, to effectuate the Merger, Compass and the Company desire to adopt a plan of reorganization in accordance with the provisions of Section 368(a)(1)(A) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, the respective boards of directors of the Company and Compass have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   The Merger

  Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Texas Business Corporation Act (the "TBCA") and the General Corporation Law of the State of Delaware (the "GCL"), the Company shall be merged with and into Compass (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in
Article VII hereof. Following the Merger, Compass shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company shall cease.

  Section 1.2 Effective Time. The Merger shall be consummated by the filing by the Texas Secretary of State of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the TBCA, and by the filing by the Delaware Secretary of State of a Certificate of Merger in the form required by and executed in accordance with the relevant provisions of the GCL and by the issuance of a Certificate of Merger by the Secretary of State of Texas. (The date of such issuance and filing or such other time and date as may be specified in the Articles and Certificate of Merger shall be the "Effective Time").

  Section 1.3 Certain Effects of the Merger. The Merger shall have the effects set forth in Article 5.06 of the TBCA and in the GCL.

  Section 1.4 Certificate of Incorporation and By-Laws. The Certificate of Incorporation and the By-Laws of Compass, in each case as in effect at the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

  Section 1.5 Directors and Officers. The directors and officers of Compass at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

  Section 1.6 Conversion of Shares. (a) Each share of the Company's common stock, par value $150 per share ("Company Common Stock"), each share of the Company's Series A Cumulative Convertible Preferred Stock, par value $100 per share (the "Series A Preferred Stock"), and each share of the Company's Series B Non-Cumulative Convertible Preferred Stock, par value $100 per share (the "Series B Preferred Stock") issued and outstanding immediately prior to the Effective Time (the Series A Preferred Stock and the Series B Preferred Stock are together called the "Company Preferred Stock" and the Company Common Stock and the Company Preferred Stock are collectively called the "Shares"), other than Dissenting Shares (as defined in Section 2.1), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificates representing such Shares. For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding prior to the Effective Time.

  (b) The "Exchange Ratio" shall equal (i) the 950,000 shares of Compass Common Stock to be issued to the holders of the Shares, divided by (ii) the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus the number of shares of Company Common Stock into which the shares of Company Preferred Stock outstanding immediately prior to the Effective Time are convertible (the sum in this clause (ii) being referred to as the "Fully Diluted Shares Outstanding"). At the Closing, the Company shall calculate and certify to Compass and the Exchange Agent the Fully Diluted Shares Outstanding. Each holder of Series A Preferred Stock shall receive for each share of Series A Preferred Stock held immediately prior to the Effective Time a number of shares of Compass Common Stock equal to the product of (i) the Exchange Ratio, times (ii) the number of shares of Company Common Stock into which each such share of Series A Preferred Stock is convertible. Each holder of Series B Preferred Stock shall receive for each share of Series B Preferred Stock held immediately prior to the Effective Time a number of shares of Compass Common Stock equal to the product of (y) the Exchange Ratio, times (z) the number of shares of Company Common Stock into which each such share of Series B Preferred Stock is convertible. Each holder of Company Common Stock shall receive for each share of Company Common Stock held immediately prior to the Effective Time a number of shares of Compass Common Stock equal to the Exchange Ratio. In no event, however, shall Compass be obligated to issue any more than 950,000 shares of Compass Common Stock in exchange for all outstanding Shares. The ratio of the number of shares of Compass Common Stock to be exchanged for each Share, respectively, shall be adjusted appropriately to reflect any stock dividends or splits with respect to Compass Common Stock, where the record date occurs prior to the Effective Time.

  (c) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the average closing price for Compass Common Stock as reported by the NASDAQ National Market System for the thirty days of trading of Compass Common Stock immediately preceding the tenth business day prior to the first business day following the later of (i) the receipt of required regulatory approvals from the FDIC and the FRB (each as defined in Section 3.5) and the expiration of any applicable waiting period with respect thereto and (ii) the approval of the Merger by the Company's shareholders.

  Section 1.7 Shareholders' Meeting. The Company, acting through its Board of Directors, shall, in accordance with applicable law:

  (a) duly call, give notice of, convene and hold a meeting (the "Shareholders' Meeting") of its shareholders at a mutually agreeable time for the purpose of approving and adopting this Agreement, but in no event shall the date of the Shareholders' Meeting (the "Meeting Date") be later than 20 business days after the receipt of conditional regulatory approvals from the FDIC and the FRB (exclusive of any applicable waiting periods);

  (b) require no greater than the minimum vote required by applicable law of each class of the Shares in order to approve the Merger;

  (c) include in the Proxy Statement (defined in paragraph (d) below) the unanimous recommendation of its Board of Directors that the shareholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger; and

  (d) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the date of this Agreement, and (ii) to obtain the approval and adoption of the Merger by shareholders holding at least the minimum number of Shares of each class of the Shares entitled to vote at the Shareholders' Meeting to approve the Merger under applicable law. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger shall be in form and substance reasonably satisfactory to Compass, and are collectively referred to herein as the "Proxy Statement."

  Section 1.8 Registration of the Compass Common Stock.

  (a) Compass shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 ("Securities Act") covering the shares of Compass Common Stock to be issued to Company shareholders in the Merger.

  (b) Within 30 days after the date hereof, the Company shall enter into and cause each Company shareholder who is an "affiliate" (as defined in SEC Rule
405) of the Company to enter into with Compass a written agreement in substantially the form of Exhibit A attached hereto.

  Section 1.9 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after the vote of the shareholders of the Company in favor of the approval and adoption of this Agreement and the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, but without the consent of Compass not prior to January 2, 1995, the Company and Compass shall execute and deliver the Articles of Merger and the Certificate of Merger, as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at a mutually agreeable location in San Antonio, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                  ARTICLE II.

                     Dissenting Shares; Exchange of Shares

  Section 2.1 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Article 5.12 of the

TBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in Section 1.6 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TBCA. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.

  Section 2.2 Exchange of Shares.

  (a) Compass shall deposit or cause to be deposited in trust with River Oaks Trust Company, Houston, Texas (the "Exchange Agent"), pursuant to an exchange agent agreement in substantially the form attached hereto as Exhibit B (the "Exchange Agreement"), prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to Section 1.6 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Company and Compass, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b). Payments to dissenting shareholders shall be made as required by Article 5.12 of the TBCA. Subject to holding sufficient cash to make prompt payments to holders of Shares, the Exchange Agent shall invest the Exchange Fund in The Starburst Government Money Market Fund, managed by Compass Bank of the South, an affiliate of Compass. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

  (b) Promptly after the Effective Time and subject to Section 2.1, the Exchange Agent shall deliver at the Closing or mail to each record holder of an outstanding certificate or certificates which as of the Effective Time represented Shares (the "Certificates"), a form letter of transmittal approved by the Company and Compass (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in Section 1.6, and such Certificate shall forthwith be canceled. Compass shall provide the Exchange Agent with certificates for Compass Common Stock, as requested by the Exchange Agent, in the amounts provided in Section
1.6 hereof. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

  (c) After the Effective Time, the stock transfer ledger of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to such time of filing. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Article II.

  (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Compass, and the holders of Shares not theretofore presented to the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares.

                                  ARTICLE III.

                 Representations and Warranties of the Company

  The Company hereby makes the representations and warranties set forth in this
Article III to Compass. The Company shall deliver to Compass on or before the close of business on the 14th business day after the date of this Agreement the Schedules to this Agreement which shall be subject to review and approval by Compass in its sole discretion within 14 business days of Compass' receipt of such Schedules. The Company agrees at the Closing to provide Compass with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of the Closing. Matters described on one Schedule shall be deemed described on all Schedules to which such matter would be responsive.

  Section 3.1 Organization and Qualification. The Company is a Texas corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Texas and all laws, rules, and regulations applicable to bank holding companies. BAMC is a Delaware corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing in good standing under the laws of the State of Delaware and all laws, rules and regulations applicable to bank holding companies. The Bank is a Texas state bank, duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Company, BAMC and the Bank has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth on
Schedule 3.17, the Company does not own or control any Affiliate (as defined in Section 3.17) or Subsidiary (as defined in Section 9.14(a)) other than BAMC and the Bank. True and correct copies of the Articles of Incorporation or Association and Bylaws of the Company, BAMC and the Bank, with all amendments thereto through the date of this Agreement, have been delivered by the Company to Compass. The Bank is duly qualified or licensed to do business and is in good standing in the State of Texas. The nature of the business of the Company, BAMC and the Bank and their respective activities, as currently conducted, do not require them to be qualified to do business in any jurisdiction other than the State of Texas.

  Section 3.2 Company Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of (a) 10,000 shares of Company Common Stock, of which 1,326 shares are issued and outstanding, and none of which are held in treasury, (b) 15,000 shares of Series A Preferred Stock, of which 15,000 shares are issued and outstanding and none of which are held in treasury, (c) 21,550 shares of Series B Preferred Stock, of which 21,550 shares are issued and outstanding, and none of which are held in treasury. Except for Company Preferred Stock or as set forth on Schedule 3.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Company or its Subsidiaries to purchase or otherwise acquire any security of or equity interest in the Company or its Subsidiaries. Except for Company Preferred Stock or as set forth on Schedule 3.2, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of the Company, or to the knowledge of the Company, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the TBCA and applicable banking laws and regulations, and all dividends declared prior to the date hereof have been paid, except for regular dividends payable on the Company Preferred Stock on June 30, 1994.

  Section 3.3 Subsidiary Capitalization; Other Securities. All of the issued and outstanding shares of the capital stock of the Bank and BAMC (i) are duly authorized, validly issued, fully paid and nonassessable, and (ii) except as set forth in Schedule 3.3, are free and clear of any liens, claims, security interests and encumbrances of any kind. There are no irrevocable proxies with respect to such shares and there are no outstanding or authorized subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to any of such shares of capital stock to any person. The Company owns directly all of the issued and outstanding capital stock of BAMC. BAMC owns directly all of the issued and outstanding capital stock of the Bank, neither the Company, BAMC, nor the Bank has any equity ownership interest in any other person other than BAMC or the Bank.

  Section 3.4 Authority Relative to the Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and, except for the approval by the Company's shareholders, no further proceedings on the part of the Company are necessary, to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered by the Company and is a duly authorized, valid, legally binding and enforceable obligation of the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over the Company as may be required by statute or regulation. Except as set forth on Schedule 3.4, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the respective Articles of Incorporation or Association or By-Laws of the Company or its Subsidiaries or any agreement, document or instrument by which the Company or its Subsidiaries are obligated or bound.

  Section 3.5 No Violation. Except as set forth on Schedule 3.5, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the Company's shareholders, the SEC, the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System ("FRB"), and the Texas Department of Banking ("Department") will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Company or its Subsidiaries or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company or its Subsidiaries are a party or by which any of their assets or properties are subject or bound. Except as set forth on
Schedule 3.5, there are no proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened, against the Company or its Subsidiaries or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 3.5, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and material contracts of the Company and its Subsidiaries will not be terminated or impaired by reason of the execution, delivery or performance by the Company of this Agreement or consummation by the Company of the transactions contemplated hereby, assuming the receipt of required shareholder and regulatory approvals.

  Section 3.6 Consents and Approvals. The Company's Board of Directors (at a meeting called and duly held) has unanimously resolved to recommend approval and adoption of this Agreement by the Company's shareholders. Except the filing of the Articles of Merger under the TBCA, the Certificate of

Merger under the GCL, and such approvals as may be required from the SEC, the FRB, the FDIC and the Department and holders of Shares under the TBCA and except as described in Schedule 3.6 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Company or its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby or the resulting change of control of BAMC and the Bank.

  Section 3.7 Regulatory Reports. Except as set forth on Schedule 3.7, the Company and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the OCC, the Department, the FDIC, or any other regulatory authority having jurisdiction over any such persons, other than plans, reports or information listed on Schedule 3.7.

  Section 3.8 SEC Status; Securities Issuances. The Company is not subject to the registration provisions of Section 12 of the Exchange Act nor the rules and regulations of the SEC promulgated under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than anti-fraud provisions of the Exchange Act. All issuances of securities by the Company and the Bank have been registered under the Securities Act, the Securities Act of the State of Texas, the Texas Banking Code, and all other applicable laws or were exempt from any such registration requirements.

  Section 3.9 Financial Statements. The Company has provided Compass with a true and complete copy of (i) the audited consolidated statement of financial position of the Company and its Subsidiaries as of December 31, 1993, and the related consolidated statements of income, shareholders' equity and changes in cash flows for the years ended December 31, 1992 and 1993, and (ii) the unaudited consolidated statements of financial position of the Company and its Subsidiaries as of March 31, 1994 and the related consolidated statements of income and shareholders' equity for the periods ended March 31, 1993 and 1994 (such consolidated statements of financial position and the related consolidated statements of income, shareholders' equity and, to the extent contained in the 1993 audited financial statements, changes in cash flows, together with the notes and schedules thereto, are collectively referred to herein as the "Financial Statements"). Except as described in the notes to the Financial Statements, the Financial Statements, including the consolidated statement of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows (including the related notes thereto) of the Company and its Subsidiaries, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and, to the extent described in the 1993 audited financial statements, cash flows of the Company and its Subsidiaries for the periods then ended, in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of the Company and its Subsidiaries. Neither the Company nor its Subsidiaries have any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Company will provide Compass with the unaudited consolidated and unconsolidated statements of financial position of the Company and its Subsidiaries as of the end of each month hereafter, prepared on a basis consistent with prior periods, and promptly following their availability the Company will provide Compass with the call reports of the Bank for all periods ending after March 31, 1994.

  Section 3.10 Absence of Certain Changes. Except as and to the extent set forth on Schedule 3.10, since March 31, 1994 (the "Balance Sheet Date") neither the Company nor any of its Subsidiaries has:

    (a) made any amendment to its Articles of Incorporation or Association or Bylaws or changed the character of its business in any material manner;

    (b) suffered any Material Adverse Effect (as defined in Section
  10.13(b));

    (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

    (d) except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

    (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;

    (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

    (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

    (h) except for regular salary increases granted in the ordinary course of business within the Company's or the Bank's 1994 budget and consistent with prior practices and except for bonuses to be paid to the executive officers of the Bank in respect of their performance in 1994 in an amount not to exceed $137,000 pursuant to the Bank's incentive plan for such officers, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by the Company or its Subsidiaries, for the directors, employees or former employees of the Company or its Subsidiaries ("Employee Benefit Plan");

    (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities, except for dividends paid to the Company by BAMC and to BAMC by the Bank and except for regular quarterly dividends on the Company Preferred Stock consistent with past practice;

    (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Company or its Subsidiaries to any liability from the business, operations or liabilities of such person);

    (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

    (l) made any or acquiesced with any change in any accounting methods, principles or practices;

    (m) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

    (n) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this
  Section 3.10 in the future so that any such representation would not be true in all material respects as of the Closing.

  Section 3.11 Company Indebtedness. The Company has delivered to Compass true and complete copies of all loan documents ("Company Loan Documents") related to indebtedness of the Company and its Subsidiaries, including BAMC and the Bank, other than deposits ("Company Indebtedness"), and made available to Compass all material correspondence concerning the status of Company Indebtedness.

  Section 3.12 Litigation. Except as set forth on Schedule 3.12, there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any Subsidiary or involving any of their respective properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Company will notify Compass immediately in writing of any Proceedings against the Company or any Subsidiary.

  Section 3.13 Tax Matters. The Company and its Subsidiaries have duly filed all tax returns required to be filed by them involving a tax liability or other material potential detriment for failure to file (the "Filed Returns") with respect to 1990, 1991 and 1992. The Company will file its 1993 federal income tax return not later than September 15, 1994, at which time it will become a Filed Return. The statute of limitations has run with respect to all periods prior to 1990. The Company and its Subsidiaries have paid, or have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. With respect to the periods for which returns have not yet been filed, the Company and its Subsidiaries have established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Schedule 3.13, the Company and its Subsidiaries have no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. Except as set forth on Schedule 3.13, the Company has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Company and its Subsidiaries or similar arrangement with its Subsidiaries. Set forth on Schedule 3.13 are the dates of filing of all Filed Returns and any amendments thereto which relate to federal or state income or franchise taxes. Neither the Company nor any Subsidiary has filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). Except as set forth on Schedule 3.13, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Company or any Subsidiary, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company or any Subsidiary for any period. The Company and the Bank have withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

  Section 3.14 Employee Benefit Plans. With respect to all Employee Benefit Plans in which employees of the Company or its Subsidiaries participate the following are true and correct:

    (a) Schedule 3.14(a) lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or its Subsidiaries or to which the Company or its Subsidiaries contribute or are required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Company or its Subsidiaries for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by
  Section 4980B of the Code and Sections 601-608 of ERISA;

    (b) Schedule 3.14(b) lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Company or its Subsidiaries or to which the Company or its Subsidiaries contribute or are required to contribute, including any multiemployer plan (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

    (c) Except as disclosed in Schedule 3.14(c), all of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans and Welfare Benefit Plans; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination), including amendments which may be required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989 and the Omnibus Budget Reconciliation Act of 1990;

    (d) Except as disclosed in Schedule 3.14(d), each Welfare Benefit Plan and each Pension Benefit Plan has been administered in compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely filed;

    (e) On and after January 1, 1975, neither the Company, any Subsidiary of the Company nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

    (f) Schedule 3.14(f) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, all unfunded plans and any other employee benefit plan, agreement, arrangement or commitment not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company or its Subsidiaries;

    (g) Except as disclosed in Schedule 3.14(g), neither the Company, any Subsidiary of the Company nor any corporation or other trade or business controlled by or under common control with the Company (as determined under Sections 414(b) and 414(c) of the Code) ("Common Control Entity") is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Company, its Subsidiaries or a Common Control Entity maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Company, any Subsidiary of the Company nor a Common Control Entity (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

    (h) True and complete copies of each Welfare Benefit Plan and each Pension Benefit Plan, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, each plan, agreement, arrangement, and commitment referred to in subsection 3.14(f) of this Section, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for the two most recent plan years, have been furnished to Compass;

    (i) All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments), and all plans, agreements, arrangements and commitments referred to in subsection 3.14(f) of this Section are legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of these plans, (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 of ERISA;

    (j) Except as disclosed in Schedule 3.14(j), there are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in subsection 3.14(f), other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans;

    (k) No action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in subsection 3.14(f), other than for income taxes due with respect to benefits paid; and

    (l) Except as otherwise set forth in Schedule 3.14(l), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Company or its Subsidiaries (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any plan, agreements, arrangements, and commitments referred to in subsection 3.14(f) of this Section.

  Section 3.15 Employment Matters. Except for the Compensation Agreement dated effective as of January 1, 1992 by and between Stephen M. Dufilho and the Company (the "January 1, 1992 Compensation Agreement") and the First Amended and Restated Compensation Agreement dated effective as of October 1, 1993 by and between Stephen M. Dufilho and the Bank (the "October 1, 1993 Compensation Agreement"), and except as disclosed on Schedule 3.15, neither the Company nor any Subsidiary of the Company is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Company or its Subsidiaries before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or its Subsidiaries, nor of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any Subsidiary of the Company is engaged in any unfair labor practice.

  Section 3.16 Leases, Contracts and Agreements. Schedule 3.16 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Company or its Subsidiaries are a party or by which the Company or its Subsidiaries are bound which obligate or may obligate the Company or its Subsidiaries in the aggregate for an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Company or the Bank in the aggregate for an amount in excess of $25,000 over the entire term of such related contracts (the "Contracts"). The Company has delivered to Compass true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Company or the Bank, but does include unfunded loan commitments and letters of credit issued by the Company or the Bank where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $25,000. Except as set forth in Schedule 3.16, no participations or loans have been sold which have buy-back, recourse or guaranty provisions which create contingent or direct liabilities of the Company or its Subsidiaries. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.16, all rent and other payments by the Company and its Subsidiaries under the Contracts are current, there are no existing defaults by the Company or its Subsidiaries under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. Each of the Company and the Bank has a good and marketable leasehold interest, subject to the terms of the leases with respect thereto, in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests of the Company or the Bank.

  Section 3.17 Related Company Transactions. Schedule 3.17 sets forth all Affiliates and Subsidiaries of the Company, other than BAMC and the Bank. Except as set forth on Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates (including BAMC and the Bank). The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

  Section 3.18 Compliance with Laws. Except as set forth on Schedule 3.18, neither the Company nor any Subsidiary of the Company is (i) in default with respect to or is in violation of any judgment, order, writ, injunction or decree of any court or (ii) in material default with respect to or in material violation of any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Company or its Subsidiaries. The Company and its Subsidiaries have all permits, licenses, and franchises from governmental agencies required to conduct their businesses as they are now being conducted.

  Section 3.19 Insurance. The Company and its Subsidiaries have in effect the insurance coverage (including fidelity bonds) described in Schedule 3.19 and have had adequate insurance in force for the last 5 years. Except as disclosed in Schedule 3.19, there have been no claims under such bonds within the last 5 years and neither the Company nor any Subsidiary of the Company is aware of any facts which would form the basis of a claim under such bonds. Neither the Company nor any Subsidiary of the Company has any reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms.

  Section 3.20 Loans. Each loan reflected as an asset in the Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles. The Bank does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 3.20, the Bank has no known significant delinquent, substandard, doubtful, loss, nonperforming or classified loans.

  Section 3.21 Fiduciary Responsibilities. The Company and its Subsidiaries have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

  Section 3.22 Patents, Trademarks and Copyrights. Except as set forth in
Schedule 3.22, neither the Company nor any Subsidiary of the Company requires the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Company or its Subsidiaries. The Company and its Subsidiaries own or are licensed or otherwise have the right to use the items listed in
Schedule 3.22.

  Section 3.23 Environmental Compliance. Except as set forth in Schedule 3.23, in the case of Controlled Properties (as defined in Section 6.10), to the current actual knowledge of the executive officers of the Company and its Subsidiaries, and in the case of Collateral Properties (as defined in Section 6.10), to the current actual knowledge of the executive officers and commercial loan officers of the Company and its Subsidiaries:

    (a) The Company, its Subsidiaries and any property owned or operated by them are in compliance with all applicable Environmental Laws (as defined in Section 10.14(c)) and have obtained and are in compliance with all permits, licenses and other authorizations required under any Environmental Law. There is no past or present event, condition or circumstance that is likely to interfere with the conduct of the business of the Company or its Subsidiaries in the manner now conducted relating to such entity's compliance with Environmental Laws or constitute a material violation thereof or which would have a Material Adverse Effect upon the Company or its Subsidiaries;

    (b) Neither the Company nor any Subsidiary of the Company does now or has leased, operated, owned, or exercised managerial functions at any facilities or real property with respect to which such entity, facility or real property is subject to any actual, potential, or, to the knowledge of the Company or its Subsidiaries, threatened Proceeding under any Environmental Law;

    (c) There are no actions or Proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or its Subsidiaries under any Environmental Law, and neither the Company nor any Subsidiary of the Company has received any notice (whether from any regulatory body or private person) of material violation, or potential or threatened material violation, of any Environmental Law;

    (d) There are no actions or Proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Section 10.14(d)) at or on (i) any Property currently or in the past owned, operated, or leased by the Company or Bank or over which the Company or its Subsidiaries exercised managerial functions, or (ii) at any property where Polluting Substances generated by the Company or its Subsidiaries have been disposed;

    (e) There is no Property for which the Company or any Subsidiary of the Company is or was required to obtain any Permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it;

    (f) Except as disclosed to Compass, neither the Company nor any Subsidiary of the Company has generated any Polluting Substances and for any such Polluting Substances properly executed manifests are on record with them and any appropriate regulatory agency;

    (g) There has been no release of Polluting Substances in violation of any Environmental Laws, which would require any report or notification to any governmental or regulatory authority, in or on any Property;

    (h) Neither any Property nor the Company or any of its Subsidiaries are subject to investigation or pending or, to the knowledge of the Company or its Subsidiaries, threatened litigation by federal, state or local officials or private litigant as a result of any previous on-site management, treatment, storage, release or disposal of Polluting Substances or exposure to any Polluting Substances;

    (i) There are no underground or above ground storage tanks on or under any Property which are not in conformity with Environmental Laws and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws; and

    (j) There is no asbestos containing material on any Property.

    (k) For purposes of this Section 3.23 and Section 6.10, "Property" includes any property (whether real or personal) which the Company or its Subsidiaries currently or in the past have leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof and property now held as security for a loan or other indebtedness by the Company or its Subsidiaries. For purposes of this Section 3.23, "current actual knowledge" means actual awareness, and does not mean that a special investigation or inquiry has been made by the person to whose knowledge reference is made.

  Section 3.24 Regulatory Actions. Except as set forth on Schedule 3.24, there are no actions or proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or its Subsidiaries by or before the FRB, the FDIC, the U.S. Environmental Protection Agency, the Texas Natural Resource Conservation Commission, or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth on Schedule 3.24, neither the Company nor any Subsidiary of the Company is subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity. Neither the Company nor any Subsidiary of the Company has taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval.

  Section 3.25 Title to Properties; Encumbrances. Except as set forth on
Schedule 3.25, each of the Company and its Subsidiaries has unencumbered, good, legal, and marketable title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth on Schedule 3.25, the Company has a title policy in full force and effect from a title insurance company which, to the best of Company's knowledge, is solvent, insuring good and indefeasible title to all real property owned by the Company or its Subsidiaries in favor of the Company or its Subsidiaries, whichever is applicable. The Company has made available to Compass all of the files and information in the possession of the Company and its Subsidiaries concerning such properties, including any title exceptions which might affect marketable title or value of such property. The Company and its Subsidiaries each hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their respective businesses as they are currently being conducted. Except as set forth on Schedule 3.25, the Company and its Subsidiaries own all furniture, equipment, art and other property used to transact business presently located on their premises.

  Section 3.26 Shareholder List. The Company has provided to Compass prior to the date of this Agreement a list of the holders of Shares and the holders of any outstanding warrant, option, convertible debenture or other security entity the holder thereof to acquire Shares as of March 31, 1994 containing the names, addresses and number of Shares or such other securities held of record, which is accurate in all respects as of such date, and the Company will promptly, and in any event prior to the mailing of the Proxy Statement, advise Compass of any significant changes thereto.

  Section 3.27 Proxy Statement. None of the information supplied or to be supplied by the Company or its Subsidiaries, or, to the knowledge of the Company or its Subsidiaries, any of their respective directors, officers, employees or agents for inclusion in:

    (a) the Proxy Statement; or

    (b) any registration statement or other documents to be filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated hereby, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of Company;

will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that the Company or its Subsidiaries are responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

  Section 3.28 Dissenting Shareholders. The Company and its Subsidiaries, and their respective directors, have no knowledge of any plan or intention on the part of any Company shareholders to make written demand for payment of the fair value of such Shares in the manner provided in Article 5.12 of the TBCA.

  Section 3.29 Section 368 Representations. (a) Based on a review by officers of the Company of certificates to such officers, there is no plan or intention by any Company shareholder who is anticipated to receive one percent (1%) or more of the total Merger Consideration ("1% Shareholder") and, to the knowledge of the Company, BAMC, the Bank, and their respective directors, there is no plan or intention by any of the remaining Company shareholders, to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger that would reduce all such shareholders' holdings to a number of shares having a total fair market value at the Effective Time of less than fifty percent (50%) of the total fair market value of all of the Company's capital stock outstanding immediately prior to the Effective Time. For purposes of this
Section 3.29, shares of the Company's capital stock surrendered by dissenting shareholders and shares of the Company's capital stock sold, redeemed or otherwise disposed of prior or subsequent to and as a part of the overall transaction contemplated by the Merger will be considered to be capital stock of the Company outstanding immediately prior to the Merger.

  (b) Within 30 days after the date hereof, the Company shall provide to Compass true and correct copies of statements received from each 1% Shareholder with respect to his plan or intention to sell or otherwise dispose of the Compass Common Stock to be received pursuant to the Merger, and has set forth on Schedule 3.29 all knowledge of the Company and its Subsidiaries and their respective directors about the plans or intentions of any other Company shareholders to sell or otherwise dispose of the Compass Common Stock to be received pursuant to the Merger.

  (c) Compass will not assume any debts or obligations of the holders of the Shares as part of the Merger.

  (d) Except as set forth on Schedule 3.29, there have not been any sales or redemptions of the Company's capital stock in contemplation of the Merger.
Schedule 3.29 sets forth all transactions in the capital stock of the Company since March 31, 1993.

  (e) The liabilities of the Company assumed by Compass as a part of the Merger and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

  (f) The Company and its shareholders will pay their own expenses which are incurred in connection with the Merger.

  (g) The Company has not disposed of any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets (ignoring any liabilities) at any time either during the past twelve months or in contemplation of the Merger.

  (h) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

  (i) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

  Section 3.30 Employee Stock Options. Except as set forth on Schedule 3.30, there are no Company employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or its Subsidiaries.

  Section 3.31 Accounting Matters. Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

  Section 3.32 Representations Not Misleading. No representation or warranty by the Company in this Agreement, nor any statement, summary, exhibit or schedule furnished to Compass by the Company or its Subsidiaries under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE IV.

                   Representations and Warranties of Compass

  Compass hereby jointly and severally makes the representations and warranties set forth in this Article IV to the Company.

  Section 4.1 Organization and Authority.

  (a) Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

  (b) Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where each owns or leases properties or conducts business.

  Section 4.2 Authority Relative to Agreement. Compass has full corporate power and authority and no further corporate proceedings on the part of Compass are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass's Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the FRB, the FDIC, and the Department will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth on
Schedule 4.2, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company or the Bank on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

  Section 4.3 Financial Reports. Compass has previously furnished the Company a true and complete copy of (i) the 1993 Annual Report to Shareholders, which report (the "Compass 1993 Annual Report") includes, among other things, consolidated statements of financial position of Compass and its Subsidiaries as at December 31, 1993 and 1992, the related consolidated statements of income, shareholders' equity and cash flows for the two years then ended and
(ii) Compass's quarterly report on Form 10-Q for the quarter ended March 31, 1994 (the "Quarterly Report") which report includes among other things consolidated statements of financial position of Compass and its Subsidiaries as at March 31, 1994 and 1993, respectively, and the related consolidated statements of income and cash flows for the three month periods ending March 31, 1994 and 1993. The financial statements contained in the Compass 1993 Annual Report and such Quarterly Report have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated statements of financial position of Compass and its subsidiaries as at December 31, 1993 and 1992 contained in the Compass 1993 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as at the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The consolidated financial statements of Compass and its Subsidiaries as at March 31, 1994 and 1993, contained in the Quarterly Report, fairly present the financial condition, the results of the operations and cash flows thereof as at such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this Section 4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1993 Annual Report or the Quarterly Report is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  Section 4.4 Capitalization. The shares of Compass Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of March 31, 1994, Compass had 36,446,278 shares of common stock, $2.00 per share par value, issued and outstanding, none of which are held as treasury stock. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

  Section 4.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Company and the Bank, except the filing of Articles of Merger under the TBCA, the filing of the Certificate of Merger under the GCL, and such approvals as may be required from the SEC, the FRB, the Department and the FDIC.

  Section 4.6 Proxy Statement. None of the information supplied or to be supplied by Compass, or, to the best knowledge of Compass, any of its directors, officers, employees or agents for inclusion in:

    (a) the Proxy Statement; or

    (b) any registration statement or other documents to filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of the Company;

will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Compass is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

  Section 4.7 Availability of Compass Common Stock. Compass has available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration.

  Section 4.8 Representations Not Misleading. No representation or warranty by Compass in this Agreement, nor any statement or exhibit furnished to the Company or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V.

                            Covenants of the Company

  Section 5.1 Affirmative Covenants of the Company. For so long as this Agreement is in effect, the Company shall, and shall use its best efforts to cause its Subsidiaries, including BAMC and the Bank (collectively, the "Acquired Companies") to, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

    (a) operate and conduct the businesses of the Acquired Companies in the ordinary course of business and consistent with prudent banking practices;

    (b) preserve intact the Acquired Companies' corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

    (c) comply with all material contractual obligations applicable to the Acquired Companies' operations;

    (d) maintain all the Acquired Companies' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 5.1(d) (which shall list all coverages and all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Acquired Companies and consistent with the existing insurance coverages;

    (e) in good faith and in a timely manner (i) cooperate with Compass in satisfying the conditions in this Agreement, (ii) assist Compass in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and the Company (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Company and any governmental agency or other third party, (iii) furnish information concerning the Acquired Companies not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

    (f) timely file with the FRB, the Department, and the FDIC, all financial statements and other reports required to be so filed by any of the Acquired Companies and to the extent permitted by applicable law, promptly thereafter deliver to Compass copies of all financial statements and other reports required to be so filed;

    (g) comply in all material respects with all applicable laws and regulations, domestic and foreign;

    (h) promptly notify Compass upon obtaining knowledge of any additional default, event of default or condition with which the passage of time or giving of notice would constitute an additional default or event of default under the Company Loan Documents and promptly notify and provide copies to Compass of any material written communications concerning the Company Loan Documents;

    (i) between the date of this Agreement and Closing, promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in or referred to in this Agreement to be untrue or misleading in any material respect;

    (j) deliver to Compass a list (Schedule 5.1(j)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Company and its Subsidiaries have accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

    (k) deliver to Compass a list (Schedule 5.1(k)), dated as of the Effective Time, showing all liabilities and obligations of Company and its Subsidiaries, except those arising in the ordinary course of their respective businesses, incurred since the Balance Sheet Date, certified by an officer of Company;

    (l) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass or pursuant to this Agreement;

    (m) provide access, to the extent that the Company or its Subsidiaries have the right to provide access, to any or all Property (as defined in Section 3.23) so as to enable Compass to physically inspect any structure or components of any structure on such Property, including without limitation surface and subsurface testing and analyses.

  Section 5.2 Negative Covenants of the Company. Except with the prior written consent of Compass or as otherwise specifically permitted by this Agreement, the Company will not and will use its best efforts not to permit BAMC or the Bank, or any other Subsidiary of the Company, to, from the date of this Agreement to the Closing:

    (a) except as provided in Section 6.13, make any amendment to its articles of incorporation or association or bylaws;

    (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;

    (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

    (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;

    (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;

    (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with prudent banking practices;

    (g) sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;

    (h) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

    (i) except for regular salary increases granted in the ordinary course of business within the Company's or the Bank's 1994 budget and consistent with prior practices, except for bonuses to be paid to the executive officers of the Bank in respect of their performance in 1994 in an amount not to exceed $137,000 pursuant to the Bank's incentive plan for such officers, and except for the Equity Bonus payable by the Company to Stephen M. Dufilho under the January 1, 1992 Compensation Agreement in the agreed amount of $1,007,018 ("Equity Bonus"), grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

    (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock, except for dividends from the Bank to BAMC and from BAMC to the Company and except for regular quarterly dividends on the Company Preferred Stock consistent with prior practice.

    (k) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

    (l) except as set forth on Schedule 5.2(l), make any capital expenditures exceeding $50,000 in the aggregate;

    (m) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability.

    (n) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

    (o) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Company or its Subsidiaries;

    (p) issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;

    (q) make any investments except in the ordinary course of business and in accordance with prudent banking practices;

    (r) modify, amend, waive or extend either the Company Loan Documents or any rights under such agreements, without the consent of Compass;

    (s) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is made in the ordinary course of business and in accordance with prudent banking practices;

    (t) sell or contract to sell any part of the Bank premises without the approval of the terms and conditions of such sale by Compass;

    (u) change any fiscal year or the length thereof;

    (v) take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto; or

    (w) prepay in whole or in part the Company Indebtedness; or

    (x) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Company and its directors and the Bank under this Agreement or any related written agreement. Nothing contained in this
  Section 5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Company or the Bank in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                  ARTICLE VI.

                             Additional Agreements

  Section 6.1 Access To, and Information Concerning, Properties and
Records. During the pendency of the transactions contemplated hereby, the Company shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the Company's, BAMC's and the Bank's properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Company and its Subsidiaries and their affairs as Compass may reasonably request. All information disclosed by the Company to Compass which is confidential and is so identified to Compass as confidential shall be held confidential by Compass and its representatives, except to the extent counsel to Compass has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Company. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Company, Compass agrees to return to the Company all copies of such confidential information.

  Section 6.2 Filing of Regulatory Approvals. As soon as reasonably practicable, Compass shall file all notices and applications to the FRB, the Department and the FDIC which Compass deems necessary or appropriate to complete the transactions contemplated herein, including the merger of the Bank and Compass Bank-Houston, a Texas state bank and indirect wholly-owned subsidiary of Compass ("Compass Bank"). Compass will deliver to the Company, and the Company will deliver to Compass, copies of all non-confidential portions of any such applications.

  Section 6.3 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, Compass and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Company shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

  Section 6.4 Company Indebtedness; Equity Bonus Payment. Prior to the Effective Time, the Company shall pay all regularly scheduled payments on all Company Indebtedness and shall cooperate with Compass in taking such actions as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination of any outstanding indebtedness of the Company or the Bank with respect to which a consent is required to be obtained to effectuate the Merger and the transactions contemplated by this Agreement and has not been so obtained. Compass agrees to pay any outstanding Company Indebtedness immediately after the Closing. Compass acknowledges that the Company shall pay the Equity Bonus to Stephen M. Dufilho contingent upon and concurrent with the Closing.

  Section 6.5 Best Good Faith Efforts. All parties hereto agree that the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein.

  Section 6.6 Exclusivity. During the term of this Agreement, the Company shall not solicit, entertain or negotiate with respect to any offer to acquire the Company or any of its Subsidiaries from any other person. During the term of this Agreement, neither the Company nor any of its Subsidiaries shall provide information to any other person in connection with a possible acquisition of the Company or any of its Subsidiaries. Immediately upon receipt of any such unsolicited offer, the Company will communicate to Compass the terms of any proposal or request for information and the identity of parties involved.

  Section 6.7 Public Announcement. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Company and Compass.

  Section 6.8 Employee Benefit Plans; Severance. Compass presently intends that, after the Merger, Compass and the Bank will not make additional contributions to the Employee Benefit Plans. However, Compass agrees that the employees of the Company and the Bank will be entitled to participate as new employees in the employee welfare and pension benefit plans maintained for employees of Compass Bank and its Affiliates, in accordance with their respective terms. For a period of one year after the Closing, Compass agrees to provide severance benefits to the employees of the Company or its Subsidiaries whose employment is terminated by Compass or its affiliates without cause. The severance benefit shall equal one week's pay for each full year of service by the terminated employee, and such severance pay shall be paid bi-monthly through the regular payroll process in order to maintain the terminated employee's status as an employee for certain benefit purposes during that time period. The severance benefit shall be in lieu of and not in addition to any other payment that may be payable by Compass or its affiliates to such terminated employee.

  Section 6.9 Merger of Bank. Compass presently intends to cause the Bank to merge into Compass Bank immediately after the Merger, and the Company agrees to cause the Bank to execute documents and take actions (conditioned on the Merger being effective) and otherwise cooperate with Compass during the time the Merger transaction is pending in order to facilitate such merger of the Bank into Compass Bank immediately after the Closing.

  Section 6.10 Environmental Investigation; Right to Terminate
Agreement. (a) Compass and its consultants, agents and representatives, shall have the right to the same extent that the Company or any of its Subsidiaries has such right, but not the obligation or responsibility, to inspect the Property to the extent that the Company or any of its Subsidiaries has the right to permit Compass and its consultants, agents and representatives to inspect the Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigations, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time and shall complete such inspections on or prior to the forty-fifth day after the date hereof. Compass shall notify the Company prior to any physical inspections of Property, and the Company may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Compass, Compass shall notify the Company of the Properties on which it intends to conduct a secondary investigation on or prior to the fifty-second day after the date hereof. Compass shall notify the Company of any Properties that are not acceptable and require remediation on or prior to the 102nd day after the date hereof.

  With respect to any Property which is owned, operated or leased by the Company or any of its Subsidiaries or over which the Company or any of its Subsidiaries has managerial control, including without limitation the Company's and its Subsidiaries' premises and other real estate owned ("Controlled Property"), that Compass has notified the Company is not acceptable and requires remediation, the Company shall promptly prepare a remediation plan acceptable to Compass and obtain approval of such remediation plan by the Texas Natural Resource Conservation Commission or any other appropriate governmental authority ("Environmental Regulatory Authority") on or prior to the 240th day after the date hereof. Promptly following the preparation of any such remediation plan and its approval by the appropriate Environmental Regulatory Authority, the Company shall perform the remediation contemplated by any such plan. In the event that the Company is unable to obtain the approval of any such remediation plan within the time period described above, any such approved remediation plan is not acceptable to Compass, the Company refuses or fails to conduct remediation in accordance with any such approved plan on or prior to the 240th day after the date hereof, or the applicable Environmental Regulatory Authority disapproves of the results of any such remediation conducted by the Company, Compass shall have the right to terminate this Agreement pursuant to written notice to the Company on or prior to the tenth business day after the date the Company advises Compass in writing that, as applicable, the Company has been unable to obtain timely approval of any remediation plan, that any such approved remediation plan has been obtained, that any such Controlled Property has been remediated by the Company but the applicable Environmental Regulatory Authority does not approve the results of the remediation, or that the Company does not intend to remediate or has not timely remediated any such Controlled Property.

  With respect to any Property other than a Controlled Property ("Collateral Property") that Compass has notified the Company is not acceptable and requires remediation, the Company agrees promptly to request the person ("Third Party Owner") who owns, operates, leases or otherwise exercises managerial control over any such Collateral Property to remediate such Collateral Property pursuant to a remediation plan approved by the appropriate Environmental Regulatory Authority on or prior to the 240th day after the date hereof. If the Third Party Owner's approved remediation plan is not acceptable to Compass, Compass shall have the right to terminate this Agreement within five business days after receiving notice and a copy of the approved remediation plan. In the event that the Third Party Owner remediates the Collateral Property but the applicable Environmental Regulatory Authority does not approve the results of the remediation or obtains the approval by the appropriate Environmental Regulatory Authority of a remediation plan but is unable to complete the remediation within the time period described above, the Company shall so advise Compass in writing of such Third Party Owner's attempted remediation or approved but unperformed remediation plan, and Compass shall have the right to terminate this Agreement within ten business days after the date of receiving such written notice from the Company. If a Third Party Owner refuses or fails to conduct any remediation or obtain any approved remediation plan with respect to any Collateral Property, the Company agrees to obtain a written estimate ("Remediation Estimate") from an environmental professional acceptable to Compass of all costs of remediating any such Collateral Property (including the costs of preparing a remediation plan acceptable to Compass and approved by the appropriate Environmental Regulatory Authority). A remediation plan prepared by the Third Party Owner and acceptable to Compass may be the basis of the Remediation Estimate. Compass shall have the right to terminate this Agreement by written notice to the Company within ten business days after receipt from the Company of any Remediation Estimate for a particular Collateral Property. Notwithstanding the foregoing, and without limiting any rights of Compass, the Company shall not be obligated to incur aggregate expenditures in excess of $200,000 in connection with preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties and in connection with obtaining Remediation Estimates in connection with Collateral Properties.

  (b) The Company and its Subsidiaries agree to indemnify and hold harmless Compass for any claims for damage to the Property or injury or death to persons directly or indirectly attributable to the actions or omissions (other than negligent actions or omissions) of Compass or its agents in performing any Environmental Inspection or secondary investigation of the Property. With respect only to any investigation, Compass agrees to indemnify and hold harmless the Company and its Subsidiaries for any claims for damage to the Property or injury or death to persons directly attributable to the negligent actions of Compass or its agents in performing any secondary investigation, except to the extent caused in whole or in part by the negligence of the Company or its Subsidiaries. Compass shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, Compass shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Company or its Subsidiaries, as the case may be. Compass shall have no liability to the Company or its Subsidiaries for making any report of such results to any governmental authority.

  (c) Compass shall have the right to terminate this Agreement in the following circumstances: (i) the Company's material breach of any representation or warranty set forth in Section 3.23; (ii) the factual substance of any warranty or representation set forth in Section 3.23 is not true and accurate in any material respect irrespective of the knowledge or lack of knowledge of the Company or its Subsidiaries; (iii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Compass because the Environmental Inspection, secondary investigation or other environmental survey identifies material violations or potential material violations of Environmental Laws; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action or have a Material Adverse Effect upon the Company or its Subsidiaries; (v) the presence of any underground or above ground storage tank in, on or under any Property which is not registered properly with appropriate governmental authorities and otherwise entitled to applicable governmental remediation funds or which has resulted in a release of any Polluting Substances or which otherwise is in material violation of an Environmental Law; (vi) the presence of any asbestos containing material in, on or under any Property, the removal of which would constitute a Material Adverse Effect; or (vii) Compass is not permitted to conduct an Environmental Inspection or secondary investigation of any Property to the extent it deems appropriate.

  (d) The Company agrees to make available to Compass and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Compass and shall be entitled to certify the same in favor of Compass and its consultants, agents and representatives and make all other data available to Compass and its consultants, agents and representatives. Compass agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

  Section 6.11 Proxies. The Company acknowledges that J. Bruce Bugg, Jr., James
W. Gorman, Jr. and Three Lee Investments, Ltd., a Texas limited partnership, and/or other shareholders who hold at least two-thirds of each class of Company capital stock have agreed, subject to the closing price of one share of Compass Common Stock, as quoted on the NASDAQ National Market System, on the trading day immediately prior to the Meeting Date, not being less than $23.25 per share, that they will vote the Shares owned by them in favor of this Agreement and the transactions contemplated hereby, subject to required regulatory approvals, and that they will retain the right to vote such Shares during the term of this Agreement, and such shareholders have agreed within thirty days after the date hereof to provide Compass a proxy to vote such Shares in favor of the Merger if they should fail to do so, pursuant to a Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit D.

  Section 6.12 Exchange Agreement. Immediately prior to the Effective Time, the Company and Compass agree to enter into the Exchange Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall mutually agreed to by the Company and Compass.

  Section 6.13 Amendment of Bylaws. The Company agrees to amend its Bylaws to delete section 7.09 thereof or to eliminate its application to the Merger.

                                  ARTICLE VII.

                    Conditions to Consummation of the Merger

  Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

    (a) the receipt of regulatory approvals and the expiration of any applicable waiting period with respect thereto;

    (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

    (c) the approval of the Merger by the Company's shareholders entitled to vote at the Shareholders' Meeting; and

    (d) a registration statement covering the Compass Common Stock to be issued in the Merger shall be effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the SEC or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or blue sky authorities.

  Section 7.2 Conditions to the Obligations of Compass to Effect the Merger.

  The obligations of Compass to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

    (a) all representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

    (b) the Company shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

    (c) there shall not have occurred a Material Adverse Effect with respect to the Company or its Subsidiaries;

    (d) concurrent with the delivery of the release described in Section 7.3(d), the directors and officers of the Company, BAMC and the Bank shall have delivered to Compass an instrument in the form of Exhibit G attached hereto dated the Effective Time and shall have delivered to Compass their resignations as directors of the Company, BAMC and the Bank;

    (e) concurrent with the delivery of the release described in Section 7.3(d), the officers of the Company and the Bank shall have delivered to Compass an instrument in the form of Exhibit G attached hereto, dated the Effective Time;

    (f) Compass shall have received the opinions of counsel to the Company reasonably acceptable to it as to the matters set forth on Exhibit E attached hereto;

    (g) the holders of no more than 5% of the Shares shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

    (h) Compass shall have received a letter from KPMG Peat Marwick, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

    (i) the aggregate principal amount of all Company Indebtedness shall not exceed $3,362,000;

    (j) Compass shall have received from holders of the Company's capital stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger;

    (k) Compass shall have received an opinion of counsel satisfactory to it that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended;

    (l) The Company shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Company of which the Company has knowledge from and including the date of this Agreement through the Effective Time;

    (m) Compass shall have determined, in its sole judgment, that the liabilities and obligations set forth on Schedule 5.1(k) do not have a Material Adverse Effect;

    (n) Compass shall have received certificates dated the Closing executed by the Chairman of the Board of the Company and by the Chairman of the Board of the Bank, and the Secretary or Cashier of the Company and the Bank, respectively, certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a), (b), (c),
  (g) and (i);

    (p) The January 1, 1992 Compensation Agreement shall have been amended in a manner satisfactory to Compass with respect to the Equity Bonus payable to Stephen M. Dufilho, and such amendment shall have been approved by the Company's shareholders in a manner satisfying the requirements of Section 280G of the Code and applicable Treasury Regulations so as to cause the Equity Bonus not to constitute an "excess parachute payment";

    (q) the Management Agreement between the Bank and BAMC, Inc. shall have been terminated with no liability to the Bank;

    (r) within 30 days after the date hereof, Compass shall have received a letter from KPMG Peat Marwick to the effect that at the time of the consummation of the Merger, the Merger will be accounted for by Compass as a pooling-of-interests transaction;

    (s) the land and improvements owned by the Bank located at 123-125 San Pedro, San Antonio, Texas shall be sold in 1994 for a net sales price of not less than the book value of such property as of March 31, 1994, as reflected in the Bank's financial statements; and

    (t) if the Bank's commercial loan account number 26625 shall not have been paid off in full in 1994, such loan shall have been sold in 1994 to BAMC, Inc., a Texas corporation, for a net sales price of not less than the March 31, 1994 book value of such loan, as reflected on the Bank's financial statements, plus accrued and unpaid interest, unless a sale to BAMC, Inc. would cause the Merger not to be eligible for pooling-of-interests accounting treatment, in which case this condition 7.2(t) shall be deemed waived.

  Section 7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

    (a) all representations and warranties of Compass contained herein or in the certificate described in Section 8.3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

    (b) Compass shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time; and

    (c) the Company shall have received the opinion of counsel to Compass reasonably acceptable to it, as to the matters set forth on Exhibit F attached hereto;

    (d) concurrent with the delivery of the releases described in Sections 7.2(d) and 7.2(e), the Company, BAMC and the Bank shall have delivered to the directors of the Company, BAMC and the Bank an instrument in the form of Exhibit H attached hereto dated the Effective Time; and

    (e) the shareholders of the Company shall have received an opinion of counsel to Compass satisfactory to the Company and its counsel that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended; and

    (f) the Company shall have received certificates dated the Closing executed by appropriate officers of Compass certifying, in such detail as the Company may reasonably request, to the effect described in Sections 7.3(a) and (b).

                                 ARTICLE VIII.

                         Termination; Amendment; Waiver

  Section 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

    (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Company;

    (b) by Compass (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Company contained in Article III which constitutes a Material Adverse Effect, (ii) pursuant to Section 6.10, or (iii) if any of the conditions to Closing contained in Section 7.1 or 7.2 are not satisfied or waived in writing by Compass;

    (c) by the Company if the conditions to Closing contained in Section 7.1 or 7.3 are not satisfied or waived in writing by the Company;

    (d) by Compass or the Company if the Effective Time shall not have occurred on or before the expiration of nine months from the date of this Agreement or such later date agreed to in writing by Compass and the Company; or

    (e) by Compass or the Company if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable.

  Section 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 8.2 and Section 9.1. Nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement.

  Section 8.3 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company and Compass at any time before or after adoption of this Agreement by the shareholders of the Company but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Company's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

  Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX.

                           Survival; Indemnification

  Section 9.1 Survival of Representations and Warranties. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive after the Effective Time.

                                   ARTICLE X.

                                 Miscellaneous

  Section 10.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses; provided, however, that without the consent of Compass, which consent shall not be unreasonably withheld, all such costs and expenses incurred by the Company shall not exceed $72,000.

  Section 10.2 Brokers and Finders. All negotiations on behalf of Compass and the Company relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, the Company, BAMC or the Bank for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby, and each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

  Section 10.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder if such assignee does not perform such obligations.

  Section 10.4 Further Assurances. From time to time as and when requested by Compass or its successors or assigns, the Company, BAMC and the Bank, and the officers and directors of the Company, BAMC and the Bank, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Company's title to and possession of, all of its property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

  Section 10.5 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

  Section 10.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

  Section 10.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, if delivered in person, by cable, telegram or telex, or by telecopy, or five business days after mailing, if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

  if to Compass:

    D. Paul Jones, Jr.
    Chairman and Chief Executive Officer
    Compass Bancshares, Inc.
    15 South 20th Street
    Birmingham, Alabama 35233
    Telecopy No: (205) 933-3043

    Charles E. McMahen
    Chairman and Chief Executive Officer
    Compass Banks of Texas, Inc.
    24 Greenway Plaza
    Houston, Texas 72046
    Telecopy No: (713) 993-8500

  with copies to:

    Jerry W. Powell
    General Counsel
    Compass Bancshares, Inc.
    15 South 20th Street
    Birmingham, Alabama 35233
    Telecopy No: (205) 933-3043

  and

    Gene G. Lewis
    Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
    3300 Texas Commerce Tower
    Houston, Texas 77002
    (713) 223-3717
  if to the Company:

    Stephen M. Dufilho
    Southwest Bankers, Inc.
    660 No. Main Avenue
    San Antonio, Texas 78205
    Telecopy No: (210) 224-2792

  with a copy to:

    J. Bruce Bugg, Jr.
    J. Bruce Bugg, Jr., P.C.
    100 West Houston Street, Suite 1660
    San Antonio, Texas 78205
    Telecopy No: (210) 224-6491

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

  Section 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the GCL governs aspects of the Merger.

  Section 10.9 Descriptive Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  Section 10.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section 10.12 Incorporation by References. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

  Section 10.13 Certain Definitions.

  (a) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

  (b) "Material Adverse Effect" shall mean any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Company, BAMC and the Bank taken as a whole (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole).

  (c) "Environmental Laws" shall mean laws, including, without limitation, federal, state or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1987, as amended ("SARA"), the Resource Conservation and

Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substance Control Act ("TSCA"), National Emissions Standard for Hazardous Pollutants ("NESHAP"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, Clean Air Act, and other laws relating to pollution or protection of the environment, or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

  (d) "Polluting Substances" shall mean (a) asbestos, (b) urea formaldehyde foam insulation, (c) oil and gasoline products or wastes, and (d) all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, NESHAP and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto; provided to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic substance," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or other Environmental Laws such broader meaning shall apply.

  (e) "Knowledge" or "known"--An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or executive officer (or in any similar capacity) of the corporation or bank, has, or at any time had, knowledge of such fact or other matter. The Company, BAMC and the Bank are understood to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in the statement qualified as "known" by, or the "knowledge" of, the Company, BAMC or the Bank.

  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


ATTEST:                                  COMPASS BANCSHARES, INC.

By                                       By
   -----------------------------------      -----------------------------------
              SECRETARY                                    ITS



ATTEST:                                  SOUTHWEST BANKERS, INC.

By                                       By
   -----------------------------------      -----------------------------------
              SECRETARY                                    ITS

                                                                      APPENDIX

          FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
              COMPASS BANCSHARES, INC. AND SOUTHWEST BANKERS, INC.

  This First Amendment to the Agreement and Plan of Reorganization by and between Compass Bancshares, Inc. and Southwest Bankers, Inc., dated as of June 16, 1994 (the "Agreement"), is entered into as of July 22, 1994 (the "First Amendment"), by and between Compass Bancshares, Inc., a Delaware corporation ("Compass"), and Southwest Bankers, Inc., a Texas corporation (the "Company").

  WHEREAS, Compass and the Company each desire that the Agreement be amended to provide, as additional conditions to the obligations of Compass to consummate the transactions contemplated by the Agreement, that certain stock transfer restriction agreements between the Company and its common and preferred stockholders shall be terminated, or the contemplated Merger permitted thereunder and that shareholders of the Company, directly or indirectly, shall cause funds to be deposited into The Bank of San Antonio, a Texas state bank and a wholly owned subsidiary of the Company (the "Bank"), sufficient to cause certain levels of interest income to the Bank during the fiscal years ending December 31, 1994, and December 31, 1995.

  NOW THEREFORE, in consideration of the premises and the agreements set forth herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

  1. Section 7.2(u) and (v). Conditions to the Obligations of Compass to Effect the Merger. Section 7.2 of the Agreement is hereby amended to add the following additional paragraphs:

    (u) on or before October 1, 1994, all necessary consents shall have been obtained and all other actions necessary shall have been taken to allow the shareholders of the Company to consummate the Merger as a "permitted transfer" or to terminate the Stock Transfer Restriction Agreement, dated effective as of December 31, 1990, by and among the Company and the common stockholders of the Company set forth therein and the Preferred Stock Transfer Restriction Agreement, dated effective as of February 27, 1992, by and among the Company and the preferred stockholders of the Company.

    (v) shareholders of the Company, directly or indirectly, shall cause funds to be deposited into the Bank in such amount of deposits, bearing such rates of interest, or without interest, that result in interest income to the Bank for the fiscal years of the Bank ending December 31, 1994, and December 31, 1995, attributable solely to those deposits, of $120,000 and $240,000, respectively. Such deposits shall not be subject to withdrawal until after such time that such income in such years attributable to such deposits has been realized.

  2. Section 7.2(n). Conditions to the Obligations of Compass to Effect the Merger. Section 7.2(n) of the Agreement is hereby amended in its entirety to provide as follows:

    (n) Compass shall have received certificates dated the Closing executed by the Chairman of the Board of the Company and by the Chairman of the Board of the Bank, and the Secretary or Cashier of the Company and the Bank, respectively, certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a), (b), (c),
  (g), (i), (u) and (v).

  2. Except as provided herein, the terms of the Agreement shall remain in full force and effect.

  3. This First Amendment may be executed by the parties hereto in several counterparts and all such counterparts, when so executed and delivered shall constitute but one and the same agreement.

  IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

ATTEST:                                   COMPASS BANCSHARES, INC.



By:        Daniel B. Graves               By:        Garrett R. Hegel
    ---------------------------------         ---------------------------------


Its: Assistant Secretary                  Its: Chief Financial Officer

ATTEST:                                   SOUTHWEST BANKERS, INC.



By:          Steven Q. Lee                By:         Stephen DuFilho
    ---------------------------------         ---------------------------------


Its: Secretary                            Its: Chairman & CEO

                     SECOND AMENDMENT TO THE AGREEMENT AND
                             PLAN OF REORGANIZATION
                                 BY AND BETWEEN
              COMPASS BANCSHARES, INC. AND SOUTHWEST BANKERS, INC.

  This Second Amendment to the Agreement and Plan of Reorganization by and between Compass Bancshares, Inc. and Southwest Bankers, Inc., dated as of June 16, 1994, as amended by the First Amendment to the Agreement and Plan of Reorganization by and between Compass Bancshares, Inc. and Southwest Bankers, Inc. dated as of July 22, 1994, (the "Agreement"), is entered into as of the 5th day of October, 1994 (the "Second Amendment"), by and between Compass Bancshares, Inc., a Delaware corporation ("Compass"), and Southwest Bankers, Inc., a Texas corporation (the "Company").

  WHEREAS, Compass and the Company each desire that the Agreement be amended to provide, an additional condition to the obligations of the Company to consummate the transactions contemplated by the Agreement;

  NOW THEREFORE, in consideration of the premises and the agreements set forth herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

  1. Section 7.2(t). Conditions to the Obligations of Compass to Effect the Merger. Section 7.2(t) of the Agreement is hereby amended in its entirety to provide as follows:

    "(t) if the Bank's commercial loan account number 26625 shall not have been paid off in full in 1994, such loan shall have been sold in 1994 to an entity to be owned by the Shareholders of the Company, for a net sales price of not less than the March 31, 1994 book value of such loan, as reflected on the Bank's financial statements, plus accrued and unpaid interest, unless a sale to such entity to be owned by the Shareholders of the Company would cause the Merger not to be eligible for pooling-of-interests accounting treatment, in which case this condition 7.2(t) shall be deemed waived."

  2. Section 7.3(f). Conditions to the Obligations of the Company to Effect the Merger. Section 7.3(f) of the Agreement is hereby amended in its entirety to provide as follows:

    "(f) the Company shall have received certificates dated the Closing executed by appropriate officers of Compass certifying, in such detail as the Company may reasonably request, to the effect described in Sections 7.3(a) and (b); and"

  3. Section 7.3(g). Conditions to the Obligations of the Company to Effect the Merger. Section 7.3 of the Agreement is hereby amended to add the following additional paragraph:

    "(g) there shall not have occurred a Material Adverse Effect with respect to Compass from and after the Meeting Date of the Shareholders' Meeting."

  4. Except as provided herein, the terms of the Agreement shall remain in full force and effect.

  5. This Second Amendment may be executed by the parties hereto in several counterparts and all such counterparts, when so executed and delivered shall constitute but one and the same agreement.

  IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

ATTEST:                                   COMPASS BANCSHARES, INC.



By:        Daniel B. Graves               By:        Garrett R. Hegel
    ---------------------------------         ---------------------------------
Its: Assistant Secretary                  Its: Chief Financial Officer

ATTEST:                                   SOUTHWEST BANKERS, INC.



By:          Steven Q. Lee                By:       Stephen M. Dufilho
    ---------------------------------         ---------------------------------
Its: Secretary                            Its: Chairman & C.E.O.

                                  APPENDIX II
                        DISSENTERS' RIGHTS OF APPRAISAL

                                                                    APPENDIX II

               PROVISIONS OF THE TEXAS BUSINESS CORPORATION ACT
                                  RELATING TO
                       RIGHTS OF DISSENTING STOCKHOLDERS

                            (ARTICLES 5.11 - 5.13)

ARTICLE 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

  A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

    (1) Any plan of merger to which the corporation is party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

    (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

    (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held be the shareholder are to be acquired.

  B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and (2) the shareholder is not required by the terms of the plan of merge or the plan of exchange to accept for his shares any consideration other than (a) shares of corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash is lieu of fractional shares otherwise entitled to be received.

ARTICLE 5.12. PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE
ACTIONS

  A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

    (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

    (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty
  (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

    (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by Certificates, upon the surrender of the certificates duly endorsed.

    (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

  B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

  C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

  D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissented was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs, shall be allotted between the parties in the manner that the court determines to be fair and equitable.

  E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

  F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

  G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ARTICLE 5.13. PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

  A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of said those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

  B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

  C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to
Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12, the court shall determine that such shareholder is not entitled to the relief provided by these articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20: INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 17 of Article V of Compass' By-Laws provides in part as follows:

    Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Under Section 145 of the Delaware General Corporation Law (the "GCL"), directors, advisory directors and officers of a Delaware corporation are entitled to indemnification permitted by the statute as provided in such corporation's certificate of incorporation, by-laws, resolutions and other proper action.

  In addition, Article 8 of Compass' Restated Certificate of Incorporation, as amended, provides:

    No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such directors as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this
  Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

This provision is identical to, and is authorized by, 1986 amendments to the GCL, Section 102(b)(7).

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Compass pursuant to the foregoing provisions, or otherwise, Compass has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Compass of expenses incurred or paid by a director, officer or controlling person of Compass in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Compass will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21: EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  An Index to Exhibits appears at pages II-6 through II-7 hereof.

ITEM 22: UNDERTAKINGS.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON OCTOBER 5, 1994.

                                          Compass Bancshares, Inc.

                                                  /s/ D. Paul Jones, Jr.
                                          By: _________________________________
                                            D. PAUL JONES, JR. CHAIRMAN, CHIEF
                                              EXECUTIVE OFFICER AND TREASURER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS EACH OF JERRY W. POWELL, GARRETT R. HEGEL AND DANIEL B. GRAVES HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, AS AGENT WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITY, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO EACH SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH SAID ATTORNEY-IN-FACT AND AGENT, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                         TITLE                DATE

       /s/ D. Paul Jones, Jr.           Director, Chairman,    October 5, 1994
- -------------------------------------    Chief Executive
         D. PAUL JONES, JR.              Officer and
                                         Treasurer

        /s/ Garrett R. Hegel            Chief Financial        October 5, 1994
- -------------------------------------    Officer
          GARRETT R. HEGEL

         /s/ Michael A. Bean            Chief Accounting       October 5, 1994
- -------------------------------------    Officer
           MICHAEL A. BEAN

       /s/ Harry B. Brock, Jr.          Director               October 5, 1994
- -------------------------------------
         HARRY B. BROCK, JR.

             SIGNATURES                         TITLE                DATE

        /s/ Stanley M. Brock            Director               October 5, 1994
- -------------------------------------
          STANLEY M. BROCK

        /s/ Charles W. Daniel           Director               October 5, 1994
- -------------------------------------
          CHARLES W. DANIEL

       /s/ W. Eugene Davenport          Director               October 5, 1994
- -------------------------------------
         W. EUGENE DAVENPORT

    /s/ Garry Neil Drummond, Sr.        Director               October 5, 1994
- -------------------------------------
      GARRY NEIL DRUMMOND, SR.

                                        Director               October  , 1994
- -------------------------------------
        MARSHALL DURBIN, JR.

       /s/ Tranum Fitzpatrick           Director               October 5, 1994
- -------------------------------------
         TRANUM FITZPATRICK

                                        Director               October  , 1994
- -------------------------------------
         THOMAS E. JERNIGAN

                                        Director               October  , 1994
- -------------------------------------
       G. W. "RED" LEACH, JR.

        /s/ Goodwin L. Myrick           Director               October 5, 1994
- -------------------------------------
          GOODWIN L. MYRICK

          /s/ John S. Stein             Director               October 5, 1994
- -------------------------------------
            JOHN S. STEIN

                               INDEX TO EXHIBITS

                                                                  SEQUENTIALLY
 EXHIBIT NUMBER                                                   NUMBERED PAGE
 --------------                                                   -------------
      *2.1      Agreement and Plan of Merger by and between
                 Compass Bancshares, Inc., and Southwest
                 Bankers, Inc., dated as of June 16, 1994
                 (included as Appendix I to the Proxy
                 Statement/Prospectus in Part I of this
                 Registration Statement)
      *3.1      Restated Certificate of Incorporation of
                 Compass Bancshares, Inc., dated May 17, 1982
                 (filed with the December 31, 1982 Form 10-K of
                 Compass Bancshares, Inc. and incorporated
                 herein by reference) (File No. 0-6032)
      *3.2      Certificate of Amendment, dated May 20, 1986,
                 to Restated Certificate of Incorporation of
                 Compass Bancshares, Inc. (filed as Exhibit
                 4(b) to Registration Statement on Form S-8,
                 Registration No. 33-39095, and incorporated
                 herein by reference) (File No. 0-6032)
      *3.3      Certificate of Amendment, dated May 15, 1987,
                 to Restated Certificate of Incorporation of
                 Compass Bancshares, Inc. (filed as Exhibit
                 3.1.2 to Post-Effective Amendment No. 1 to
                 Registration Statement on Form S-4,
                 Registration No. 33-10797, and incorporated
                 herein by reference) (File No. 0-6032)
      *3.4      Certificate of Amendment, dated November 8,
                 1993, to the Restated Certificate of
                 Incorporation of Compass Bancshares, Inc.
                 (filed as Exhibit 3(d) to Registration
                 Statement on Form S-4, Registration No. 33-
                 51919, and incorporated herein by reference)
                 (File No. 0-6032)
       3.5      Certificate of Amendment, dated September 19,
                 1994, to the Restated Certificate of
                 Incorporation of Compass Bancshares, Inc.
      *3.6      Bylaws of Compass Bancshares, Inc. (Amended and
                 Restated as of March 15, 1982) (filed with the
                 December 31, 1982 Form 10-K of Compass
                 Bancshares, Inc. and incorporated herein by
                 reference) (File No.
                 0-6032)
       5.1      Opinion and consent of Jerry W. Powell,
                 Esquire, as to the legality of the securities
                 being registered
       8.1      Opinion and consent of Liddell, Sapp, Zivley,
                 Hill & LaBoon, L.L.P., regarding tax matters
     *10.1      Compass Bancshares, Inc. 1989 Long Term
                 Incentive Plan (filed as Exhibit 28 to
                 Registration Statement on Form S-8,
                 Registration No. 39095, and incorporated
                 herein by reference) (File No. 0-6032)
     *10.2      Supplemental Retirement Agreement dated as of
                 March 18, 1991, between Compass Bank and Harry
                 B. Brock, Jr. (filed as Exhibit 10 to the
                 December 31, 1991 Form 10-K of Central
                 Bancshares of the South, Inc. and incorporated
                 herein by reference.) (File No. 0-6032)
     *13.1      Compass Bancshares, Inc. Annual Report to
                 Shareholders and Annual Report on Form 10-K
                 for the fiscal year ended December 31, 1993
                 (File No. 0-6032)
     *13.2      Compass Bancshares, Inc. Quarterly Report on
                 Form 10-Q for the quarter ended March 31, 1993
                 (File No. 0-6032)

                                                                  SEQUENTIALLY
 EXHIBIT NUMBER                                                   NUMBERED PAGE
 --------------                                                   -------------
     *13.3      Compass Bancshares, Inc., quarterly report on
                 Form 10-Q for the quarter ended June 30, 1994
                 (File No. 0-6032)
      22.1      List of subsidiaries of Compass Bancshares,
                 Inc.
      23.1      Consent of KPMG Peat Marwick, LLP
      23.2      Consent of Ernst & Young LLP
      23.3      Consent of Jerry W. Powell, Esquire (included
                 in the opinion in Exhibit 5.1)
      23.4      Consent of Liddell, Sapp, Zivley, Hill &
                 LaBoon, L.L.P. (included in the opinion in
                 Exhibit 8.1)
      99.1      Form of Proxy
      99.2      Form of Pooling Transfer Restrictions Agreement
      99.3      Form of Voting Agreement and Irrevocable Proxy

- --------
* Incorporated by reference